================================================================================

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ______)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PIONEER FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:


             Common Stock, par value $1.00 per share
             -------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:


             208,233 shares common stock
             -------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


             $20,510,950.00
             -------------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:


             $4,103.00
             -------------------------------------------------------------------
        (5)  Total fee paid:


             -------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:


             -------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:


             -------------------------------------------------------------------
        (3)  Filing Party:


             -------------------------------------------------------------------
        (4)  Date Filed:


             -------------------------------------------------------------------

================================================================================

                                                                PRELIMINARY COPY

                 [LETTERHEAD OF PIONEER FINANCIAL CORPORATION]


                              _____________, 1998



Dear Shareholder:

  You are cordially invited to attend the Special Meeting of Shareholders of Pioneer Financial Corporation ("Pioneer") to be held on ______________, ____________, 1998 at _________ local time, at the main office of Pioneer Federal Savings Bank, 25 East Hickman Street, Winchester, Kentucky 40391. At the Special Meeting, Pioneer's shareholders will be asked to approve the Share Exchange Agreement and related Plan of Share Exchange among Pioneer, Pioneer Federal Savings Bank, the directors of Pioneer, and Central Bancshares, Inc. This matter is more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

  Shareholders owning a majority of Pioneer's shares must be present, in person or by proxy, at the Special Meeting to constitute a quorum for the transaction of business. If you will be unable to attend the Special Meeting, we urge you to sign, date and return the enclosed proxy to Pioneer promptly. If you do attend the Special Meeting, you may still vote in person even if you previously mailed a proxy by giving written notice to the Secretary of Pioneer that you are revoking your proxy.

     We look forward to seeing you at the Special Meeting.


                                         Sincerely,


                                         Janet W. Prewitt
                                         Chairman of the Board

                                                                PRELIMINARY COPY
                           NOTICE OF SPECIAL MEETING
                               OF SHAREHOLDERS OF
                         PIONEER FINANCIAL CORPORATION

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Pioneer Financial Corporation ("Pioneer") will be held on ____________, ___________, 1998 at _____ local time, at the main office of Pioneer Federal Savings Bank, 25 East Hickman Street, Winchester, Kentucky 40391, for the following purposes:

     (1) To approve the Share Exchange Agreement and related Plan of Share Exchange; and

     (2) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on ______, 1998, as the record date for determining those shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournments within 120 days thereof.



                                         By Order of the Board
                                         of Directors



                                         Janet W. Prewitt
                                         Chairman of the Board



Winchester, Kentucky
______________, 1998

                                                                PRELIMINARY COPY


                                PROXY STATEMENT

                                       OF

                         PIONEER FINANCIAL CORPORATION

                                      FOR

                        Special Meeting of Shareholders

                        To be held on ____________, 1998



     This proxy statement is being furnished to shareholders of Pioneer Financial Corporation, a unitary thrift holding company ("Pioneer"), in connection with the solicitation of proxies by the Board of Directors of Pioneer from holders of Pioneer's outstanding common shares, $1.00 par value per share ("Pioneer Common Stock"), for use at a special meeting of shareholders (the "Special Meeting") of Pioneer to be held on ____________, __________, 1998, at _____ p.m., local time, at the principal offices of Pioneer Federal Savings Bank, a federally chartered savings bank (the "Bank") located at 25 East Hickman Street, Winchester, Kentucky and at any adjournments thereof. At the Special Meeting, shareholders of Pioneer will be asked to consider and approve the proposed share exchange (the "Share Exchange") between Pioneer and Central Bancshares, Inc., a Kentucky corporation ("Central"). The Share Exchange will be effected under a Share Exchange Agreement and related Plan of Share Exchange (together, the "Exchange Agreement") among Pioneer, the Bank, the directors of Pioneer, and Central, pursuant to which each share of Pioneer Common Stock outstanding immediately prior to the Effective Time of the Share Exchange, except for shares with respect to which the holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 271B of the Kentucky Business Corporation Act, shall be acquired by Central and shall automatically be converted into and exchanged for the right to receive a cash payment in the amount of $98.50 and Pioneer will become a wholly-owned subsidiary of Central.
A copy of the Exchange Agreement is attached as Appendix A to this Proxy Statement.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Pioneer Common Stock is necessary to constitute a quorum at the Special Meeting. Shares of Pioneer Common Stock which are entitled to be voted at the Special Meeting and are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions on such proxies. If no instructions are given to a properly executed proxy, the respective shares will be voted in favor of the Exchange Agreement and the holder of Pioneer Common Stock will be deemed to have waived the appraisal rights of a dissenting shareholder. Any shareholder who has given a proxy to the Board of Directors hereunder may revoke it at any time prior to its exercise at the Special Meeting by delivering an instrument of revocation or a duly executed proxy bearing a later date to the Secretary of Pioneer or by attending such meeting and voting in person.

     A holder of Pioneer Common Stock who, prior to the vote at the Special Meeting, delivers to Pioneer a written demand for appraisal, who does not vote in favor of the proposal to approve the Exchange Agreement, and who complies with the other applicable requirements of Kentucky law, will have the right to receive in cash the "fair value" of his or her shares of Pioneer Common Stock as determined under Kentucky law.

     This Proxy Statement and the accompanying proxy will be mailed or given to shareholders of Pioneer on or about ___________, 1998.

                             AVAILABLE INFORMATION

     Pioneer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information filed by Pioneer can be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the public reference facilities referred to above and at certain of the Regional Offices of the Commission as follows: the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS PERTAINING TO PIONEER BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (EXCLUDING EXHIBITS) ARE AVAILABLE, WITHOUT CHARGE UPON REQUEST, FROM NANCY LAWWILL, TREASURER, PIONEER FINANCIAL CORPORATION, 25 EAST HICKMAN STREET, WINCHESTER, KENTUCKY 40391 (TELEPHONE (606) 744-3972). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ___________, 1998.

                              -------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Pioneer with the Commission are specifically incorporated herein by reference:

     (1) Annual Report on Form 10-K for the year ended September 30, 1997, filed pursuant to Section 13 of the Exchange Act;

     (2) Quarterly Report on Form 10-Q for the first quarter ended December 31, 1997; and

     (3) Quarterly Report on Form 10-Q for the second quarter ended March 31, 1998.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


                                             TABLE OF CONTENTS                                             Page
                                                                                                           ----
SUMMARY ..................................................................................................    1
         The Special Meeting .............................................................................    1
         Vote Required ...................................................................................    1
         Revocability of Proxy ...........................................................................    1
         General Description of the Share Exchange .......................................................    2
         Adjustment to Exchange Consideration ............................................................    2
         Parties to the Share Exchange ...................................................................    2
         Interests of Certain Persons in the Share Exchange ..............................................    3
         Recommendation of the Board of Directors ........................................................    3
         Opinion of Financial Advisor ....................................................................    3
         Effective Time of the Share Exchange ............................................................    3
         Conditions to the Share Exchange ................................................................    4
         Certain Federal Income Tax Consequences .........................................................    4
         Regulatory Requirements .........................................................................    4
         Surrender of Pioneer Common Stock Certificates ..................................................    4
         Dissenters' Rights ..............................................................................    4
         Other Matters to be Acted Upon ..................................................................    5

THE SPECIAL MEETING ......................................................................................    6

THE SHARE EXCHANGE .......................................................................................    7
         Terms of the Share Exchange .....................................................................    7
         Adjustment to Exchange Consideration ............................................................    7
         Background of the Share Exchange ................................................................    8
         Reasons for the Share Exchange; Recommendation of the Board of Directors ........................    9
         Interests of Certain Persons in the Share Exchange ..............................................    9
         Opinion of Financial Advisor ....................................................................    9
         Surrender of Pioneer Common Stock Certificates...................................................   13
         Conditions to the Share Exchange ................................................................   13
         Norton Releases .................................................................................   14
         Termination of the Exchange Agreement ...........................................................   14
         Effective Time of the Share Exchange ............................................................   14
         Regulatory Requirements .........................................................................   15
         Certain Federal Income Tax Consequences..........................................................   15
         Accounting Treatment ............................................................................   15
         Dissenter's Rights ..............................................................................   15

PRICE RANGES OF PIONEER COMMON STOCK .....................................................................   17

SELECTED FINANCIAL DATA OF PIONEER .......................................................................   19

PRINCIPAL SHAREHOLDERS OF PIONEER ........................................................................   20

BUSINESS OF PIONEER ......................................................................................   20
         General .........................................................................................   20
         Competition .....................................................................................   21
         Subsidiaries ....................................................................................   21
         Personnel .......................................................................................   22

                                                                                                           Page
                                                                                                           ----
MANAGEMENT OF PIONEER ....................................................................................   22
         Directors and Executive Officers ................................................................   22

PIONEER'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS ....................................................................   23
         General .........................................................................................   23
         Asset/Liability Management ......................................................................   24
         Interest Rate Sensitivity Analysis ..............................................................   25
         Average Balances, Interest, and Average Yields ..................................................   25
         Comparison of the Results of Operations for the Six Months Ended March 31, 1998 and 1997 ........   27
         Comparison of Results of Operations for the Years Ended September 30, 1997 and 1996 .............   28
         Comparison of Results of Operations for the Years Ended September 30, 1996 and 1995 .............   29
         Comparison of Financial Condition at September 30, 1997 and 1996.................................   30
         Non-Performing Assets ...........................................................................   31
         Mortgage Banking Activity .......................................................................   32
         Liquidity and Capital Resources .................................................................   32
         Impact of Inflation and Changing Prices .........................................................   34
         Impact of New Accounting Standards ..............................................................   34

ADJOURNMENT OF THE SPECIAL MEETING .......................................................................   35

LEGAL PROCEEDINGS ........................................................................................   36

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................................................................   36

MISCELLANEOUS ............................................................................................   36

                                                APPENDICES

Share Exchange Agreement and related Plan of Share Exchange......................................... Appendix A

Subtitle 13 of Chapter 271B of the Kentucky Revised Statutes
         Relating to Appraisal Rights............................................................... Appendix B

Opinion of Financial Advisor........................................................................ Appendix C

         No person is authorized to give any information or to make any representations regarding the Share Exchange not contained in this Proxy Statement and, if given or made, such information or representations should not be relied upon as having been authorized by Pioneer. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein since the date hereof.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is necessarily selective and incomplete and is qualified in its entirety by the detailed information contained herein, the Appendices hereto and the documents referred to herein, including the Exchange Agreement attached hereto as Appendix A, to which reference is made for a complete statement of the matters discussed below. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

The Special Meeting

     The Special Meeting of shareholders of Pioneer will be held at the office of the Bank located at 25 East Hickman Street, Winchester, Kentucky, on ___________, 1998 at ____ __.m., local time. At the Special Meeting, Pioneer shareholders will be asked to vote upon a proposal to approve the Exchange Agreement which has been approved and adopted by the Boards of Directors of Pioneer and Central, whereby Pioneer will become a wholly-owned subsidiary of Central. Holders of record of Pioneer Common Stock at the close of business on ___________, 1998 (the "Record Date") will be entitled to notice of and to vote at such meeting. See "THE SPECIAL MEETING."
                 ---
Vote Required

     Each share of Pioneer Common Stock outstanding at the close of business on the Record Date will have one vote on the Share Exchange. As of the Record Date, there were 208,233 shares of Pioneer Common Stock outstanding and entitled to vote. The affirmative vote of the holders of at least 66 2/3% of such shares is required to approve and adopt the Exchange Agreement. As of the Record Date, the directors and officers of Pioneer were entitled to vote 23,423 shares, or approximately 11.24% of the outstanding Pioneer Common Stock. Pioneer's directors and officers have agreed in the Exchange Agreement to vote the shares of Pioneer Common Stock beneficially owned by them, in favor of the Share Exchange. See "THE SPECIAL MEETING; PRINCIPAL SHAREHOLDERS OF PIONEER."
          ---
Revocability of Proxy

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Pioneer Common Stock is necessary to constitute a quorum at the Special Meeting. Shares of Pioneer Common Stock which are entitled to be voted at the Special Meeting and are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions on such proxies. If no instructions are given to a properly executed proxy, the respective shares will be voted in favor of the Exchange Agreement and the holder of Pioneer Common Stock will be deemed to have waived the appraisal rights of a dissenting shareholder. In addition, if no voting instructions are given, the shares will be voted for a proposal to adjourn the Special Meeting. Any shareholder who has given a proxy to the Board of Directors hereunder may revoke it at any time prior to its exercise at the Special Meeting by delivering an instrument of revocation or a duly executed proxy bearing a later date to the Secretary of Pioneer or by attending such meeting and voting in person.

General Description of the Share Exchange

     Pursuant to the Exchange Agreement, Central will acquire for cash all of the Pioneer Common Stock and Pioneer will become a wholly-owned subsidiary of Central. By virtue of the Share Exchange (i) each share of Pioneer Common Stock outstanding immediately prior to the Effective Time of the Share Exchange, except for shares with respect to which the holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 271B of the Kentucky Revised Statutes, shall be acquired by Central and shall automatically be converted into and exchanged for the right to receive a cash payment in the amount of $98.50 (the "Exchange Consideration"); and (ii) Pioneer will become a wholly-owned subsidiary of Central. After the Effective Time, it is anticipated that the Bank will be merged with and into Central Bank & Trust Co. ("Central Bank"). See "THE SHARE EXCHANGE."
        ---

Adjustment to Exchange Consideration

     The Exchange Agreement provides that in the event the aggregate fees and expenses of Professional Bank Services, Inc. and Stites & Harbison, financial and legal advisors to Pioneer, incurred by Pioneer in connection with the transactions contemplated under the Exchange Agreement, exceed $370,800, then the Exchange Consideration shall be reduced by a cash amount equal to such excess. It is not anticipated at this time that there will be any adjustment to the Exchange Consideration.

Parties to the Share Exchange

     Pioneer and the Bank.  Pioneer is a corporation organized under the laws
     --------------------
of Kentucky and is a unitary savings and loan holding company under the Home Owners' Loan Act, as amended. It currently owns all of the issued and outstanding shares of the Bank, a federally chartered stock savings bank, headquartered in Winchester, Kentucky.


     As of March 31, 1998, Pioneer reported assets of approximately $72.2 million, deposits of approximately $61.5 million, and shareholders' equity of approximately $9.6 million. The Bank conducts its business through two offices. The Bank's offices are located at 25 East Hickman Street and the corner of the Bypass (Kentucky Highway 1958) and Fulton Road, both located in Winchester, Kentucky. Pioneer's office is located at 25 East Hickman Street, Winchester, Kentucky 40391, and its telephone number there is (606) 744-3972.

     Central.  Central Bancshares, Inc. is a bank holding company registered
     -------
with the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. Central conducts a complete range of commercial and personal banking activities in the Lexington, Fayette County metropolitan area and in Nicholasville, Jessamine County, Kentucky through two wholly owned subsidiaries: Central Bank & Trust Co. headquartered in Lexington, Fayette County; and Central Bank, FSB headquartered in Nicholasville, Jessamine County. As of March 31, 1998, Central, on a consolidated basis, had total assets of approximately $607.7 million and total deposits of approximately $470.5 million.

     Central Bank provides a full range of banking services to the Lexington, Fayette County area through its main office in Lexington, Kentucky and 11 full service branch offices and 22 automatic teller machines located in Fayette County. Commercial lending services provided to medium sized and small businesses, real estate mortgage lending and individual consumer lending services are the primary source of operating revenues. Central Bank had total deposits of approximately $469.3 million at March 31, 1998, and is the largest independent commercial banking operation in Fayette County, Kentucky.

     Central Bank, FSB, organized in February, 1998, provides a broad array of banking services to the Jessamine County area through its main office in Nicholasville, Kentucky. Central Bank, FSB has no branch offices. Residential real estate mortgage lending is the primary source of operating income for Central Bank, FSB. Central Bank, FSB had total deposits of approximately $1.7 million at March 31, 1998.

Interests of Certain Persons in the Share Exchange

     The current members of the board of directors of the Bank comprise the board of directors of Pioneer. The current directors of the Bank have been asked to serve as advisory directors for the Clark County branches of Central Bank and Carl C. Norton is expected to serve as President of the Clark County branches of Central Bank and Nancy M. Lawwill as Assistant Treasurer of Central Bank, following the Effective Time of the Share Exchange and the merger of the Bank with and into Central Bank. Mr. Norton's current Employment Agreement with Pioneer and the Bank is expected to continue with Central Bank, along with a new Amendment No. 1 to the Employment Agreement which amends the Employment Agreement to add a noncompetition provision.

Recommendation of the Board of Directors

     The Board of Directors of Pioneer has unanimously adopted and approved the Exchange Agreement. The Board of Directors of Pioneer recommends that shareholders vote for approval of the Exchange Agreement. The reasons for the Board's recommendation are discussed further under the caption "THE SHARE EXCHANGE -- Reasons for the Share Exchange; Recommendation of the Board of Directors."

Opinion of Financial Advisor

     Professional Bank Services, Inc. ("PBS") was retained by Pioneer to advise the Board of Directors as to the fairness, from a financial perspective, of the consideration to be received by the holders of Pioneer Common Stock in the Share Exchange. PBS has delivered its written opinion to the Board of Directors that, based upon the matters described therein, as of the date of such opinion, the consideration to be received by the holders of Pioneer Common Stock pursuant to the Share Exchange is fair, from a financial point of view, to such holders.

Effective Time of the Share Exchange

     The Share Exchange shall become effective on the date and at the time that the Articles of Share Exchange are filed with the Secretary of State of Kentucky pursuant to the Kentucky Business Corporation Act, unless a later date and time is specified as the effective time in the Plan of Share Exchange (the "Effective Time"). It is anticipated that the Effective Time will be in August, 1998. See
                                                                           ---
"THE SHARE EXCHANGE --Effective Time of the Share Exchange."

Conditions to the Share Exchange

     The respective obligations of Pioneer, the Bank and Central to consummate the Share Exchange are subject to the satisfaction or waiver of certain conditions, including, without limitation, approval of the Exchange Agreement by the shareholders of Pioneer, prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other regulatory agency having authority to review and approve the transactions contemplated by the Exchange Agreement, absence of any action or proceedings challenging or seeking to prohibit the Share Exchange and the execution and delivery of certain documents. The Board of Directors of Pioneer is not aware of any facts or circumstances which suggest that any of such conditions will not be satisfied or waived. See "THE SHARE EXCHANGE -- Conditions to the Share Exchange; Regulatory
        ---
Requirements."

Certain Federal Income Tax Consequences

     Under current federal income tax law, the Share Exchange will be taxable to shareholders of Pioneer who exchange their shares of Pioneer Common Stock for cash. As a result of the Share Exchange, a holder of Pioneer Common Stock generally will recognize income for federal income tax purposes measured by the excess of the cash received for his or her shares over the adjusted basis in the shares exchanged therefor. See "THE SHARE EXCHANGE -- Certain Federal Income Tax
                           ---
Consequences."

Regulatory Requirements

     Central's acquisition of the common stock of Pioneer is subject to the prior written approval of the Federal Reserve. This approval has not yet been received. Central applied for such approval on June 9, 1998. See "THE SHARE
                                                             ---
EXCHANGE -- Regulatory Requirements."

Surrender of Pioneer Common Stock Certificates

     Promptly after the Effective Time, holders of Pioneer Common Stock will be furnished with a transmittal letter and instructions for exchanging their Pioneer Common Stock certificates for cash. Pioneer shareholders are urged to surrender their Pioneer Common Stock certificates at the earliest practicable date after receiving the transmittal letter and instructions. See "THE SHARE
                                                              ---
EXCHANGE -- Surrender of Pioneer Common Stock Certificates."

Dissenters' Rights

     A holder of Pioneer Common Stock who, prior to the vote at the Special Meeting, delivers to Pioneer a written notice of intent to demand payment, who does not vote in favor of the proposal to approve the Exchange Agreement, and who complies with the other applicable requirements of Subtitle 13 of Chapter 271B of the Kentucky Business Corporation Act, will have the right to receive in cash the "fair value" of his or her shares of Pioneer Common Stock if the Share Exchange is effectuated. Failure to strictly comply with the provisions of Subtitle 13 may result in the loss of a dissenting shareholder's appraisal rights. See "THE SHARE EXCHANGE --Dissenters' Rights" and Subtitle 13 of Chapter
        ---
271B of the Kentucky Revised Statutes relating to shareholders' appraisal rights which is attached as Appendix B to this Proxy Statement.

Other Matters to be Acted Upon

     A proposal to adjourn the Special Meeting may be considered in the event there are an insufficient number of shares present in person or by proxy at the Special Meeting to approve the proposed Share Exchange Agreement and related Plan of Share Exchange.

                              THE SPECIAL MEETING

     The Board of Directors of Pioneer has fixed the close of business on __________, 1998 as the Record Date for purposes of determining those holders of Pioneer Common Stock entitled to receive notice of and to vote at the Special Meeting. Only those holders of record of Pioneer Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 208,233 shares of Pioneer Common Stock outstanding and entitled to vote at the Special Meeting, held of record by 281 persons. Each holder of Pioneer Common Stock of record on the Record Date will be entitled to cast one vote, in person or by proxy, per share of Pioneer Common Stock at the Special Meeting.

     The trustee of the Pioneer Federal Savings Bank Employee Stock Ownership Plan ("ESOP"), First Lexington Trust Co., must vote all shares held in the ESOP trust that are allocated to the ESOP benefit accounts of participating employees in accordance with the instructions of the participating employees. Unallocated shares, and allocated shares for which participants do not provide voting direction, will be voted by the ESOP trustee as directed by the Administrative Committee of the ESOP consisting of Bank employees Carl C. Norton, Bobby R. Trent and Doris N. Estes.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Pioneer Common Stock is necessary to constitute a quorum at the Special Meeting. Shares of Pioneer Common Stock which are entitled to be voted at the Special Meeting and are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions on such proxies. If no instructions are given to a properly executed proxy, the respective shares will be voted in favor of the Exchange Agreement and the holder of Pioneer Common Stock will be deemed to have waived the appraisal rights of a dissenting shareholder. In addition, if no voting instructions are given, the shares will be voted in favor of a proposal to adjourn the Special Meeting. Any shareholder who has given a proxy to the Board of Directors hereunder may revoke it at any time prior to its exercise at the Special Meeting by delivering an instrument of revocation or a duly executed proxy bearing a later date to the Secretary of Pioneer or by attending such meeting and voting in person.

     As to any other matter which may properly be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors of Pioneer does not know of any such other matters.

     Pioneer will bear the expenses of soliciting proxies for the Special Meeting, including the cost of preparing, reproducing and mailing this Proxy Statement and the accompanying form of proxy. In addition to soliciting proxies by mail, certain directors, officers and employees of Pioneer, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Pioneer Common Stock held of record by such persons, and Pioneer will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Secretary will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The affirmative vote of the holders of 66 2/3% of the outstanding Pioneer Common Stock is required for approval of the Exchange Agreement.

     The Board of Directors of Pioneer believes the Exchange Agreement is in the best interests of Pioneer and its community and its other constituencies and unanimously recommends that shareholders vote for approval of the Exchange Agreement.


                              THE SHARE EXCHANGE

     The information contained in this Proxy Statement with respect to the Share Exchange is a summary of all material provisions of the Exchange Agreement and is qualified in its entirety by reference to the Exchange Agreement attached as Appendix A hereto and incorporated herein by reference.

Terms of the Share Exchange

     In accordance with the provisions of the Exchange Agreement and subject to the approval of the holders of 66 2/3% of the outstanding shares of Pioneer Common Stock and the fulfillment or waiver of certain other conditions, at the Effective Time (i) each share of Pioneer Common Stock outstanding immediately prior to the Effective Time of the Share Exchange, except for shares for which dissenters' rights have been perfected pursuant to Kentucky Law, shall be cancelled and exchanged for and converted into the right to receive a cash payment in the amount of $98.50; and (ii) Pioneer will become a wholly-owned subsidiary of Central.

     After the Effective Time, the former holders of Pioneer Common Stock will be entitled only to the conversion or exchange rights provided under the Exchange Agreement or, if properly exercised, to their appraisal rights as dissenting shareholders under the provisions of Subtitle 13 of Chapter 271B of the Kentucky Business Corporation Act. Also, after the Effective Time, the former holders of Pioneer Common Stock will no longer be entitled to dividends or to enjoy the benefits of any capital appreciation.

     Immediately prior to the closing of the Share Exchange transaction, Central will deposit with the Bank, as exchange agent (the "Exchange Agent"), the consideration necessary to consummate the Share Exchange. Promptly after the Effective Time, the Exchange Agent will forward to each former holder of Pioneer Common Stock a letter of transmittal providing for the transmission of the certificate or certificates evidencing the shares of Pioneer Common Stock to be converted or exchanged in accordance with the Exchange Agreement. Until so surrendered, each certificate which evidenced shares of Pioneer Common Stock immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of the right to receive the cash for which such Pioneer Common Stock will be exchanged. As a result of the Share Exchange, Pioneer will become a wholly-owned subsidiary of Central, but will have no operations following the merger of the Bank with and into Central Bank, promptly following the Effective Time.

Adjustment to Exchange Consideration

     The Exchange Agreement provides that in the event the aggregate fees and expenses of Professional Bank Services, Inc. and Stites & Harbison, financial and legal advisors to Pioneer, incurred by Pioneer in connection with the transactions contemplated under the Exchange Agreement, exceed $370,800, then the Exchange Consideration shall be reduced by a cash amount equal to such excess. It is not anticipated at this time that there will be any adjustment to the Exchange Consideration.

Background of the Share Exchange

     Changes in the financial service industry in recent years, coupled with the passage of the Riegle Neal Interstate Bank and Branching Efficiency Act of 1994, that provides for nationwide interstate banking, have led to an increased consolidation of banks under large multi-bank holding companies through mergers and acquisitions and an uncertain future for thrifts. These large bank holding companies along with other financial institutions have increased competition with thrifts and, ultimately, their ability to compete with large bank holding companies and other financial institutions.

     From time to time, the Board of Directors has considered various strategic alternatives for Pioneer in light of, and in response to, these trends in the financial service industry. For instance, the Bank converted from a mutual to a stock institution in July, 1987. In December, 1994, the shareholders of the Bank approved a plan of reorganization whereby the Bank became a wholly owned subsidiary of Pioneer. These considerations have prompted the Board of Directors to consider whether an acquisition of Pioneer by another financial institution was in the long-term best interest of Pioneer shareholders, employees, customers and the communities Pioneer serves.

     In the fall of 1997, the Board of Directors began to explore Pioneer's strategic alternatives, including the possible sale of Pioneer to a larger bank holding company. On September 16, 1997, representatives of PBS and Investment Bank Services, Inc. ("IBS"), a registered broker/dealer subsidiary of PBS met with the Board of Directors to review the changing dynamics of community banking and more specifically, the current market value in Kentucky for thrifts. The Board of Directors then authorized Ms. Prewitt and Mr. Norton to negotiate and sign an agreement with PBS and IBS, appointing PBS and IBS as financial advisors to Pioneer. The agreement allowed PBS and IBS to assess Pioneer's business, value, and find a potential acquiror for Pioneer. This agreement was signed October 22, 1997.

     At a special meeting held on November 18, 1997, representatives of PBS met with the Board of Directors to review PBS' analysis of Pioneer's business and estimated value. PBS also identified a number of potential acquirors of Pioneer and analyzed the ability of the potential acquirors to consummate a transaction with Pioneer. The Board of Directors authorized PBS to provide various potential acquirors, believed to have a high interest in a transaction with Pioneer, with copies of a confidential package prepared by PBS describing Pioneer and its business.

     At a special meeting held on February 27, 1998, representatives of PBS, along with representatives of Stites & Harbison ("Stites"), special counsel to Pioneer, reported that ten of the potential acquirors, who were provided with copies of PBS' confidential package, had submitted offers to acquire Pioneer. After analyzing the terms of the ten offers, including the financial ability of the offerers to consummate the transaction on such terms, the Board of Directors directed Stites to continue discussions with representatives of Central and, if appropriate, to facilitate due diligence investigations by the offerer. The Board of Directors authorized PBS and Stites to pursue negotiation of a definitive agreement with Central. As these discussions continued, Central and Pioneer continued to refine the financial terms of the proposal to substantially the terms contained in the acquisition proposal.

     The definitive Exchange Agreement was presented to the full Board of Directors, at a special meeting held on May 7, 1998. At the meeting Representatives of PBS then presented an analysis of the financial terms of the proposed Share Exchange and delivered PBS's opinion that the Share Exchange was fair to Pioneer's shareholders from a financial point of view. Representatives of Stites presented an analysis of the terms and conditions of the Exchange Agreement. After further discussion and questions, the Board of Directors unanimously approved the Exchange Agreement. Pioneer issued a press release dated May 8, 1998, to announce the proposed Share Exchange between Pioneer and Central.

Reasons for the Share Exchange; Recommendation of the Board of Directors

     The terms of the Exchange Agreement were the result of arm's length negotiations between Pioneer and Central and their respective representatives. In reaching its decision to approve the Exchange Agreement, Pioneer's Board of Directors consulted with PBS and Stites and, without assigning any relative or specific weights, considered a number of factors, including, but not limited to, the following:

     1. The financial terms of the Share Exchange. In this regard, the Board of Directors considered that the Exchange Consideration is significantly higher than prices at which Pioneer Common Stock has historically traded. A comparison of the financial terms of recent thrift acquisitions indicated that the financial terms of the Share Exchange compared favorably with other recent transactions.

     2. The effect on shareholder value of Pioneer's remaining an independent entity. The Board considered the increased competition faced by community banks in general from large bank holding companies and other financial institutions. The Board believed this and other factors limited Pioneer's prospects for significant growth in the future.

     3. The opinion of PBS that the Share Exchange is fair to Pioneer's shareholders from a financial point of view.

     4. Current trends in the banking industry. The Board of Directors considered the probability of nationwide interstate banking, the continued erosion of traditional geographic and industry lines, and the likelihood of further consolidation among thrifts and bank holding companies.

     5. The competence, experience, and integrity of Central and its management.

     Based on these factors, and such other matters as members of the Board of Directors deemed relevant, the Board of Directors has unanimously approved the Exchange Agreement as being in the best interest of Pioneer, its shareholders, employees, customers and the community served by Pioneer.

     The Board of Directors of Pioneer unanimously recommends that shareholders vote FOR approval of the Exchange Agreement.

Interests of Certain Persons in the Share Exchange

     The current members of the board of directors of the Bank comprise the board of directors of Pioneer. The current directors of the Bank have been asked to serve as advisory directors of the Clark County branches of Central Bank and Carl C. Norton is expected to serve as President of the Clark County branches of Central Bank and Nancy M. Lawwill as Assistant Treasurer of Central Bank, following the Effective Time of the Share Exchange and the merger of the Bank with and into Central Bank. Mr. Norton's current Employment Agreement with Pioneer and the Bank is expected to continue with Central Bank, along with a new Amendment No. 1 to Employment Agreement which amends the Employment Agreement to add a noncompetition provision.

Opinion of Financial Advisor

     PBS was engaged by Pioneer to advise its Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by Central to the holders of Pioneer Common Stock as set forth in the Exchange Agreement.

     PBS is a bank consulting firm with offices in Louisville, Atlanta, Chicago, Nashville and Washington, D.C. IBS is a registered broker/dealer and was retained by Pioneer to serve as Pioneer's investment banker in order to evaluate and facilitate the possible sale of Pioneer. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has a material financial interest in Pioneer or Central. PBS was selected to advise Pioneer's Board of Directors based upon its familiarity with Kentucky financial institutions and knowledge of the financial services industry as a whole.

     PBS performed certain analyses described herein and presented the range of values for Pioneer resulting from such analyses to the Board of Directors of Pioneer in connection with its advice as to the fairness of the consideration to be paid by Central.

     A Fairness Opinion of PBS was delivered to the Board of Directors of Pioneer on May 7, 1998, at a meeting of the Board of Directors and has been updated as of the date of this Proxy Statement. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix C to this Proxy Statement and should be read in its entirety.

     In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to Pioneer and Central. PBS considered certain financial and stock market data of Pioneer and Central, compared that data with similar data for certain other publicly-held thrift holding companies and considered the financial terms of certain other comparable thrift transactions in the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin (the "Regional Area") that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of Pioneer or Central. PBS took into consideration the results of Pioneer's solicitation of indications of interest from other financial institutions concerning their interest in a possible affiliation with Pioneer. PBS reviewed the correspondence and information received from interested financial institutions which were contacted. PBS reviewed all offers received by Pioneer.

     PBS reviewed and analyzed the historical performance of Pioneer and the Bank contained in: audited Annual Reports and financial statements dated September 30, 1995, 1996 and 1997 of the Bank; September 30, 1997 and December 31, 1997 Thrift Financial Report of Condition and Operations filed by the Bank; December 31, 1997 consolidated unaudited financial statements of Pioneer; historical common stock trading activity of Pioneer; and the premises and other fixed assets. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the financial services industry generally.

     In connection with rendering the Fairness Opinion and preparing its written and oral presentation to Pioneer's Board of Directors, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Pioneer's or Central's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

     Acquisition Comparison Analysis. In performing this analysis, PBS reviewed all thrift acquisition transactions in the Regional Area since 1990. There were 198 thrift acquisition transactions in the Regional Area announced since 1990 for which detailed financial information was available. The purpose of the analysis was to obtain an evaluation range based on these Regional Area thrift acquisition transactions. Median multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of Pioneer. In addition to reviewing recent Regional Area thrift transactions, PBS performed separate comparable analyses for acquisitions of thrifts which, like Pioneer, had an equity-to-asset ratio between 10.00% and 12.00%, had total assets between $50.0 and $100.0 million, had a return on average equity ("ROAE") between 10.00% and 13.00%, were located in the state of Kentucky, and thrift transactions effected in the Regional Area since January 1, 1995. In addition, median values for the 198 Regional Area acquisitions expressed as multiples of both book value and earnings were 1.35 and 16.58, respectively. The median multiples of book value and earnings for acquisitions of Regional Area thrifts which, like Pioneer, had an equity-to-asset ratio between 10.00% and 12.00% were 1.38 and 19.87, respectively. For acquisitions of Regional Area thrifts with assets between $50.0 and $100.0 million the median multiples were 1.39 and 16.67. For Regional Area acquisitions of thrifts with a ROAE between 10.00% and 13.00%, the median multiples of book value and earnings were 1.42 and 13.65, respectively. The median multiples of book value and earnings for acquisitions of thrifts located in the state of Kentucky were 1.30 and 16.81, respectively. For thrift acquisitions in the Regional Area since January 1, 1995, the median multiples of book value and earnings were 1.38 and 21.77, respectively.

     In the proposed transaction, Pioneer shareholders will receive up to $98.50 in cash per Pioneer common share. The $98.50 per Pioneer common share represents a multiple of Pioneer's adjusted September 30, 1997 book value and a multiple of Pioneer's adjusted September 30, 1997 last twelve month earnings of 2.19X and 18.94X, respectively.

     The market value of the proposed transaction's percentile ranking was prepared and analyzed with respect to the above Regional Area comparable group. Compared to all Regional Area thrift transactions, the acquisition value ranked in the 97th percentile as a multiple of book value and in the 60th percentile as a multiple of earnings. Compared to Regional Area thrift transactions where the acquired institution had an equity-to-asset ratio between 10.00% and 12.00%, the acquisition value ranked in the 100th percentile as a multiple of book value and the 48th percentile as a multiple of earnings. For Regional Area thrift acquisitions where the acquired institution had between $50.0 and $100.0 million in assets, the acquisition value ranked in the 99th percentile as a multiple of book value and the 56th percentile as a multiple of earnings. For Regional Area thrift transactions where the acquired institution had a ROAE between 10.00% and 13.00%, the acquisition value ranked in the 97th percentile as a multiple of
book value and in the 76th percentile as a multiple of earnings.   For thrift
transactions in the State of Kentucky, the acquisition value ranked in the 100th percentile as a multiple of book value and in the 60th percentile as a multiple of earnings. For Regional Area transactions effected since January 1, 1995, the acquisition value ranked in the 98th percentile as a multiple of book value and in the 27th percentile as a multiple of earnings.

     Adjusted Net Asset Value Analysis. PBS reviewed Pioneer's balance sheet data to determine the amount of material adjustments required to the shareholders' equity of Pioneer based on differences between the market value of Pioneer's assets and their value reflected on Pioneer's financial statements. PBS determined that one adjustment was warranted. PBS reflected a value of the non-interest bearing demand deposits of approximately $666,000. The aggregate adjusted net asset value of Pioneer was determined to be $10,035,000 or $48.19 per Pioneer common share.

     Discounted Earnings Analysis. A dividend discount analysis was performed by PBS pursuant to which a range of values of Pioneer was determined by adding
(i) the present value of estimated future dividend streams that Pioneer could generate over a five-year period and (ii) the present value of the "terminal value" of Pioneer's earnings at the end of the fifth year. The "terminal value" of Pioneer's earnings at the end of the five-year period was determined by applying a multiple of 16.58 times the projected terminal year's earnings. The
16.58 multiple represents the median price paid as a multiple of earnings for all thrift transactions in the Regional Area since 1990.

     Dividend streams and terminal values were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Pioneer's common stock. The aggregate value of Pioneer, determined by adding the present value of the total cash flows, was $12,815,000 or $61.54 per share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate of 4.0%, and a return on assets of 1.45% for the entire period beginning in year 2. Dividends were assumed to increase from 30.0% of income in years one through five to 50% of income for years six through twenty. This long-term projection resulted in a aggregate value of $8,082,000 or $38.81 per Pioneer common share.

     Specific Acquisition Analysis. PBS valued Pioneer based on an acquisition analysis assuming a "break-even" earnings scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay in aggregate $15,678,000, or $75.29 per share, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 6.5% adjusted for taxes, amortization of the acquisition premium over 15 years and an adjusted September 30, 1997 last twelve month earnings level of $1,083,000. This analysis was repeated assuming a potential acquiror would attain non-interest expense reductions of 10% in the transaction. Based on this analysis an acquiring institution would pay in aggregate $16,653,000 or $79.97 per Pioneer share.

     The Fairness Opinion is directed only to the question of whether the consideration to be received by Pioneer's shareholders under the Exchange Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Pioneer shareholder to vote in favor of the Exchange Agreement. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Pioneer.

     Based on the results of the various analyses described above, PBS concluded that the consideration to be received by Pioneer's shareholders under the Agreement is fair and equitable from a financial perspective to the shareholders of Pioneer.

     PBS and IBS will receive fees in the amount of $256,500 for all services performed in connection with the sale of Pioneer and the rendering of the Fairness Opinion. In addition, Pioneer has agreed to indemnify PBS, IBS and their directors, officers and employees, from liability in connection with the transaction, and to hold PBS and IBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' or IBS' acts or decisions made in good faith and in the best interest of Pioneer.

Surrender of Pioneer Common Stock Certificates

     To receive the cash to which a shareholder of Pioneer will be entitled as a result of the Share Exchange, such holder must surrender his or her certificates representing shares of Pioneer Common Stock to the Exchange Agent, together with a duly executed transmittal form. Instructions regarding the transmission of certificates, together with a transmittal form to be used for this purpose, will be forwarded to Pioneer shareholders promptly following the Effective Time. Until so surrendered, certificates representing shares of Pioneer Common Stock immediately prior to the Effective Time will be deemed for all corporate purposes to evidence the right to receive the cash which the holder thereof would be entitled to receive upon surrender.

     After the Effective Time, the Exchange Agent will mail or deliver to each Pioneer shareholder of record at the Effective Time who has properly surrendered his or her share certificates a check in the amount of cash to which he or she is entitled. No interest will be paid or accrued in favor of any Pioneer shareholder on the cash payable upon surrender of his or her share certificates.

     All Pioneer shareholders are urged to surrender their share certificates at the earliest possible date after receiving instructions from the Exchange Agent. Shareholders should not forward certificates with the enclosed proxy.

Conditions to the Share Exchange

     The obligation of each of Pioneer and Central to effect the Share Exchange is subject to the satisfaction of various conditions. Such conditions include:
(a) approval of the Exchange Agreement by the holders of at least 66 2/3% of the outstanding shares of Pioneer Common Stock; (b) receipt of approval by the Federal Reserve and any other regulatory agency or other party having the authority to review and approve the transactions contemplated by the Exchange Agreement; (c) the absence of any action or proceeding challenging or seeking to prohibit the Share Exchange; (d) the receipt by Pioneer of an opinion from PBS, not subsequently withdrawn prior to vote of the shareholders of Pioneer Common Stock on the Exchange Agreement, to the effect that the Share Exchange is fair to Pioneer's shareholders from a financial point of view.

     The obligation of Central to effect the Share Exchange is subject to the satisfaction of various conditions. Such conditions include, in addition to those set forth above: (a) performance of all covenants and agreements in all material respects, and the continuing accuracy of all representations and warranties in all material respects, by Pioneer and the Bank as set forth in the Exchange Agreement; (b) the absence of any material adverse change in the business, financial condition, assets, properties or operations of Pioneer or the Bank since September 30, 1997; (c) receipt of an opinion of counsel to Pioneer and the Bank in a form satisfactory to Central; (d) fulfillment of all statutory requirements and receipt of all consents contemplated by the Exchange Agreement; (e) absence of any liability under the environmental laws that would have a material adverse effect on the financial condition of Pioneer and the Bank taken as a whole; (f) resignations and releases of officers of Pioneer and the Bank as designated by Central; (g) execution and delivery by Carl C. Norton of Amendment No. 1 to his Employment Agreement and Janet W. Prewitt of a Noncompetition Agreement; (h) receipt by Central of written confirmation from the OTS to the effect that the Share Exchange shall not cause or constitute a complete liquidation within the meaning of 12 C.F.R. Part 563b.3(f)(3); and (i) receipt by Central of signed releases from Tom Norton, George Norton and their children in substantially the form attached to the Exchange Agreement.

     The obligation of Pioneer to consummate the Share Exchange is subject to the satisfaction of various conditions. Such conditions include, in addition to those set forth above: (a) performance of all covenants and agreements in all material respects, and the continuing accuracy of all representations and warranties in all material respects, by Central as set forth in the Exchange Agreement; (b) receipt of an opinion of counsel to Central in a form satisfactory to Pioneer; and (c) fulfillment of all statutory requirements and receipt of all consents contemplated by the Exchange Agreement.

     The regulatory approval necessary for consummation of the Share Exchange has not yet been received. The Board of Directors of Pioneer is not aware of any facts or circumstances which suggest that any of the conditions set forth above will not be satisfied or waived.

Norton Releases

     George Norton and Tom Norton, each a brother of Carl C. Norton, and certain of their children and GT&C partnership, a partnership consisting of George Norton, Tom Norton and Carl C. Norton (collectively, the "Nortons") were beneficial owners of 6,022 shares of Pioneer Common Stock, in the aggregate, which, on April 11, 1997, were sold to the ESOP at a purchase price of $41.50 per share. As a condition to the consummation of the Share Exchange, Central has required that Pioneer and the Bank obtain releases from the Nortons in exchange for a payment by Central to the Nortons in the aggregate amount of $293,358 in cash (the "Cash Payment"). Carl C. Norton has waived any interest he may have in the Cash Payment. The releases will not be delivered and the Cash Payment will not be paid until the closing of the Share Exchange.

Termination of the Exchange Agreement

     The Exchange Agreement provides that the Share Exchange may be terminated and declared void and of no effect upon the occurrence of any one of the following events: (i) Pioneer and Central may terminate the Exchange Agreement if for any reason consummation of the transactions contemplated by the Exchange Agreement is inadvisable in the opinions of both parties; (ii) either Pioneer or Central may terminate, upon written notice to the other, if by September 30, 1998, any of the conditions to such party's obligations to effect the Share Exchange, set forth in the Exchange Agreement, shall not have been satisfied, or, if appropriate, waived; or (iii) either Pioneer or Central may terminate the Exchange Agreement, upon written notice to the other, if, without fault of the terminating party, the Share Exchange shall not have been consummated by September 30, 1998.

     In order to induce Central to enter into the Exchange Agreement, Pioneer, the Bank and the directors of Pioneer have agreed that, except to the extent the fulfillment of Pioneer Directors' fiduciary duties clearly requires such action, Pioneer, the Bank and the directors of Pioneer shall and shall cause Pioneer's and the Bank's executive officers, not, to solicit, authorize the solicitation of, or enter into any discussions with any third party, (a) to purchase any shares of the capital common stock or any option or warrant to purchase share of the capital common stock or any option or warrant to purchase shares of the capital common stock of Pioneer or the Bank or any securities convertible into the capital common stock of Pioneer or the Bank or any other equity security of either of them, (b) to make a tender or exchange offer for any shares of the capital common stock of Pioneer or the Bank or any other equity security of Pioneer or the Bank, (c) to purchase, lease or otherwise acquire all or a substantial portion of the assets of Pioneer or the Bank, or (d) to merge, consolidate or otherwise combine with Pioneer or the Bank. In the event that as a result of a breach of this provision, at any time prior to the termination of the Exchange Agreement, Pioneer's Board of Directors fails to recommend that Pioneer's shareholders vote in favor of the Exchange Agreement or any of the directors of Pioneer fail to vote their shares of Pioneer Common Stock in favor of the Exchange Agreement, then Pioneer shall be obligated to pay Central a termination fee of $500,000.00.

Effective Time of the Share Exchange

     The Share Exchange shall become effective on the date and at the time that the Articles of Share Exchange are filed with the Secretary of State of Kentucky pursuant to the Kentucky Business Corporation

Act, unless a later date and time is specified as the effective time in the Articles of Share Exchange (the "Effective Time"). It is anticipated that the Effective Time will be in August, 1998.

Regulatory Requirements

     Central applied to the Federal Reserve for prior approval to acquire all of Pioneer's Common Stock on June 9, 1998. This approval has not yet been received.

Certain Federal Income Tax Consequences

     The Exchange Agreement provides that each share of Pioneer Common Stock be exchanged for cash in the amount of $98.50, to be paid by Central. Shareholders of Pioneer whose stock is exchanged for cash under the Exchange Agreement will be treated as selling their shares of Pioneer Common Stock for $98.50 per share (or a lesser amount if the Exchange Consideration is adjusted). Shareholders will recognize gain or loss, as the case may be, for federal income tax purposes, equal to the difference between the amount realized (i.e., $98.50 per share) in the transaction and the adjusted basis in each share of Pioneer Common Stock exchanged. The gain or loss recognized by a shareholder will be a capital gain or loss provided such shareholder's Pioneer Common Stock is a capital asset in the hands of the shareholder at the Effective Time of the exchange of such Pioneer Common Stock for cash.

     Any shareholder of Pioneer who exercises his or her appraisal rights under Kentucky law and receives cash from Pioneer rather than Central, in exchange for his or her shares of Pioneer Common Stock will be treated as selling his or her shares of Pioneer Common Stock and receiving the same income tax treatment as described above.


     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS OF PIONEER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SHARE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

Accounting Treatment

     The Share Exchange will be accounted for as a purchase in accordance with generally accepted accounting principles. Accordingly, from and after the Effective Time, Pioneer's results of operations will be included in Central's consolidated results of operations.

Dissenter's Rights

     Any record holder of Pioneer Common Stock as of the Record Date has the right to dissent from the Exchange Agreement pursuant to Section 271B.13-020 of the Kentucky Revised Statutes and, upon consummation of the Share Exchange, the right to be paid the "fair value" of his or her shares of Pioneer Common Stock in cash by complying with the procedures set forth in Subtitle 13 of the Kentucky Business Corporation Act. Generally, dissenters' rights are a shareholder's sole remedy for objecting to the Exchange Agreement. A Pioneer shareholder must dissent with respect to all of the shares of Pioneer Common Stock beneficially owned by him or her. A copy of Subtitle 13 of the Kentucky Business Corporation Act is attached to this Proxy Statement as Appendix B and incorporated herein by reference. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of Subtitle 13 of the Kentucky Business Corporation Act and is qualified in its entirety by reference to Appendix B.

     To be entitled to exercise dissenters' rights, a Pioneer shareholder must
(i) deliver to Pioneer, before the vote on approval of the Exchange Agreement is taken at the Special Meeting, a written notice of his or her intent to demand payment for his or her shares if the Share Exchange is consummated, and (ii) not vote his or her shares in favor of the proposal to approve the Exchange Agreement at the Special Meeting. The written notice of intent must be given in addition to and separate from any proxy or vote against approval of the Exchange Agreement; neither a proxy nor a vote against approval of the Exchange Agreement shall constitute such a written notice. If a Pioneer shareholder desires to exercise dissenters' rights, it is recommended, although not required, that the written notice be sent in advance of the Special Meeting by registered or certified mail, return receipt requested, to Pioneer Financial Corporation, 25 East Hickman Street, Winchester, Kentucky 40391.

     Pioneer shareholders electing to exercise their dissenters' rights under Subtitle 13 of the Kentucky Business Corporation Act must not vote for approval of the Exchange Agreement. A vote by a shareholder against approval of the Exchange Agreement is not required in order for that shareholder to exercise appraisal rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the Exchange Agreement or a direction to abstain, the proxy, if not revoked, will be voted for approval of the Exchange Agreement, which will have the effect of waiving that shareholder's dissenters' rights.

     Within 10 days after shareholder approval of the Exchange Agreement at the Special Meeting (or any adjournment thereof), Pioneer will deliver a written dissenters' notice to all Pioneer shareholders who satisfied the requirements of
(i) and (ii) above. Such dissenters' notice will: (a) state where demands for payment must be sent and when and where certificates must be deposited; (b) supply a form for demanding payment that includes the date of the first announcement to news media or to Pioneer shareholders of the terms of the Exchange Agreement and requires that any person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of Pioneer Common Shares prior to that date; (c) set a date by which Pioneer must receive a payment demand, which may not be fewer than 30 nor more than 60 days after the date Pioneer delivers notice to dissenting shareholders; and (d) be accompanied by a copy of Subtitle 13 of the Kentucky Business Corporation Act.

     Upon the Effective Time, or upon receipt of a payment demand, Pioneer will pay each dissenter who demanded payment, certified acquisition of the beneficial ownership of Pioneer Common Stock before the date described in (b) above, and deposited his or her certificates in accordance with the terms of the dissenters' notice, the amount Pioneer estimates to be the fair value of the shares immediately before the Effective Time, plus accrued interest. The payment will be accompanied by Pioneer's balance sheet as of the end of its 1997 fiscal year, together with statements of income and changes in shareholders' equity for such year and the latest available interim financial statements, if any. The payment will also be accompanied by a statement of Pioneer's estimate of the fair value of Pioneer Common Shares, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment of his or her estimate of fair value under Section 271B.13-280 of the Kentucky Revised Statutes if dissatisfied with Pioneer's payment.

     A dissenting Pioneer shareholder, within 30 days of Pioneer's payment, must notify Pioneer in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment for the difference between his or her estimate of fair value and the amount of Pioneer's payment if
(a) the dissenter believes that the amount paid by Pioneer is less than the fair value of Pioneer Common Stock or that the interest due was incorrectly calculated, (b) Pioneer fails to make payment within 60 days after the date set for demanding payment, or (c) Pioneer, having failed to consummate the Share Exchange, does not return the deposited certificates within 60 days after the date set for demanding payment.

     If, within 60 days from delivery to Pioneer of the shareholder's demand for payment of his or her estimate of fair value, such demand for payment remains unsettled, Pioneer will commence a proceeding and petition the Circuit Court of Clark County to determine the fair value of Pioneer Common Stock and accrued interest. Pioneer will make all dissenters (whether or not Kentucky residents), whose demands remain unsettled, parties to the proceeding as in an action against their shares and all such parties will be served with a copy of the petition. Non-resident Pioneer shareholders may be served by registered or certified mail or by publication as provided by law. The failure of Pioneer to commence an action pursuant to this paragraph will not limit or affect the rights of dissenting Pioneer shareholders to otherwise commence an action as permitted by law.

     Each dissenting Pioneer shareholder who is a party to the proceeding is entitled to the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by Pioneer.

     In an appraisal proceeding, the Clark Circuit Court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against Pioneer, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable as follows: (i) against Pioneer and in favor of any or all dissenters' if the court finds Pioneer did not substantially comply with the statutory requirements set forth in Sections 271B.13-200 through 271B.13-280 of the Kentucky Revised Statutes; or
(ii) against either Pioneer or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Subtitle 13 of the Kentucky Business Corporation Act. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against Pioneer, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

     ANY HOLDER OF PIONEER COMMON STOCK CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS WITH RESPECT TO HIS OR HER PIONEER COMMON STOCK IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF APPENDIX B BECAUSE DISSENTERS' RIGHTS MAY BE LOST IF THE REQUIREMENTS OF SUBTITLE 13 OF THE KENTUCKY BUSINESS CORPORATION ACT ARE NOT FULLY AND PRECISELY SATISFIED.


               PRICE RANGES OF PIONEER COMMON STOCK AND DIVIDENDS

     No established public trading market exists for Pioneer Common Stock, and no brokerage firm makes a market in Pioneer Common Stock. Trading in shares of Pioneer Common Stock has historically occurred locally in isolated privately-negotiated transactions. In most instances, Pioneer generally has no knowledge of the purchase price or other terms of the sale. The following table sets forth for each quarterly period indicated information regarding those transactions as to which management of Pioneer has knowledge of the prices paid. Because of a lack of a public trading market for shares of Pioneer Common Stock, the prices indicated may not reflect the prices which would be paid for such shares on such a market.

                                PIONEER COMMON STOCK

                                                    CASH DIVIDENDS
                         LOW           HIGH            DECLARED
                        ------        ------        --------------
1996
First Quarter           $50.00        $50.00                 $0.33
Second Quarter           40.00         41.00                  0.35
Third Quarter            40.00         40.00                  0.35
Fourth Quarter           39.00         39.00                  0.35

1997
First Quarter            41.50         41.50                  0.35
Second Quarter               *             *                  0.40
Third Quarter            40.00         42.50                  0.40
Fourth Quarter           41.50         43.00                  0.40

1998
First Quarter                *             *                  0.40
Second Quarter           42.50         44.00                  0.46

*    No information available

     On February 26, 1998, the most recent date for which price information is known to management of Pioneer for transactions in Pioneer Common Stock prior to announcement of the Share Exchange, 300 shares of Pioneer Common Stock were sold at a price of $43.00 per share. Subsequent to the public announcement of the Share Exchange, 250 shares of Pioneer Common Stock were sold at a price of $90.00 per share.

     Pioneer may not declare or pay cash dividends on any share of Pioneer Common Stock if the effect thereon would cause the Bank's net worth to reduced below (1) the amount required for the liquidation account established in connection with its stock conversion, or (2) the net worth and capital distribution requirements imposed by the OTS and FDIC. See Note 8 of Notes to
                                                        ---
Consolidated Financial Statement.

     Pioneer agreed with Central in the Exchange Agreement that no further dividends would be paid to holders of Pioneer Common Stock. Therefore, Pioneer will not be paying its regular quarterly dividend to holders of Pioneer Common Stock in June 1998 or thereafter, unless the Exchange Agreement is terminated.

                       SELECTED FINANCIAL DATA OF PIONEER

     The following selected financial data have been derived by Pioneer from its financial statements for the five years ended September 30, 1997, and the six months ended March 31, 1998 and 1997. The consolidated financial statements of Pioneer as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, and the report of Miller, Mayer, Sullivan & Stevens, LLP, independent certified accountants thereon, are included elsewhere in this Proxy Statement. In addition, the unaudited consolidated financial statements of Pioneer for the six months ended March 31, 1998 and 1997, are included elsewhere in this Proxy Statement. The selected financial data should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Proxy Statement.


                           Six Months Ended
                              March 31*            Years Ended September 30*
                           ----------------  --------------------------------------
                            1998     1997     1997    1996    1995    1994    1993
                           -------  -------  ------  ------  ------  ------  ------
Income Statement
 Data:
Total Interest Income....    1,545    1,560   5,393   5,659   5,656   5,210   5,819
Net Interest Income......    1,292    1,423   2,692   2,797   3,037   2,918   3,301
Provision for loan               0        0       0      57      19       5     178
 losses..................
Net income...............      832      548   1,067     707   1,078   1,032   1,271
Per Share Data:
Weighted average               203      208     205     256     272     272     272
 common shares
 outstanding.............
Book value per               47.04    41.48   43.08   39.59   38.68   35.99   33.35
 common share............
Cash dividends declared        .86      .75    1.57    1.38    1.29    1.15     .95
 per common share........
Net income per                4.10     2.64    5.19    2.76    3.95    3.79    4.67
 common share............
Balance Sheet Data:
Total assets.............   72,239   75,092  74,825  74,401  78,836  79,648  78,432
Total shareholders'          9,551    8,637   8,738   8,244  10,540   9,806   9,087
 equity..................

*    In thousands, except per share data.

                       PRINCIPAL SHAREHOLDERS OF PIONEER

     Except as otherwise indicated, as of the close of business on _____________, 1998, each of the following shareholders was known by Pioneer to be the beneficial owner of more than five percent (5%) of Pioneer Common Stock:

                          Amount and Nature of               Percent
Name and Address        Beneficial Ownership/(1)(2)/         of Class
----------------        ----------------------------         --------


Lee Ricketts                  10,736(3)                       5.16%
c/o Corner Drug Store
26 East Broadway
Winchester, Kentucky

All Executive Officers and
Directors as a Group
(8 persons)                   23,423(4)                      11.24%



--------------------------

(1) The number of shares beneficially owned by each of the persons listed above has been determined in accordance with applicable rules and regulations of the Securities and Exchange Commission. For purposes of this Proxy Statement, beneficial ownership of shares includes shares as to which a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power. A person may also be considered to be the beneficial owner of a security if he or she has the right to acquire beneficial ownership of a security within 60 days, including but not limited to any right to acquire ownership through the exercise of any option, warrant or right or through the conversion of a security. Except as otherwise indicated, the shareholder identified above has sole voting and investment power with respect to the shares beneficially owned by him.

(2) Information with respect to beneficial ownership has been obtained from Pioneer's shareholder records and from information provided by the above-listed shareholder and executive officers and directors as a group.

(3) Mr. Ricketts holds 1,000 of these shares jointly with his wife, Lois Ricketts. 4,842 of these shares are held in the name of Home Convalescent Aid, Inc. of which Mr. Ricketts is an owner. 3,125 of these shares are held in the name of Drug World d/b/a Corner Drug of which Mr. Ricketts is the sole owner.

(4) In addition to these persons, the Bank has five advisory directors who own 20,190 shares of Pioneer Common Stock, in the aggregate, or approximately 9.69% of Pioneer Common Stock.


     Pioneer's Board of Directors, who also encompass all of the executive officers, have agreed in the Exchange Agreement to vote the shares owned by them in favor of the Share Exchange.



                              BUSINESS OF PIONEER

General

     Pioneer. Pioneer is a corporation organized under the laws of Kentucky and is a unitary savings and loan holding company under the Home Owners Loan Act.
It currently owns all of the issued and outstanding shares of the Bank, a federally chartered stock savings bank, headquartered in Winchester, Kentucky.

     As of March 31, 1998, Pioneer reported assets of approximately $72.2 million, deposits of approximately $61.5 million, and shareholders' equity of
approximately $9.6 million.    Pioneer's office is located at 25 East Hickman
Street, Winchester, Kentucky 40391, and its telephone number there is (606) 744-3972.


     The Bank. The Bank conducts its business through two offices. The Bank's offices are located at 25 East Hickman Street and the corner of the Bypass (Kentucky Highway 1958) and Fulton Road, both located in Winchester, Kentucky.

Competition

     The Bank faces strong competition in the attraction of savings deposits and in the origination of real estate loans. Its most direct competition for savings deposits has historically come from commercial banks and other thrifts located in its primary lending area and Fayette County, Kentucky. The Bank faces additional significant competition for investors' funds from offerors of short-term money market securities and other corporate and government securities. The Bank's competition for real estate loans comes primarily from other thrifts, commercial banks and mortgage banking companies.

     The Bank competes for loans principally through the interest rates and loan fees it charges and the efficiency and quality of the services its provides borrowers. It competes for savings by offering depositors a wide variety of savings accounts, checking accounts, convenient office locations, convenient hours of operation, tax-deferred retirement accounts, and other miscellaneous services.

     The Bank considers Clark County, Kentucky, to be its primary market area for savings and mortgage loans. As of September 30, 1997, there were eight other financial institutions located in this county; one of the eight is a thrift institution. The Bank competes with much larger financial institutions in Clark County and nearby Lexington, Kentucky. These competitors offer better loan rates and broader customer services than the Bank from time to time due to their size, financial resources and competitive strategy.

     The Deregulation and Garn Acts and regulations implementing these Acts significantly expanded the range of services which savings and loan associations can offer to the public. These Acts, rate deregulation and high interest rates in the early 1980's caused a dramatic increase in competition (e.g. money market mutual funds, Treasury securities, municipal bonds, etc.) for savings dollars and have increased competition with commercial banks in regard to loans, checking accounts and other types of financial services. In addition, large conglomerates and investment banking firms entered the market for financial services during the past decade. The savings public became increasingly sophisticated. Thus, the Bank encountered, and may continue to encounter, increased competition in the financial services offered and Pioneer will have to be innovative and knowledgeable about its market, as well as exert effective controls over its costs, in order to remain competitive.

Subsidiaries

     The Bank has one service corporation subsidiary, Pioneer Service Corporation ("PSC"). In August, 1978, the Bank formed PSC and purchased all of its stock for $16,000. PSC was formed by the Bank for the purpose of acquiring stock in Intrieve, Incorporated. Intrieve is a non-profit corporation based in Cincinnati, Ohio, which provides on-line computer processing and inquiry service to the Bank and other savings and loan institutions in the region. To date, PSC has conducted no business activities.

Personnel

     As of June ___, 1998, the Bank had 21 full-time employees and 6 part-time employees. The employees are not represented by a collective bargaining unit. The Bank believes it relationship with its employees is good.


                             MANAGEMENT OF PIONEER

Directors and Executive Officers

     The following table contains certain information as of June ____, 1998, with respect to Pioneer directors and executive officers. The current directors of Pioneer are directors of the Bank. Each director normally holds office for a term of three years and until his or her successor is elected and qualified.
All of the directors of Pioneer have served in such capacity for at least three years. Executive officers serve at the discretion of the Board of Directors. Following the Share Exchange and the merger of the Bank with and into Central Bank, at or shortly following the Effective Time, Pioneer will become an inactive corporation.

                              Pioneer Common Stock
                              --------------------

                              Amount and Nature
                              of Beneficial             Percent
                              Ownership/(1)/            of Class
                              -----------------         --------
Name and Principal
Occupation or Employment
------------------------

Directors:

William M. Cress                     1,050                    *
  Executive Vice President
  Hinkle Contracting Corporation

Carl C. Norton                       2,644(2)              1.27%
  President and Secretary
  of Pioneer

Janet W. Prewitt                     7,350(3)              3.53%
  Attorney, White, McCann
  & Stewart; Chairman of
  the Board and Asst. Secretary
  of Pioneer; Chairman of the
  Board of the Bank

Robert G. Strode                     6,735(4)              3.23%
  Retired Vice President
  Ag-Gro Fertilizer Company

Thomas D. Muncie                     2,850(5)              1.37%
  President, Muncie Buick-
  GMC Truck, Inc.

Andrew James Ryan                       70(6)                 *
  President, Andy Ryan Pontiac
  & Nissan, Inc.

Nancy M. Lawwill                     2,100(7)              1.00%
  Vice President, Secretary
  & Treasurer of the Bank;
  Vice President and Treasurer
  of Pioneer

Wayne M. Martin                        624(8)                 *
  President and General Manager
  WKYT-TV

All directors and executive         23,423                11.24%
  officers as a group
  (8 persons)

_______________


*    Less than 1%.

(1) For purposes of this Proxy Statement, beneficial ownership of shares includes shares as to which a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power. Except as otherwise indicated, each of the persons identified above has sole voting and investment power with respect to the shares beneficially owned by him or her.

(2)  Mr. Norton holds these shares jointly with his wife Leslie F. Norton.

(3) Ms. Prewitt has the power to vote 2,000 of these shares pursuant to a Power of Attorney given to her by Virginia C. White, Ms. Prewitt's mother.

(4) Mr. Strode holds 2,050 of these shares jointly with his wife, Nancy C. Strode. Mr. Strode has the power to vote 1,200 of these shares as trustee, along with the other trustee, of the Strode Trust. Mr. Strode has the power to vote 185 of these shares as trustee of the E. Stratton Strode Trust. Mr. Strode has the power to vote 3,300 of these shares as executor of the Evelyn G. Strode Estate.

(5) 2,350 of these shares are held in the name of Patricia Summers Muncie, Mr. Muncie's wife.

(6)  Mr. Ryan holds these shares as custodian for his children.

(7) Ms. Lawwill holds 1,502 of these shares jointly with her husband, James W. Lawwill. Mr. Lawwill holds 548 of these shares in the James W. Lawwill IRA. Ms. Lawwill and Mr. Lawwill hold 50 of these shares as custodian for Rebecca C. Prater.

(8)  Mr. Martin holds 24 of these shares as custodian for his children.


   PIONEER'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

General

     In accordance with an agreement and plan of reorganization dated October 31, 1994 and approved by the shareholders on December 20, 1994, the Bank became a wholly-owned subsidiary of Pioneer. The purpose of the discussion that follows is to provide insight into the consolidated financial condition and results of operation of Pioneer and its subsidiary, the Bank.

     The primary business of Pioneer is the operation of the Bank. The assets of Pioneer consist of all of the outstanding capital stock of the Bank, and a note receivable from the ESOP. Therefore, this discussion relates primarily to the Bank.

     Historically, the Bank has functioned as a financial intermediary, attracting deposits from the general public, and using such deposits to make mortgage loans, and to a lesser extent, consumer loans, and to purchase investment securities with a significant concentration in mortgage-backed securities. As such, its earnings have depended primarily on its net interest income, or "spread," which is the difference between the amount it receives from interest earned on loans and investments ("interest-earning assets") and the amount it pays in interest on its deposits ("interest-bearing liabilities"). Results of operations are also dependent upon the level of the Bank's non-interest income, including fee income and service charges, and by the level of its non-interest expenses, the most significant component of which is salaries and employee benefits.

     The operations of the Bank and the entire thrift industry are significantly affected by prevailing economic conditions and the monetary, fiscal, and regulatory policies of government agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates, and the availability of funds. Deposit flows and costs of funds are likewise heavily influenced by prevailing market rates of interest on competing investment alternatives, account maturities, and the levels of personal income and savings In the Bank's market areas.

     The Bank's interest earning assets have been historically concentrated in real estate -collateralized instruments, principally single-family loans, and to a lesser extent, loans secured by multi-family residential and commercial properties, construction loans, home equity lines of credit, second mortgages on single-family residences and consumer loans, both secured and unsecured including loans secured by savings accounts. In addition, the Bank invests in mortgage-backed securities, which are secured by single-family residential loans and guaranteed by government agencies. The Bank also invests in U.S. Government Treasury and Agency securities, Federal funds, and interest-bearing deposits, primarily with the Federal Home Loan Bank of Cincinnati. The Bank's source of funding for these investments has principally been deposits placed with the Bank by consumers in the market area it serves.

Asset/Liability Management

     Net interest income, the primary component of the Bank's net earnings, is derived from the difference or "spread" between the yield on interest-earning assets and the cost of the interest-bearing liabilities. The Bank has sought to reduce its exposure to changes in interest rates by matching more closely the effective maturities or repricing characteristics of its interest-earning assets and interest-bearing liabilities. The matching of the Bank's assets and liabilities may be analyzed by examining the extent to which its assets and liabilities arc interest-rate sensitive and by monitoring the expected effects of interest rate changes on an institution's net interest income and net portfolio value.

     An asset or liability is interest-rate sensitive within a specific time period if it will mature or reprice within that time period. If the Bank's assets mature or reprice more quickly or to a greater extent than its liabilities, the Bank's net portfolio value and net interest income would tend to increase during periods of rising interest rates, but decrease during periods of falling interest rates. If the Bank's assets mature or reprice more slowly or to a lesser extent than its liabilities, the Bank's net portfolio value and net interest income would tend to decrease during periods of rising interest rates. The Bank's policy has been to mitigate the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by pursuing certain strategies designed to decrease the vulnerability of its earnings to material and prolonged changes in interest rates.

     Management's principal strategy in managing the Bank's interest rate risk has been to maintain short and intermediate term assets in the portfolio, including locally originated adjustable rate mortgage loans. The Bank's policy is to not actively offer long-term fixed rate loans. Fixed rate loans that are offered and retained by the Bank are secured by one to four-family owner-occupied dwellings, primarily for terms of no more than 15 years. Likewise, the interest rate charged on the Bank's adjustable rate loans typically reprice after one, three, or five years with maximum periodic interest rate adjustment limits ("caps"). In managing its portfolio investment and mortgage-backed and related securities, the Bank seeks to purchase investment and mortgage-backed and related securities that mature on a basis that approximates the estimated maturities of Bank's liabilities.

     Management has attempted to lengthen the average maturity of its liabilities by adopting a tiered pricing program for its certificates of deposit. The Bank offers higher rates of interest an its longer term certificates in order to encourage depositors to invest in certificates with longer maturities.

Interest Rate Sensitivity Analysis

     The Bank's future financial performance depends to a large extent on how successful it is in limiting the sensitivity of earnings and net asset value to changes in interest rates. Such sensitivity may be analyzed by examining the amount by which the market value of the Bank's portfolio equity changes given an immediate and sustained change in interest rates. Based on the latest information available, it is estimated that the Bank's market value of portfolio equity at June 30, 1997, would decrease by approximately $1.0 million or 8% given 200-basis point immediate and sustained increase in interest rates. It is estimated that the Bank's market value of portfolio equity at June 30, 1997, would decrease by approximately $25,000 or 0% given a 200-basis point immediate and sustained decrease in interest rates.

Average Balances, Interest, and Average Yields

     The Bank's earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits. Net interest income is affected by (i) the difference between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities (commonly known as "the spread"); and (ii) the relative amounts of its interest-bearing assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive spread will generate net interest income. Thrift institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest-earning assets," which is net interest income divided by average interest-earning assets.

     The following table sets forth certain information relating to the Bank's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. During the periods indicated, nonaccruing loans are included in the net loan category. Average balances are derived from month-end average balances. Management does not believe that the use of month-end balances instead of average daily balances has caused any material difference in the information presented.

                                                  AVERAGE BALANCES AND YIELD/RATES
                                                     (in thousands of dollars)
                                                                          Year Ended September 30
                                           1997                               1996                               1995
                             ---------------------------------  ---------------------------------  ---------------------------------

                              Average                Average     Average                Average     Average                Average
                             Balance/1/  Interest  Yield/Rate   Balance/1/  Interest  Yield/Rate   Balance/1/  Interest  Yield/Rate
                             ----------  --------  -----------  ----------  --------  -----------  ----------  --------  -----------

Interest-earning Assets:
     Loans/2/                   $35,059    $3.111        8.87%     $33,358    $3,057        9.16%     $31,622    $2,813        8.90%

     Investment securities        2,588       117        4.52        5,352       384        7.17        7,872       474        6.02
     Mortgage-backed             25,856     1,704        6.59       30,064     1,783        5.93       31,280     2,019        6.45
      securities
     Other investments            8,763       461        5.26        8,333       435        5.22        6,368       350        5.50
                                -------    ------      ------      -------    ------      ------      -------    ------      ------
          Total Interest         72,266     5,393        7.46       77,107     5,659        7.34       77,142     5,656        7.33
           earning assets                  ------                             ------                             ------
     Non-interest earning         2,715                              2,704                              2,275
      assets                    -------                            -------                            -------
          Total assets          $74,981                            $79,811                            $79,417
                                =======                            =======                            =======
Interest-bearing
 Liabilities:
     Savings deposits           $65,241     2,652        4.06      $68,118     2,816        4.13      $67,794     2,569        3.79
     FHLB advances                  672        49        7.29          719        46        6.40          744        50        6.72
                                -------    ------                  -------    ------                  -------    ------
          Total                  65,913     2,701        4.10       68,837     2,862        4.16       68,538     2,619        3.82
           interest-bearing liabilities    ------                             ------                             ------
     Non-interest bearing           769                                825                                630
      liabilities
     Shareholders' equity         8,299                             10,149                             10,249
                                -------                            -------                            -------
          Total                 $74,981                            $79,811                            $79,417
           liabilities and      =======                            =======                            =======
           shareholders'
           equity
Net interest income                        $2,692                             $2,797                             $3,037
                                           ======                             ======                             ======
Interest Rate Spread/3/                                  3.36%                              3.18%                              3.51%

                                                       ======                             ======                             ======
Net Interest Margin/4/                                   3.72%                              3.63%                              3.94%

                                                       ======                             ======                             ======
Ratio of average                                       109.64%                            112.01%                            112.56%

 interest-bearing assets                               ======                             ======                             ======
 to average
 interest-bearing
 liabilities

__________________
/1/Average balances are based on month-end balances.
/2/Includes loans held for sale.
/3/Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
/4/Represents net interest income as a percentage of the average balance of interest-earning assets for the same period.

Comparison of the Results of Operations for the Six Months Ended March 31, 1998 and 1997

     Net Income. Net income increased by $284,000 or 51.7% for the six months ended March 31, 1998 as compared to the same period in 1997. The net increase of $284,000 was due to an increase of $581,000 noninterest income offset by a decrease of $132,000 in net interest income, an increase in non-interest expense of $18,000 plus an increase in income tax expense of $147,000.

     Interest Income. Interest income decreased $179,000 or 6.5% for the six months ended March 31, 1998 compared to the same period in 1997. Interest income was $2.6 million or 7.54% of average interest-earning assets for the six months ended March 31, 1998 as compared to $2.8 million or 7.71% of interest-earning assets for the six months ended March 31, 1997. The decrease in interest income of $179,000 was due to a decrease of $3.1 million in the average balance of interest-earning assets plus a decrease of 17 basis points on the average rate earned on interest-earning assets for the six months ended March 31, 1998 compared to the same period in 1997.

     Interest Expense. Interest expense decreased $48,000 or 3.6% for the six months ended March 31, 1998 compared to the same period in 1997. Interest expense was $1.3 million or 4.20% of average deposits and FHLB advances for the six month period ended March 31, 1998 as compared to $1.3 million or 4.07% of average deposit and FHLB advance for the six month period ended March 31, 1997. The decrease of $48,000 was due to a $4.3 million decrease in the average balance of deposits during the six month period ended March 31, 1998 compared to the same period in 1997 offset by an increase of 13 basis points on the average rate paid on deposits.

     Provision for Loan Losses. There was no provision for loan losses for the six month periods ended March 31, 1998 and 1997. Management considers many factors in determining the necessary level of the allowance for loan losses, including an analysis of specific loans in the portfolio, estimated value of the underlying collateral, assessment of general trends in the real estate market, delinquency trends, prospective economic and regulatory conditions, inherent loss in the loan portfolio, and the relationship of the allowance for loan losses to outstanding loans. There can be no assurance that management will not decide to increase the allowance for loan losses or that regulators, when reviewing the Bank's loan portfolio in the future, will not request the Bank to increase such allowance, either of which could adversely affect the Bank's earnings. Further, there can be no assurance that the Bank's actual loan losses will not exceed its allowance for loan losses.

     Non-Interest Income. Non-interest income amounted to $823,000 and $242,000 for the six months ended March 31, 1998 and 1997, respectively. For the six month period ended March 31, 1998. the Bank recognized a gain of $568,000 from the sale of its branch office in Stanton, Kentucky, which is included in non-interest income.

     Non-Interest Expense. Non-interest expense increased $18,000 to $851,000 for the six month period ended March 3l, 1998 compared to $833,000 for the same period in 1997. Non-interest expense was 2.3% of average assets for the six month period ended March 31, 1998 and 2.2% of average assets for the six month period ended March 31, 1997. The increase of $18,000 was primarily due to an increase of $45,000 in legal expenses offset by a decrease of $12,000 in occupancy expenses and a decrease of $16,000 in federal and other insurance premiums. The increase of $45,000 in legal expenses was primarily due to professional services rendered pertaining to possible acquisition. The decrease of $12,000 in occupancy expenses was due to expenses related to the Stanton branch included in operations for the six months ended March 31, 1997 which were not in operations for the six months ended March 31, 1998. The decrease of $16,000 in federal insurance premiums was the result of the 1996 recapitalization of the SAIF insurance fund, which resulted in lower assessments on the Bank's deposit base.

     Income Tax Expense.   The provision for income tax expense amounted to
$431,000 and $283,000 for the six month period ended March 3l, 1998 and 1997, respectively, which as a percentage of income before income tax expense amounts to 34.1% for 1998 and 1997.

Comparison of Results of Operations for the Years Ended September 30, 1997 and 1996

     Net Income. Pioneer's consolidated net income for the year ended September 30, 1997 was $1,067,000, compared to $707,000 for the year ended September 30, 1996. In comparing 1997 to 1996, the increase of $360,000 in net income resulted from a reduction in non-interest expense of $520,000, a decrease in the provision for loan losses of $57,000 plus an increase in non-interest income of $44,000 offset by a reduction in net interest income of $105,000 and an increase in income tax expense of $156,000.

     Net Interest Income. Net interest income for the year ended September 30, 1997 was $2.7 million, compared to $2.8 million for the year ended September 30, 1996. The decrease of $105,000 in net interest income for the year ended September 30, 1997 was due primarily to a decrease in the average balances of interest earning assets offset in part by a decrease in the average balance of interest-bearing liabilities for 1997 compared to 1996. The average balance of interest earning assets in 1997 was $72.3 million with an average yield of 7.46%, compared to average balances of $77.1 million with an average yield of 7.34% for 1996. The average balance of interest-bearing liabilities in 1997 was $66.0 million with an average cost of funds of 4.10% compared to average balances of $68.9 million with an average cost of funds of 4.16% for 1996. The decrease in the average balances of interest earning assets was due primarily to a decrease in the last quarter of 1996 from the repurchase of stock for $2.7 million, plus a decrease in deposits of approximately $2.7 million, due to the rotation of the local school board deposits.

     Interest Income. Interest income decreased $266,000 from $5.7 million to $5.4 million, or by 4.7% during 1997 compared to 1996. This decrease resulted primarily from the decrease in the average balance of interest earning assets from $77.1 million in 1996 compared to $72.3 million in 1997. The average yield on interest earning assets increased to 7.46% from 7.34% due to an increase in the average balance of loans from $33.4 million to $35.1 million in 1997 compared to 1996. The increase in loans was funded by repayments of mortgage-backed securities and the maturity of other investment securities as part of management's strategy to obtain higher investment yields.

     Interest Expense. Interest expense decreased $161,000 from $2.9 million to $2.7 million or by 5.6% during 1997 compared to 1996. This decrease resulted primarily from a decrease in the average balance of interest-bearing liabilities from $68.9 million in 1996 compared to $66.0 million in 1997.

     Provision for Loan Losses. Bank management determined that no additional provision for loan losses was required in 1997. The provision for loan losses in 1996 was $57,000. The decision to not provide an additional provision for loan losses was based on the various factors management uses to evaluate the adequacy of the allowance for loan losses, with the more significant factors being the similar composition and size of the loan portfolio in 1997 and 1996, and favorable delinquency trends, with relatively stable economic conditions.

     Non-Interest Income. Non-interest income increased $44,000 for the year ended September 30, 1997 compared to the same period in 1996. The increase is due to the recognition in 1997 of the fair market value of mortgage servicing rights for loans sold in the secondary market, which resulted in additional gains on the sale of these loans totaling $100,000. The Bank began recognizing mortgage servicing rights as the result of adopting Statement of Financial Accounting Standards (SFAS) No. 122 Accounting for Mortgage Servicing Rights in 1997, which was subsequently superseded by SFAS No. 125 Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities. This increase of $100,000 was offset in part by a decrease in loan fees of approximately $22,000 and a decrease in the gain on the sale of securities of $33,000 in 1997 compared to 1996.

     Non-Interest Expense. Non-interest expense decreased $500,000 from 2.1 million in 1996 to $1.6 million in 1997. The decrease of $500,000 was primarily due to a $522,000 decrease in Federal or other insurance premiums. This decrease was due to a special SAIF premium assessment in 1996 of $435,000, plus a reduction in the insurance rate paid on deposits in 1997 to approximately
 .06% as compared to .23% in 1996.

     Income Taxes. The Bank's effective income tax rate was 34.0% in 1997 and 35.3% in 1996. The increase in income tax expense of $156,000 is due to the increase in income for 1997 as compared to 1996.

Comparison of Results of Operations for the Years Ended September 30, 1996 and 1995

     Net Income. Net income decreased by $371.000 or 34.4% to $707,000 for the year ended September 30, 1996 as compared to $1,078,000 for the same period in 1995. The net decrease was due to a decrease of $239,000 in net interest income, an increase of $39,000 in the provision for loan losses, and an increase of $316,000 in non-interest expense offset by an increase of $41,000 in non-interest income, and a decrease of $182,000 in income tax expense.

     Net Interest Income. Net interest income for the year ended September 30, 1996 was $2.8 million, compared to $3.0 million for the year ended September 30, 1995. The decrease of $240,000 for the year ended September 30., 1996 was primarily due to a higher cost of funds in 1996 compared to 1995. Average interest-bearing liabilities in 1996 amounted to $68.9 million, with the average interest rate paid amounting to 4.16%, compared to the average balance of interest-bearing liabilities in 1995 of $68.5 million with an average interest rate paid of 3.82%. Interest expense for 1996 was $2.9 million compared to $2.6 million in 1995. Interest income was $5.7 million in 1996 and 1995.

     Interest Income. Interest income was $5.7 million for the years ended September 30, 1996 and 1995. For the year ended September 30, 1996, interest income was 7.34% of average interest earning assets as compared to 7.33% for the year ended September 30, 1995.

     Interest Expense. Interest expense was $2.9 million, or 4.16% of average interest-bearing liabilities for the year ended September 30, 1996 as compared to $2.6 million, or 3.82% of average interest-bearing liabilities for the corresponding period in 1995. The increase in interest expense was primarily the result of an increase of 34 basis points in the average rate paid on deposits and an increase of approximately $300,000 in average interest-bearing deposits in 1996 compared to 1995.

     Provision for Loan Losses. The provision for loan losses was approximately $57,000 and $19,000 for the years ended September 30, 1996 and 1995, respectively. Management considers many factors in determining the necessary levels of the allowance for loan losses, including an analysis of specific loans in the portfolio, estimated value of the underlying collateral, assessment of general trends In the real estate market, delinquency trends, prospective economic conditions, inherent loss in the loan portfolio and the relationship of the allowance for loan losses to outstanding loans. At September 30, 1996, the allowance for loan losses represented 1.06% of total loans compared to 1.05% at September 30, 1995.

     Non-Interest Income. Non-interest income amounted to $445,000 and $404,000 for the years ended September 30, 1996 and 1995, respectively. Non-interest income increased $41,000 in the 1996 period compared to the same period in 1995. The increase was due to an additional net gain on the sale of securities and loans of $26,000 plus an increase of $15,000 in service fees on loans and deposits for the year ended September 30, 1996 as compared to the corresponding period in 1995.

     Non-Interest Expense. Non-interest expense increased $316,000 or 17.8% to $2.1 million for the year ended September 30, 1996 compared to $1.8 million for the same period in 1995. Non-interest expense was 2.6% and 2.2% of average assets for the years ended September 30, 1996 and 1995, respectively. The increase of $316,000 was primarily due to an increase of $444,000 in federal insurance premiums offset by $101,000 decrease in legal fees and a $30,000 decrease in other operating expenses. The increase of $444,000 in federal insurance premiums was primarily due to a special assessment of $435,000 assessed by the FDIC to recapitalize the Savings Association Insurance Fund
(SAIF), pursuant to legislation signed by the President on September 30, 1996. The decrease of $101,000 in legal expenses was due to special services provided during 1995, which was not a recurring expense, plus reimbursement of $44,000 in legal fees pursuant to a legal settlement in fiscal year 1996. The decrease of $30,000 in other operating expenses was primarily due to a $23,000 decrease in loan related expenses net of reimbursements.

     Income Tax Expense. The provision for income tax expense amounted to approximately $386,000 and $568,000 for the years ended September 30, 1996 and 1995, respectively. The provision for income tax expense as a percentage of income before income tax expense amounted to 35.3% and 34.5% for 1996 and 1995, respectively.

Comparison of Financial Condition at September 30, 1997 and 1996

     Pioneer's consolidated assets increased by $400,000 to $74.8 million at September 30, 1997 compared to $74.4 million at September 30, 1996. Short-term investments consisting of interest-bearing deposits and Federal funds sold increased a total of $3.4 million or 40.4% to $8.3 million at September 30, 1997. This increase was funded primarily by principal repayments on mortgage-backed securities, and the maturity of other investment securities. Investment securities, including both securities available-for-sale and securities held-to-maturity totaled $28.6 million at September 30, 1997 compared to $31.6 million at September 30, 1996.

     The net loan portfolio decreased $700,000 or 2% to $34.5 million at September 30, 1997 compared to $35.2 million at September 30, 1996. The allowance for loan losses totaled $391,000 and $382,000 at September 30, 1997 and 1996, respectively. At September 30, 1997, the ratio of the allowance for loan losses to loans was 1.13% compared to 1.06% at September 30, 1996. The Bank's non-performing loans were $155,000 at September 30. 1997. The Bank's ratio of allowance for loan losses to non-performing loans was 252.6% at September 30, 1997 compared to 171.3% at September 30, 1996. The determination of the allowance for loan losses is based on management's analysis, which is done at a minimum on a quarterly basis. Various factors are considered, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing economic conditions. Although management believes its allowance for loan losses is adequate, there can be no assurance that additional allowances will not be required or that losses on loans will not be incurred.

     Premises and equipment increased $200,000 to $1.4 million compared to $1.2 million. The increase was due to remodeling of the Bank's main office.

     Deposits totaled $64.6 million at September 30, 1997 compared to $64.3 million at September 30, 1996. In October of 1997 the Bank finalized the sale of its Branch bank located in Stanton, Kentucky, which resulted in the transfer of $4.9 million in deposits to the purchaser. The Bank realized a net gain on the sale of the Branch of approximately $600,000. The sale will allow management to concentrate efforts and resources in their primary market area of Winchester, Kentucky,

     Shareholders' equity increased $500,000 to $8.7 million at September 30, 1997 compared to $8.2 million at September 30, 1996. The increase was due to net income for fiscal year 1997 of $1.1 million less dividend payments of $300,000 and the net reduction of $225,000 from unallocated stock in the Employee Stock Ownership Plan (ESOP). In fiscal year 1997, Pioneer made a loan of $250,000 to the ESOP Trust for the purpose of acquiring outstanding stock of Pioneer. The ESOP Trust used the proceeds of the loan to acquire 6,022 shares of Pioneer's common stock, which is collateral for the loan. The stock is released from collateral in proportion to the principal repayments made on the loan and allocated to the participants in the Plan. Under generally accepted accounting principles, the stock is earned by participants over the expected amortization period of the loan balance.

Non-Performing Assets

The following table sets forth information with respect to the Bank's non-performing assets at the dates indicated. No loans were recorded as restructured loans within the meaning of SFAS No. 15 at the dates indicated.

                                                      March 31,   September 30,
                                                         1998          1997
                                                      ----------  --------------
                                                        (amounts in thousands)
Loans accounted for on a non-accrual basis:/1/
Real Estate:
          Residential...............................      $   0           $   3
          Commercial................................          0               0
                                                          -----           -----
     Consumer.......................................      $   0           $   3
                                                          -----           -----
Accruing loans which are contractually past due 90
 days or more:
     Real Estate:
          Residential...............................         74             149
          Commercial................................         65               0
     Consumer.......................................          0               0

                                                          -----           -----
          Total.....................................        139             149
                                                          =====           =====
Total of loans accounted for as non-accrual or as
 accruing past due 90 days or more..................
                                                          $ 139           $ 155
                                                          =====           =====
Percentage of total loans...........................        .42%            .45%
                                                          =====           =====
Other non-performing assets/2/                            $   0           $   0
                                                          =====           =====

/1/ Non-accrual status denotes loans which management believes may have defined weaknesses whereby accrued interest is inadequately protected by the current net worth and paying capacity of the obligor, or of the collateral pledged.

/2/ Loans more than 90 days past due will continue to accrue interest when there is not well defined weakness in the loan regarding net worth and paying capacity of the obligor or of the collateral pledged which would cause management to believe that interest accrued will be uncollectible.


     At March 31, 1998, the Bank did not have any loans in non-accrual status. Accordingly, all income earned for the six months ended March 31, 1998 on the loans in the table above has been included in income.

     At March 31, 1998, there were no loans identified by management which were not reflected in the preceding table, but as to which known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrowers to comply with present loan repayment terms.

Mortgage Banking Activity

     Net loans decreased from $35.2 million at September 30, 1996 to $34.5 million at September 30, 1997. The Bank's portfolio of loans, owned by others but serviced by the Bank, increased 3.8% from $50.3 million at September 30, 1996 to $52.2 million at September 30, 1997. The Bank originated all of the loans which it services.

     Mortgage loans of $8.1 million were originated for sale during the six month period ended March 31, 1998; the Bank retained the servicing for all loans sold.

     The portfolio of loans owned by others, but serviced by the Bank increased 4.6% to $54.6 million at March 31, 1998 compared to $52.2 million at September 30, 1997. All of the loans serviced by the Bank, but owned by others, were originated by the Bank.


Liquidity and Capital Resources

     Pioneer's primary source of liquidity is dividends paid by the Bank. The Bank is subject to certain regulatory limitations with respect to the payment of dividends to Pioneer.

     The Bank's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. Additional sources of liquidity are advances from the FHLB of Cincinnati and other borrowings. At September 30, 1997, the Bank had outstanding advances from the FHLB of Cincinnati totaling $652,000.

     OTS regulations require that the Bank maintain specified levels of liquidity. Liquidity is measured as a ratio of cash and certain investments to withdrawable savings. The minimum level of liquidity required by the regulations at September 30, 1997 was 5.0%. As of September 30, 1997, the Bank's liquidity ratio under applicable federal regulations was 29.13% as compared to 24.8% at September 30, 1996. At September 30, 1997, the Bank had $29.8 million in certificates of deposit maturing within one year, and $8.9 million maturing between one and three years. Management believes, based on past experience, that the Bank will retain much of the deposits or replace them with new deposits,

     As of September 30, 1997, the Bank had $2.6 million in loans approved, but not closed; none of these were evidenced by written commitments. The Bank anticipated selling $1.2 million of the loans approved, but not closed.

     The Bank is required to maintain specified amounts of capital pursuant to federal law and regulations promulgated by OTS. The capital standards generally require the maintenance of regulatory capital sufficient to meet a tangible capital requirement, a core capital requirement, and a risk-based capital requirement. At September 30, 1997, the Bank's tangible and core capital totaled $8.6 million. This amount exceeded the tangible capital requirement of $1.1 million by $7.5 million, and the core capital requirement of $2.2 million by $6.4 million on that date. At September 30, 1997, the Bank's risk-based capital totaled $9.0 million, which exceeded its risk-based capital requirement by $6.6 million.

     The Bank's principal sources of funds for operations are deposits from its primary market area, principal and interest payments on loans, and proceeds from maturing investment securities. The principal uses of funds by the Bank include the origination of mortgage and consumer loans and the purchase of investment securities.

     The Bank is required by current OTS regulations to maintain specified liquid assets of at least 4% of its net withdrawable accounts plus short-term borrowings. Short-term liquid assets (those maturing in one year or less) may not be less than 1% of the Bank's liquidity base. At March 31, 1998, the Bank's liquidity was 21.34%. Management believes that the liquidity levels maintained are adequate to meet potential deposit outflows, loan demand, and normal operations.

     The Bank must satisfy two capital standards, as set by the OTS. These standards include a ratio of core capital to adjusted total assets of 4.0%, and a combination of core and "supplementary" capital equal to 8.0% of risk-weighted assets. At March 31, 1998, the Bank's capital was in excess of these requirements.

     At March 31, 1998, the Bank had outstanding commitments to originate loans totaling $1.6 million, excluding $4.3 million in approved, but unused lines of credit. Of the loan commitments, the Bank anticipates selling $1.4 million of the loans approved, but not closed. Management believes that the Bank's sources of funds are sufficient to fund all of its outstanding commitments.
Certificates of deposit, which are scheduled to mature in one year or less from March 31, 1998, totaled $27.2 million. Management believes that a significant percentage of such deposits will remain with the Bank.

Impact of Inflation and Changing Prices

     The financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations.

     Unlike most industrial companies, nearly all the assets and liabilities of the Bank are monetary in nature. As a result, changes in interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted.
The Bank adopted the provisions of SFAS 125 in January, 1997. The impact of the Bank adopting this statement amounted to an increase in net income of $66,000 for the year ended September 30, 1997.

     Accounting for Earnings Per Share. In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 establishes standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings Per Share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

     SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This statement requires restatement of all prior-period EPS data presented. Pioneer will adopt the statement at the end of the first quarter in fiscal year 1998. Basic and diluted earnings per share under SFAS 128 would be identical to earnings per share as presented in the financial statements, and therefore, will not have any material effect on Pioneer.

     Reporting of Comprehensive Income. In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130, Reporting of Comprehensive

Income ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Pioneer does not anticipate that adoption of SFAS 130 will have a material effect on Pioneer.

     Disclosure about Segments and Related Information. In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments.

     This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. Pioneer does not anticipate that the adoption of SFAS 131 will have a material effect on Pioneer.

                       ADJOURNMENT OF THE SPECIAL MEETING

     Approval of the Exchange Agreement requires the affirmative vote of 66 2/3% of the total shares outstanding and entitled to vote at the Special Meeting. In the event there is an insufficient number of shares present in person or by proxy at the Special Meeting to approve and adopt the Exchange Agreement, the Board of Directors intends to adjourn the Special Meeting to a later date. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting, but, in order to avoid the necessity for setting a new record date or providing formal written notice of the adjournment, would in no event be more than 30 days after the date of the Special Meeting.

     The effect of any such adjournment would be to permit Pioneer to solicit additional proxies for approval of the Exchange Agreement. While such an adjournment would not invalidate any proxies previously filed, including those filed by shareholders voting against the subject proposal, it would give Pioneer the opportunity to solicit additional proxies in favor of the Exchange Agreement. As a result, such adjournment could be advantageous to shareholders who favor the proposed Share Exchange to the potential disadvantage of those who would disfavor such proposal.

     The Board of Directors recommends a vote "FOR" the approval of the adjournment under the circumstances described herein. Approval of the adjournment requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Special Meeting.

                               LEGAL PROCEEDINGS

     Although the Bank is, from time to time, involved in various legal proceedings in the normal course of business, there are no material pending legal proceedings to which the Bank or Pioneer is a party, or to which any of their property is subject.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The annual financial statements of Pioneer accompanying this Proxy Statement have been audited by Miller, Mayer, Sullivan & Stevens, LLP, independent certified public accountants, for the periods indicated in their report thereon which is included herein. Miller, Mayer, Sullivan & Stevens LLP has served as Pioneer's independent certified public accountants since 1988. In the event the Share Exchange is not consummated, it is expected that Miller, Mayer, Sullivan & Stevens, LLP will be asked to serve as Pioneer's independent certified public accountants for fiscal year 1998.

     It is anticipated that representatives of Miller, Mayer, Sullivan & Stevens LLP will be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 MISCELLANEOUS

     The Board of Directors of Pioneer does not anticipate any other business to come before the Special Meeting. If other matters incidental to the proposed Share Exchange should come before the Special Meeting or any adjournments thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Special Meeting to complete, sign and return the enclosed proxy as promptly as possible.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       CARL C. NORTON, SECRETARY

                  PIONEER FINANCIAL CORPORATION AND SUBSIDIARY


           I N D E X    T O   F I N A N C I A L   S T A T E M E N T S


                             --------------------


                                                                            Page

Independent Auditors' Report..............................................   F-1

Consolidated Balance Sheets as of September 30, 1997 and 1996.............   F-2

Consolidated Statements of Income for the Years Ended September 30, 1997,
     1996, and 1995.......................................................   F-3

Consolidated Statements of Stockholders' Equity for the Years Ended
     September 30, 1997, 1996, and 1995...................................   F-4

Consolidated Statements of Cash Flows for the Years Ended September 30,
     1997, 1996, and 1995.................................................   F-5

Notes to Consolidated Financial Statements................................   F-7

Consolidated Balance Sheets as of March 31, 1998 (unaudited) and
     September 30, 1997...................................................  F-31

Consolidated Statements of Income (unaudited) for the Three and Six
     Months Ended March 31, 1998 and March 31, 1997.......................  F-32

Consolidated Statements of Cash Flows (unaudited) for the Six Months Ended
     March 31, 1998 and March 31, 1997....................................  F-33

Notes to Unaudited Consolidated Financial Statements......................  F-34

                     MILLER, MAYER, SULLIVAN & STEVENS LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                      "INNOVATORS OF SOLUTION TECHNOLOGY"(SM)


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pioneer Financial Corporation
Winchester, Kentucky


We have audited the accompanying consolidated balance sheets of Pioneer Financial Corporation and Subsidiary as of September 30, 1997 and 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended September 30, 1997. These consolidated financial statements are the responsibility of the management of Pioneer Financial Corporation (Company). Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Financial Corporation and Subsidiary as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended September 30, 1997 in conformity with generally accepted accounting principles.


Miller, Mayer, Sullivan & Stevens LLP
Lexington, Kentucky
October 31, 1997





                                                                (606) 223-3095
2365 HARRODSBURG ROAD    LEXINGTON, KENTUCKY 40504-3399    FAX: (606) 223-2143

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          September 30, 1997 and 1996

                               ---------------


ASSETS                                                     1997         1996
                                                       -----------   -----------
Cash and due from banks                                $ 1,188,974   $   732,573
Interest bearing deposits                                1,138,456     1,529,881
Federal funds sold                                       7,151,000     3,211,000
Certificates of deposit                                                  194,000
Securities available-for-sale, at fair value             5,949,386     7,601,611
Securities held-to-maturity, fair value of              22,621,995    23,972,497
 $22,608,182 and $23,520,598 for 1997 and
 1996, respectively
Loans receivable, net                                   34,490,871    35,247,421
Loans held for sale                                        152,750
Accrued interest receivable                                455,824       535,269
Premises and equipment, net                              1,412,264     1,175,987
Other assets                                               263,944       200,898
                                                       -----------   -----------
   Total assets                                        $74,825,464   $74,401,137
                                                       ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                               $64,585,148   $64,335,165
Advances from Federal Home Loan Bank                       652,225       698,798
Advance payments by borrowers for taxes and insurance       39,607        26,788
Other liabilities                                          810,286     1,095,751
                                                       -----------   -----------
   Total liabilities                                    66,087,266    66,156,502
                                                       -----------   -----------

Stockholders' equity
 Common stock, $1 par value, 500,000 shares                208,233       208,233
  authorized; 208,233 shares, issued and outstanding
  for 1997 and 1996, respectively
   Additional paid-in capital                            1,797,432     1,797,432
   Retained earnings, substantially restricted           6,957,353     6,213,169
   Unallocated Employee Stock Ownership Plan (ESOP)       (224,922)
    stock
 Net unrealized appreciation on securities                     102        25,801
  available-for-sale, net of tax of $53 in 1997
  and $13,292 in 1996
                                                       -----------   -----------
   Total stockholders' equity                            8,738,198     8,244,635
                                                       -----------   -----------

   Total liabilities and stockholders' equity          $74,825,464   $74,401,137
                                                       ===========   ===========

  The accompanying notes are an integral part of the consolidated financial statements.

                  PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
             for the years ended September 30, 1997, 1996, and 1995

                               ---------------

                                                 1997        1996        1995
                                              ----------  ----------  ----------
Interest income:
   Interest on loans                          $3,110,644  $3,057,393  $2,812,782
   Interest and dividends on securities        1,821,596   2,167,280   2,493,348
   Other interest income                         460,739     434,493     349,560
                                              ----------  ----------  ----------
       Total interest income                   5,392,979   5,659,166   5,655,690
                                              ----------  ----------  ----------

Interest expense:
   Interest on deposits                        2,652,734   2,815,403   2,569,375
   Interest on borrowings                         48,512      46,360      49,526
                                              ----------  ----------  ----------
       Total interest expense                  2,701,246   2,861,763   2,618,901
                                              ----------  ----------  ----------

Net interest income                            2,691,733   2,797,403   3,036,789
Provision for loan losses                                     57,433      19,000
                                              ----------  ----------  ----------
       Net interest income after provision
        for loan losses                        2,691,733   2,739,970   3,017,789
                                              ----------  ----------  ----------

Non-interest income:
   Loan and other service fees, net              381,132     409,519     394,470
   Gain (loss) on sale of securities                          33,310       1,822
   Gain on sale of loans                         108,494       2,698       7,546
                                              ----------  ----------  ----------
                                                 489,626     445,527     403,838
                                              ----------  ----------  ----------
Non-interest expense:
 Compensation and benefits                       892,855     863,508     848,817
   Occupancy expenses, net                       172,074     190,194     203,789
   Office supplies and expenses                   97,386     110,441     103,926
   Federal and other insurance premiums           94,633     616,705     172,036
   Legal expenses                                  7,634       3,827     104,953
   Data processing expenses                      143,000     136,616     141,176
   State franchise tax                            65,545      64,790      64,409
   Other operating expenses                       98,907     106,117     136,875
                                              ----------  ----------  ----------
                                               1,572,034   2,092,198   1,775,981
                                              ----------  ----------  ----------
Income before income tax expense               1,609,325   1,093,299   1,645,646
Income tax expense                               542,380     386,317     568,143
                                              ----------  ----------  ----------
Net income                                    $1,066,945  $  706,982  $1,077,503
                                              ==========  ==========  ==========

Earnings per share                            $     5.19  $     2.76  $     3.95
                                              ==========  ==========  ==========

  The accompanying notes are an integral part of the consolidated financial statements.

                  PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             for the years ended September 30, 1997, 1996, and 1995

                                ---------------

                                             Common    Additional    Retained       Net Unrealized     Unallocated       Total
                                              Stock     Paid-In       Earnings     Appreciation on       Employee     Stockholders'
                                                         Capital                      Securities          Stock          Equity
                                                                                  Available-for-Sale    Ownership
                                                                                                        Plan Stock
                                          ----------  ------------  ------------  ------------------   ------------  --------------
Balance, September 30, 1994                 $272,477   $2,351,858   $ 7,181,168                                         $ 9,805,503
   Net Income                                                         1,077,503                                           1,077,503
   Declaration of dividend                                             (351,495)                                           (351,495)

   Cumulative effect October 1, 1994 of                                                       64,189                         64,189
     change in accounting for securities
   Change in net unrealized gain on                                                          (55,922)                       (55,922)

    securities available-for-sale, net of
    deferred income taxes
                                          ----------  ------------  ------------  ------------------   ------------  --------------

Balance, September 30, 1995                  272,477    2,351,858     7,907,176                8,267                     10,539,778
   Net Income                                                           706,982                                             706,982
   Declaration of dividend                                             (353,533)                                           (353,533)

   Stock repurchase (64,244 shares)          (64,244)    (554,426)   (2,047,456)                                         (2,666,126)

   Change in net unrealized gain on                                                           17,534                         17,534
   securities available-for-sale, net of
   deferred income taxes
                                          ----------  ------------  ------------  ------------------   ------------  --------------

Balance, September 30, 1996                  208,233    1,797,432     6,213,169               25,801                      8,244,635
   Net income                                                         1,066,945
   Declaration of dividend                                             (322,761)
   Unallocated ESOP stock                                                                                  (249,913)
   ESOP shares earned in 1997                                                                                24,991
   Change in net unrealized gain on                                                           25,699
   securities available-for-sale, net of
   deferred income taxes
                                          ----------  ------------  ------------  ------------------   ------------  --------------

Balance, September 30, 1997                 $208,233   $1,797,432   $ 6,957,353             $    102     $(224,922)     $ 8,738,198
                                          ==========  ============  ============  ==================   ============  ==============



   The accompanying notes are an integral part of the consolidated financial statements.

                  PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             for the years ended September 30, 1997, 1996, and 1995

                                ---------------

                                            1997           1996          1995
                                        ------------   ------------   -----------
Operating activities

Net income                              $  1,066,945   $    706,982   $ 1,077,503
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Provision for loan losses                                 57,433        19,000
   Amortization of investment premium
    (discount)                                77,724        168,615       108,179
   Amortization of organizational cost        13,507         13,507        12,382
   Provision for depreciation                 48,522         53,365        79,900
   ESOP benefit expense                       24,991
   Amortization of loan fees                 (95,694)       (92,303)      (48,617)
   FHLB stock dividend                       (46,500)       (27,400)      (36,900)
   Securities (gain)loss, net                               (33,310)       (1,822)
   Loans originated for sale             (10,554,724)   (10,162,642)   (7,457,985)
   Proceeds from loans held for sale      10,663,218     10,165,340     7,465,531
   Gain on sale of loans                    (108,494)        (2,698)       (7,546)
   Change in:
       Prepaid expense                      (122,060)        46,028       (57,523)
       Interest receivable                    79,444        139,885       (58,475)
       Interest payable                       12,497         15,914         5,886
       Accrued liabilities                  (376,592)       627,438        55,866
       Income taxes payable                  137,381       (118,385)       11,364
                                        ------------   ------------   -----------

   Net cash provided by operating
    activities                               820,165      1,557,769     1,166,743
                                        ------------   ------------   -----------

Investing activities

Net (increase) decrease in loans             699,494     (2,998,846)   (2,800,413)
Principal repayments, mortgage-backed
 securities                                5,288,984      6,486,307     3,995,015
Purchase of premises and equipment          (284,799)       (51,941)      (18,494)
Redemption of FHLB stock                                     55,200        91,800
Proceeds from sale of securities
 available-for-sale                                                     4,488,932
Purchase of securities
 available-for-sale                                      (3,614,506)   (5,679,519)
Purchase of securities
 held-to-maturity                         (8,991,996)   (10,484,665)   (8,074,208)
Maturity of securities
 held-to-maturity                          6,635,575     14,578,264     7,548,430
Maturity of certificates of deposit          194,000         94,000
                                        ------------   ------------   -----------
   Net cash provided (used) by
    investing activities                   3,541,258      4,063,813      (448,457)
                                        ------------   ------------   -----------

                                   Continued

   The accompanying notes are an integral part of the consolidated financial statements.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
            for the years ended September 30, 1997, 1996, and 1995

                                ---------------

                                             1997          1996          1995
                                          ----------   -----------   -----------
Financing activities

Net increase (decrease) in demand
 deposits, NOW accounts and savings
 accounts                                   (365,680)   (1,678,188)   (4,229,812)
Net increase (decrease) in certificates
 of deposit                                  615,663    (1,074,568)    2,632,198
Cash dividends                              (322,762)     (353,533)     (351,495)
Federal Home Loan Bank Advance,
 repayments                                  (46,573)      (43,632)      (14,606)
Net increase (decrease) in custodial
 accounts                                     12,818         3,392         5,492
Stock repurchase                                        (2,666,126)
ESOP stock purchase                         (249,913)
                                          ----------   -----------   -----------

   Net cash provided (used) by
    financing activities                    (356,447)   (5,812,655)   (1,958,223)
                                          ----------   -----------   -----------

Increase (decrease) in cash and cash
 equivalents                               4,004,976      (191,073)   (1,239,937)

Cash and cash equivalents, beginning of
 year                                      5,473,454     5,664,527     6,904,464
                                          ----------   -----------   -----------
Cash and cash equivalents, end of year    $9,478,430   $ 5,473,454   $ 5,664,527
                                          ==========   ===========   ===========

Supplemental Disclosures
 Cash payments for:
    Interest on deposits                  $2,688,749   $ 2,811,085   $ 2,563,490
    Income taxes                            $405,000      $505,000      $627,000

   The accompanying notes are an integral part of the consolidated financial statements.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ---------------


1.   Summary of Significant Accounting Policies

     On December 20, 1994, the stockholders of Pioneer Federal Savings Bank
     (Bank) approved an agreement and Plan of Reorganization dated October 31, 1994, whereby the Bank through a reverse merger became a wholly owned subsidiary of Pioneer Financial Corporation (Company), a unitary savings and loan holding company. In accordance with the Reorganization Plan, stockholders of the Bank exchanged their shares of common stock on a one for one basis for common shares in the Company's common stock, which represented 100% of the outstanding stock of the Company.

     The Company is a corporation organized under the laws of Kentucky. The Company is a savings and loan holding company whose activities are primarily limited to holding the stock of the Bank. The Bank is a federally chartered stock savings bank and a member of the Federal Home Loan Bank System. As a member of this system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Cincinnati
     (FHLB) in an amount equal to at least the greater of 1% of its outstanding loan and mortgage-backed securities or .3% of total assets as of December 31 of each year.

     The Bank conducts a general banking business in central Kentucky which primarily consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer, and nonresidential purposes. The Bank's profitability is significantly dependent on net interest income which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Bank can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

     The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles (GAAP) and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

     The following is a summary of the Company's significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ---------------


     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated.

     Loan Origination Fees. The Bank accounts for loan origination fees in accordance with Statement of Accounting Standards (SFAS) SFAS No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases." Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Bank's experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

     Investment Securities. On October 1, 1994, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that all investments in debt securities and all investments in equity securities that have readily determinable fair values be classified into three categories. Securities that management has positive intent and ability to hold until maturity are classified as held-to-maturity. Securities that are bought and held specifically for the purpose of selling them in the near term are classified as trading securities. All other securities are classified as available-for-sale. Securities classified as trading and available-for-sale are carried at market value. Unrealized holding gains and losses for trading securities are included in current income. Unrealized holding gains and losses for available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Investments classified as held-to-maturity are carried at amortized cost. The cumulative effect of this change was to increase stockholders' equity by $97,256, net of deferred taxes of $33,067, as of October 1, 1994.

     Securities that management has the intent and ability to hold to maturity are classified as held-to-maturity, and carried at cost, adjusted for amortization of premium or accretion of discount over the term of the security, using the level yield method. Included in this category of investments is the FHLB stock which is a restricted stock carried at cost. Securities available-for-sale are carried at market value. Adjustments from amortized cost to market value are recorded in stockholders' equity net of deferred income tax until realized. The identified security method is used to determine gains or losses on sales of securities.

     Regulations require the Bank to maintain an amount of cash and U.S. government and other approved securities equal to a prescribed percentage (5% at September 30, 1997 and 1996) of deposit accounts (net of loans secured by deposits) plus short-term borrowings. At September 30, 1997 and 1996, the Bank met these requirements.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ---------------


     Office Properties and Equipment. Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight line method and the double declining balance method over the estimated useful lives of the related assets. The gain or loss on the sales of property and equipment is recorded in the year of disposition.

     Real Estate Owned. Real estate owned is generally comprised of property acquired through foreclosure or deed in lieu of foreclosure. Foreclosed real estate is initially recorded at fair value, net of selling expenses, establishing a new cost basis. Expenses relating to holding property, including interest expense, are not capitalized. These expenses are charged to operations as incurred. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its net realizable value.

     Loans Receivable. Mortgage loans held for sale are valued at the lower of cost or market, as calculated on an aggregate loan basis. All other loans are stated at the principal amount outstanding. The Bank has adequate liquidity and capital, and it is generally management's intention to hold such assets to maturity.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to pay, estimated value of any underlying collateral, and current economic conditions. While management uses the best information available, future adjustments may be necessary if conditions differ substantially from assumptions used in management's evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require additions to the allowances based on their judgment about information available to them at the time of their examination.

     Interest earned on loans receivable is recorded in the period earned. Uncollectible interest on loans that are contractually past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

     In June 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This promulgation, which was amended by SFAS No. 118 as to certain income recognition and disclosure provisions, became effective as to the Company in fiscal 1996. The new accounting standards require that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate, or as an alternative, at the loan's observable market price or fair value of the collateral. The Bank's

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ---------------


     current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value.

     The Bank adopted SFAS No. 114, as subsequently amended, on October 1, 1995, without material effect on consolidated financial condition or results of operations.

     A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogenous and therefore excluded from separate identification for evaluation of impairment. With respect to the Bank's investment in impaired multi-family and nonresidential loans, such loans are collateral dependent, and as a result, are carried as a practical expedient at the lower of cost or fair value.

     Collateral dependent loans when put in non-accrual status are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

     Deposits. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). On September 30, 1996, the President signed legislation, which among other things, recapitalized the Savings Association Insurance Fund through a special assessment on savings financial institutions, such as the Bank. The special assessment amounted to $435,000 for the Bank and is included in the Federal and other insurance premium expense for the year ended September 30, 1996. As a result of the recapitalization of the SAIF, the Bank's assessment rate for insurance on deposits, beginning in 1997, was reduced from 23% to approximately 6% on deposits under $100,000.

     Income Taxes. The Company accounts for federal income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Company's activities within the current and previous years. Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

     The Company files a consolidated federal income tax return with the Bank. The current income tax expense or benefit is allocated to each Corporation included in the consolidated tax return based on their tax expense or benefit computed on a separate return basis.

     Effect of Implementing New Accounting Standards.   In June of 1996, the
     FASB issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which superseded SFAS No. 122, "Accounting for Mortgage Servicing Rights," and amended SFAS No. 65 "Accounting for Certain Mortgage Baning Activities." SFAS No. 125 requires the Company to recognize, as separate assets, rights to service mortgage loans for others; however, these servicing rights are acquired. SFAS No. 125 was effective for the Company on January 1, 1997, and applied prospectively to mortgage banking transactions occurring after that date.

     The Company recognized mortgage servicing rights of $105,716 for the year ended September 30, 1997. Amortization of the mortgage servicing rights totaled $6,087 for the same period. The Bank sells certain residential loans, primarily fixed rate loans secured by single family residences in the secondary market. The fair value of the mortgage servicing rights was determined by quoted prices in the secondary market. The mortgage servicing rights on the loans sold in the secondary market are grouped by their primary risk characteristics, which is the interest rate. The mortgage servicing rights are being amortized in proportion to and over the period of net servicing income earned on the related loans being serviced. At September 30, 1997, there was no allowance recognized for impairment of the recorded balance of mortgage servicing rights.

     Cash and Cash Equivalents. For purposes of reporting consolidated cash flows, the Bank considers cash, balances with banks, federal funds sold, and interest bearing deposits in other financial institutions with original maturities of three months or less to be cash equivalents. Cash and cash equivalents includes approximately $8.2 million on deposit with other banks which is not covered by FDIC insurance.

     Reclassification. Certain presentations of accounts previously reported have been reclassified in these consolidated financial statements. Such reclassifications had no effect on net income or retained income as previously reported. In addition, earnings per share for the year ended September 30, 1997 has been adjusted to $5.19 per common share based on the weighted average common shares outstanding for the year of 205,628 shares.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

2.   Investment Securities

     The cost and estimated fair value of securities held by the Bank as of September 30, 1997 and 1996 are summarized as follows:

                                                     1997
                              --------------------------------------------------
                               Amortized     Gross        Gross      Fair Value
                                 Cost      Unrealized   Unrealized
                                              Gains       Losses
                              -----------  -----------  -----------  -----------
Securities,
 available-for-sale:
 SBA Pools                    $ 2,657,013                   $ 9,608  $ 2,647,405
 Mortgage-Backed Securities     3,292,217        9,764                 3,301,981
                              -----------      -------      -------  -----------
                              $ 5,949,230      $ 9,764      $ 9,608  $ 5,949,386
                              ===========      =======      =======  ===========
Securities,
 held-to-maturity:
  Debt Securities:
 U.S. Government and
  Federal Agencies            $ 4,005,625      $   615      $        $ 4,006,240
 Municipal Bonds                  717,536        8,771                   726,307
                              -----------      -------      -------  -----------
                                4,723,161        9,386                 4,732,547
                              -----------      -------      -------  -----------
 Mortgage-Backed
 Securities                    17,343,534       10,629       33,828   17,320,335
                              -----------      -------      -------  -----------

 Federal Home Loan Bank           555,300                                555,300
 of Cincinnati, capital
 stock - 5,553 shares
                              -----------      -------      -------  -----------
                              $22,621,995      $20,015      $33,828  $22,608,182
                              ===========      =======      =======  ===========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

                                                     1996
                            ----------------------------------------------------
                               Amortized     Gross        Gross      Fair Value
                                 Cost      Unrealized   Unrealized
                                              Gains       Losses
                              -----------  -----------  -----------  -----------
Securities,
 available-for-sale:
 SBA Pools                    $ 3,068,229      $ 8,043     $         $ 3,076,272
 Mortgage-Backed Securities     4,494,290       44,614       13,565    4,525,339
                              -----------      -------     --------  -----------
                              $ 7,562,519      $52,657     $ 13,565  $ 7,601,611
                              ===========      =======     ========  ===========
Securities,
 held-to-maturity:
  Debt Securities:
 U.S. Government and
  Federal Agencies            $   500,000      $           $  1,565  $   498,435
 Municipal Bonds                  817,221        1,024                   818,245
                              -----------      -------     --------  -----------
                                1,317,221        1,024        1,565    1,316,680
                              -----------      -------     --------  -----------
 Mortgage-Backed
 Securities                    22,146,476       74,622      525,980   21,695,118
                              -----------      -------     --------  -----------
 Federal Home Loan Bank         508,800                                508,800
 of Cincinnati, capital
 stock - 5,088 shares
                              -----------      -------     --------  -----------
                              $23,972,497      $75,646     $527,545  $23,520,598
                              ===========      =======     ========  ===========

   The amortized cost and estimated market value of debt securities at September 30, 1997, by contractual maturity, are as follows:

                                                                  Estimated
                                                 Amortized         Market
                                                   Cost             Value
                                               -------------    --------------
Due in one year or less                         $ 3,105,937        $ 3,105,930
Due after one year through five years             1,499,190          1,498,828
Due after five years through ten years
Due after ten years                                 118,034            127,789
                                                -----------        -----------
                                                $ 4,723,161        $ 4,732,547
                                                ===========        ===========

Effective October 1, 1994, the Bank changed its policy in accounting for debt and equity securities to conform with the requirements of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The unrealized gain on securities available-for-sale of $155 net of deferred income taxes of $53 has been recorded as a separate component of stockholders' equity as of September 30, 1997.

For the year ended September 30, 1997, the Bank received $6,635,575 from the maturity and call of U.S. Government instruments, debt securities backed by U.S. Government agencies, and mortgage-backed securities, all of which were classified as securities held-to-maturity.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

     For the year ended September 30, 1996, the Bank received $14,578,264 from the maturity and call of U.S. Government instruments and debt securities backed by U.S. Government agencies, all of which were classified as securities held-to-maturity. The Bank recognized a gain of $33,310 on the call of a Federal National Mortgage Association (FNMA) bond.

     For the year ended September 30, 1995, the Bank received $548,050 from the sale of equity securities and $3,940,882 from the sale of mortgage-backed securities, all of which were classified as securities available-for-sale. The Bank recognized a gain of $506,267 on the sale of the equity securities and a $504,445 loss on the sale of the mortgage-backed securities.

     The Bank has pledged mortgage-backed securities totaling $3,605,000 to secure certain municipal deposits as of September 30, 1997.

3.   Loans Receivable

     Loans receivable, net at September 30, 1997 and 1996 consists of the following:

                                                                                   1997              1996
                                                                               ------------       -----------
     Loans secured by first lien mortgages on real estate:
        Residential, one-to-four family properties                             $20,503,214        $21,252,055

      Multi-family and commercial properties                                     1,088,140          2,127,870
        Agricultural loans                                                         545,793            565,313
        Construction loans                                                       1,074,654          1,808,092
     Other loans:
        Commercial loans                                                         5,818,338          4,796,056
        Loans secured by deposits                                                  964,993          1,048,311
        Home equity loans                                                        2,000,421          1,662,736
        Other secured loans                                                      3,562,910          2,710,992
        Signature loans, unsecured                                                 250,893            271,109
                                                                               ------------       -----------
                                                                                35,809,356         36,242,534

        Loans in process                                                          (731,545)          (403,128)
        Allowance for loan losses                                                 (391,341)          (382,469)
        Deferred loan origination fees                                            (195,599)          (209,516)
                                                                               ------------       -----------
            Loans receivable, net                                              $34,490,871        $35,247,421
                                                                               ============       ===========

     The Bank services loans sold to other associations or governmental agencies of approximately $52,235,331, $50,317,000, and $50,138,000, as of September
     30, 1997, 1996, and 1995, respectively.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

   The Bank provides an allowance to the extent considered necessary to provide for losses that may be incurred upon the ultimate realization of loans. The changes in the allowance for loss on loans is analyzed as follows:

                                      Year Ended September 30,
                                 --------------------------------
                                     1997       1996       1995
                                 -----------  ---------  --------
Balance at beginning or period     $382,469   $352,244   $347,618
Additions charged to operations                 57,433     19,000
Charge-offs                          (4,069)   (36,901)   (18,433)
Recoveries                           12,941      9,693      4,059
                                 -----------  ---------  --------
Balance at end of period           $391,341   $382,469   $352,244
                                 ===========  =========  ========

   At September 30, 1997, the Bank had identified impaired loans totaling $5,206. The allowance for loan losses included $5,206 related to these impaired loans. At September 30, 1996, the Bank had identified impaired loans totaling $18,000. The allowance for loan losses at September 30, 1996 included $18,000 related to those impaired loans. The average amount of impaired loans for the year ended September 30, 1997 and 1996 was $11,600 and $34,800, respectively. Interest income received and recognized on impaired loans totaled $599 and $2,324 for the year ended September 30, 1997 and 1996, respectively.

   The following is a summary of non-performing loans (in thousands) for the years ended September 30, 1997, 1996, and 1995, respectively:

                                         September 30,
                                    ---------------------
                                      1997   1996   1995
                                    -------  -----  -----
Non-accrual loans                     $   6  $  18  $  41
Loans past due 90 days or more          149    205    151
                                    -------  -----  -----
Total non-performing loan balances    $ 155  $ 223  $ 192
                                    =======  =====  =====

   If interest on non-accrual loans had been accrued, such income would have been approximately $4,436, $5,035, and $2,391 for 1997, 1996, and 1995,
   respectively.

   Loans to executive officers and directors, including loans to affiliated companies of which executive officers and directors are principal owners, and loans to members of the immediate family of such persons at September 30, 1997 and 1996 are summarized as follows:

                                      September 30,
                                  ---------------------
                                     1997        1996
                                  ----------  ---------
Balance at beginning or period    $ 203,576   $ 132,127
   Additions during year            247,373     222,827
   Repayments                      (135,159)   (151,378)
                                  ----------  ---------
Balance at end of period          $ 315,790   $ 203,576
                                  ==========  =========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

4. Premises and Equipment

   Office premises and equipment at September 30, 1997 and 1996 includes the following:

            Description                 Useful         1997          1996
            -----------                  Life
                                      -----------  -----------   -----------
Land, buildings, and improvements     30-45 years  $ 1,850,235   $ 1,637,310
Furniture, fixtures, and equipment    5-10 years       790,986       720,748
                                      -----------  -----------   -----------

Balance at end of period                             2,641,221     2,358,058

   Less accumulated depreciation                    (1,228,957)   (1,182,071)
                                                   -----------   -----------
                                                   $ 1,412,264   $ 1,175,987
                                                   ===========   ===========

   Depreciation expense for the years ended September 30, 1997, 1996, and 1995 amounted to $48,522, $53,365, and $79,900, respectively.

5. Deposits

   Deposit accounts at September 30, 1997 and 1996 are summarized as follows:

                                                             September 30,
                                                      --------------------------
                                                           1997         1996
                                                      -------------  -----------
Demand deposit accounts, non-interest bearing           $ 2,889,357  $ 2,463,426
Passbook accounts with a weighted average rate of         9,482,320    9,757,570
2.95% and 2.94% at September 30, 1997 and 1996,
respectively
NOW and MMDA deposits with a weighted average rate       12,907,666   13,424,027
of 2.55% and 2.48% at September 30, 1997 and 1996,
respectively
                                                      -------------  -----------
                                                         25,279,343   25,645,023
Certificate of deposits with a weighted average          39,305,805   38,690,142
interest  rate of 5.30% and 5.24% at September 30,
1997 and 1996, respectively
                                                      -------------  -----------
   Total Deposits                                       $64,585,148  $64,335,165
                                                      =============  ===========
Jumbo certificates of deposit (minimum denomination     $ 6,991,246  $ 6,064,944
of $100,000)
                                                      =============  ===========


                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

Certificates of deposit by maturity at September 30, 1997 and 1996 (in thousands) are as follows:

                                                             September 30,
                                                      --------------------------
                                                           1997         1996
                                                      -------------  -----------
Less than 1 year                                          $29,823      $25,659
1-2 years                                                   7,477       10,291
2-3 years                                                   1,511        1,421
Maturing in years thereafter                                  495        1,319
                                                      -------------  -----------
                                                          $39,306      $38,690
                                                      =============  ===========

Certificates of deposit by maturity and interest rate category at September 30, 1997 (in thousands) are as follows:

                                  Amount Due
             --------------------------------------------------
              Less Than   1-2 Years  2-3 Years After 3   Total
               One Year                         Years
             ----------  ---------- ---------- -------  -------
2.01--4.00%        $317  $          $          $        $   317
4.01--6.00%      27,858      6,482        697      205   35,242
6.01--8.00%       1,648        995        814      290    3,747
             ----------  ---------- ---------- -------  -------
                $29,823     $7,477     $1,511     $495  $39,306
             ==========  ========== ========== =======  =======

Interest expense on deposits for the periods indicated are as follows:

                                    Years Ended September 30,
                              ------------------------------------
                                   1997        1996        1995
                              ------------  ----------  ----------
Money market and NOW account    $  348,167  $  415,846  $  395,111
Savings Accounts                   276,786     288,054     307,751
Certificates                     2,027,781   2,111,503   1,866,513
                              ------------  ----------  ----------
                                $2,652,734  $2,815,403  $2,569,375
                              ============  ==========  ==========

The Bank maintains arrangements for clearing NOW and MMDA accounts with the Federal Home Loan Bank of Cincinnati. The Bank is required to maintain adequate collected funds in its Demand Account to cover average daily clearings. The Bank was in compliance with this requirement at September 30, 1997 and 1996.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               -----------------


6. Advances from Federal Home Loan Bank

   The advances from the Federal Home Loan Bank consist of the following:

                                              September 30,
                                         -----------------------
 Maturity Date        Interest Rate         1997         1996
 -------------        -------------      ----------   ----------
   1/1/2006               6.80%           $173,573     $186,460
   2/1/2007               6.35%            337,153      362,467
   4/1/2007               7.50%            116,283      124,282
   7/1/2025               5.50%             25,216       25,589
                                         ----------   ----------
                                          $652,225     $698,798
                                         ==========   ==========

The following summarizes the amounts due on FHLB advances by year for each of the next five fiscal years and thereafter.

Fiscal Year                      Amount
-----------                     --------
1998                            $ 49,835
1999                              53,261
2000                              56,923
2001                              60,839
2002                              65,026
Subsequent to 2002               366,341
                                --------
                                $652,225
                                ========

   At September 30, 1997 and 1996, the Bank had a cash management advance line of credit with the Federal Home Loan Bank of Cincinnati that allows the Bank to borrow up to $4,000,000 for a maximum thirty day period at a fixed rate or for a maximum of ninety days at a variable rate. No commitment fees are paid under the agreement. There were no borrowings against this line of credit at September 30, 1997.

   These advances are collateralized by Federal Home Loan Bank stock totaling $555,300 and a blanket agreement against certain real estate loans amounting to $978,338.

7. Income Taxes

   Effective January 1, 1993, the Bank adopted SFAS No. 109 "Accounting for Income Taxes" which requires an asset and liability approach to accounting for income taxes.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

   The provision for income taxes for the periods indicated consist of the following:
                                                   Year Ended September 30,
                                               -------------------------------
                                                   1997       1996      1995
                                               -----------  --------  --------
Federal income tax expense:
   Current expense                              $ 741,031   $377,730  $526,821
   Deferred tax benefit                          (198,651)     8,587    41,322
                                               -----------  --------  --------

                                                $ 542,380   $386,317  $568,143
                                               ===========  ========  ========

   Deferred income taxes result from temporary differences in the recognition of income and expenses for tax and financial statement purposes. The source of these temporary differences and the tax effect of each are as follows:


                                                   Year Ended September 30,
                                                ------------------------------
                                                   1997       1996      1995
                                                ----------  --------  --------
FHLB stock                                      $  12,784   $ 3,598   $  (878)
Allowance for loan losses                        (230,498)   12,153    44,860
Other, net                                         19,063    (7,164)   (2,660)
                                                ----------  --------  --------

  Net deferred tax (benefit) expense            $(198,651)  $ 8,587   $41,322
                                                ==========  ========  ========

   For the periods indicated, total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as follows:

                                                   Year Ended September 30,
                                                ------------------------------
                                                  1997       1996       1995
                                                --------   --------   --------
Expected income tax expense at federal tax      $547,171   $371,722   $559,520
 rate
Other, net                                        (4,791)    14,595      8,623
                                                ---------  --------   --------
   Total income tax expense                     $542,380   $386,317   $568,143
                                                =========  ========   ========
Effective income tax rate                           33.7%     35.3%      34.5%
                                                =========  ========   ========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

  Net deferred tax assets included in other assets at September 30, 1997 and net deferred tax liabilities included in other liabilities at September 30, 1996 consisted of the following:

                                                  1997            1996
                                                --------       ---------

Deferred tax assets:                            $124,409       $
   Allowance for loan losses
   Deferred loan fee income                       61,057          71,235
                                                --------       ---------
                                                 185,466          71,235
                                                --------       ---------
Deferred tax liabilities:
   FHLB stock                                     99,670          86,886
   Allowance for loan losses                                     106,089
   Other, net                                     11,946          16,300
                                                --------       ---------
                                                 111,616         209,275
                                                --------       ---------
   Net deferred taxes (asset) payable           $ 73,850       $(138,040)
                                                ========       =========

   For the years ended September 30, 1996 and 1995, the Bank was allowed a special bad debt deduction limited generally to eight percent (8%) of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. If the amounts qualifying as deductions under the Internal Revenue Code provision were later used for purposes other than bad debt losses, they would be subject to Federal income tax at the then current corporation rate.

   In 1996, the Internal Revenue Service repealed this special provision for thrift institutions, such as the Bank, for determining the allowable tax bad debt reserves. Effective for tax years ending December 31, 1996 or after, fiscal year September 30, 1997 for the Bank, all thrift institutions are taxed as other banking institutions. Institutions under $500 million in assets are allowed to use the reserve method of determining their bad debt deduction based on their actual experience while larger institutions (over $500 million) must use the specific charge off method in determining their deduction. Tax bad debt reserves accumulated since December 31, 1987 must be included in taxable income of the Bank prorated over a six year period, beginning in the tax year effected by the change. This change did not have a material impact on the Bank as a deferred tax liability was provided for these accumulated reserves. The accumulated tax bad debt reserves as of December 31, 1987, which amounts to approximately $1,598,000 is only subject to being taxed at a later date under certain circumstances, such as the Bank converting to a type of institution that is not considered a bank for tax purposes. These financial statements do not include any deferred tax liability related to the accumulated tax bad debt reserves as of December 31, 1987.

8. Stockholders' Equity and Regulatory Capital

   Regulatory Capital. The Bank is subject to minimum regulatory capital requirements promulgated by the Office of Thrift Supervision (OTS). Such minimum capital standards generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

   tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets such as capitalized mortgage servicing rights) equal to 3.0% of adjusted total assets. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Savings Bank multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to-four family residential loans carry a risk-weighted factor of 50%.

   As of September 30, 1997, the Bank's regulatory capital exceeded all minimum regulatory capital requirements as shown in the following table:

                                                         Regulatory Capital
                                   -------------------------------------------------------------
                                     Tangible             Core              Risk-based
                                     Capital   Percent   Capital  Percent    Capital    Percent
                                   ----------- -------  --------- -------  ------------ --------
                                                           (in thousands)
                                   -------------------------------------------------------------
Capital under generally accepted   $    8,638         % $  8,638         % $     8,638         %
 accounting principles
Adjustments:                              -0-                -0-                   -0-
   Net unrealized appreciation on
    securities available-for-sale
  General valuation allowances                                                     378
                                   ----------           --------           -----------
Regulatory capital computed             8,638     11.5     8,638     11.5        9,016     29.8
Minimum capital requirement             1,123      1.5     2,245      3.0        2,419      8.0
                                   ----------   ------  --------   ------  -----------   ------
Regulatory capital-excess          $    7,515     10.0% $  6,393      8.5% $     6,597     21.8%
                                   ==========   ======  ========   ======  ===========   ======

   Retained Earnings Restriction. Retained earnings includes tax bad debt reserves of $1,598,000 accumulated prior to December 31, 1987 for which no Federal income tax has been provided. These tax bad debt reserves are only taxable in certain circumstances, such as if the Bank converted to an institution that did not qualify as a bank for tax purposes (see Note 7).

   Liquidation Account. Upon conversion to a capital stock savings bank, eligible account holders who continued to maintain their deposit accounts in the Bank were granted priority in the event of the future liquidation of the Bank through the establishment of a special "Liquidation Account" in an amount equal to the consolidated net worth of the Bank at September 30, 1986. The Liquidation Account was $2,531,513 at September 30, 1986 and is reduced in proportion to reductions in the balance of eligible account holders as determined on each subsequent fiscal year end. The existence of the Liquidation Account will not restrict the use or application of net worth except with respect to the cash payment of dividends.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

    Dividend Restrictions. The payment of cash dividends by the Bank on its Common Stock is limited by regulations of the OTS. Interest on savings accounts will be paid prior to payments of dividends on common stock. The Bank may not declare or pay a cash dividend to the Company in excess of 100% of its net income to date during the current calendar year plus the amount that would reduce by one-half the Bank's capital ratio at the beginning of the year without prior OTS approval. Additional limitation on dividends declared or paid, or repurchases of the Bank stock are tied to the Bank's level of compliance with its regulatory capital requirements.

9.  Stock Repurchase

    During the fiscal year ended September 30, 1996, pursuant to a Stock Purchase Agreement approved by the Board of Directors and the Office of Thrift Supervision, the Company purchased 64,244 shares of the Company's outstanding stock, of which 58,069 shares were owned by a group of stockholders collectively known as the "EKH Group." The 64,244 shares of common stock were purchased in July of 1996 at a total cost of $2,666,126.

10. Retirement Benefits

    Profit Sharing Plan. On December 17, 1985, the Board of Directors of the Bank adopted an employee pension benefit plan (referred to as a "401K Profit Sharing Plan") as described under the Employees' Retirement Income Security Act of 1974. The Plan became effective December 19, 1985. The Plan covers all full-time employees who have attained the age of 20 1/2 years and have been employed six months prior to the anniversary date of the Plan. Under the Plan, the Bank makes discretionary contributions based on profits, in accordance with Section 401(k) of the Internal Revenue Code. The Bank did not make any contributions to the Plan for the years ended September 30, 1997, 1996, and 1995.

    Employee Stock Ownership Plan. On October 31, 1994, the Board of Directors of the Bank established an Employee Stock Ownership Plan (the "ESOP") in which employees meeting age and service requirements are eligible to participate. The ESOP is effective beginning January 1, 1994. The ESOP Plan covers all employees who have attained the age of 20 1/2 with six months service prior to the entry date. Contributions to the Plan are determined by the Board of Directors for each plan year and can be made in the form of company stock, cash, or other consideration.

    On April 11, 1997 the Board of Directors of the Company authorized a loan to the ESOP Trust in the amount of $249,913. The ESOP Trust used the proceeds of the loan to acquire 6,022 shares of the Company's outstanding stock from persons affiliated with the Bank. The loan is to be repaid in ten annual installments, beginning December 1, 1997. Interest is based on the prime rate published in the Wall Street Journal and is adjusted annually. The stock is pledged as collateral on the loan. The Bank is expected to make annual contributions sufficient to meet the debt service requirements. As the debt is repaid, ESOP shares which were initially pledged

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

    as collateral are released from collateral, based on the proportion of debt service paid in that year, and allocated to Plan participants.

    The Company accounts for its ESOP in accordance with the Statement of Position 93-6, "Employers Accounting for Employee Stock Ownership Plans" (Statement). The Statement prescribes the accounting treatment for initially leveraged ESOPs, which requires among other things that:

    a. For ESOP shares committed to be released in a period to compensate employees directly, employers should recognize compensation costs equal to the average fair value (as determined on a monthly basis) of the shares committed to be released;

    b. Dividends on unallocated shares used to repay ESOP loans are not considered dividends for financial reporting purposes;

    c. For an internally leveraged ESOP, the Company loan receivable and the ESOP note payable as well as the related income/expense are not reflected in the consolidated financial statements;

    d. For earnings per share computations, ESOP shares that have been committed to be released should be considered outstanding. ESOP shares that have not been committed to be released should not be considered outstanding.

    ESOP compensation was $24,991, $30,512, and $24,425 for the years ended September 30, 1997, 1996, and 1995, respectively. For 1997, 602 shares were committed to be released from collateral. At September 30, 1997, there were 5,420 unallocated ESOP shares having a fair value of $224,922.

11. Related Parties

    Mrs. Janet White Prewitt serves the Company as Chairman of the Board of Directors. Mrs. Prewitt is an equity partner in the law firm of White, MCCann, and Stewart that serves as general counsel to Pioneer Federal Savings Bank. The fees paid to the Law Firm for fiscal years 1997, 1996, and 1995, were $90,948, $103,969, and $77,385, respectively. (See Note 4 for a summary of loans to officers and directors). In addition, White, MCCann, and Stewart receives commissions on title insurance premiums related to real estate mortgages originated by the Bank. These commissions amounted to $10,858, $29,889, and $14,915 for the years ended September 30, 1997, 1996, and 1995, respectively.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

12. Financial Instruments with Off-Balance Sheet Risk and Concentration of Credit Risk

    The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include mortgage commitments outstanding which amounted to approximately $2,634,854 and $1,107,600 for the year ended September 30, 1997 and 1996, respectively plus unused lines of credit granted to customers totaling $2,242,683 and $1,689,376 at September 30, 1997 and 1996, respectively. The mortgage loan commitments at September 30, 1997 and 1996 included fixed rate loan commitments of $610,955 and $370,000, respectively. In addition, at September 30, 1997 and 1996, respectively, the Bank had made loan commitments for real estate loans secured by first mortgages totaling $1,235,202 and $1,169,350, which it anticipated selling in the secondary market. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and consumer lines of credit are represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies, but primarily includes residential real estate.

    The Bank has concentrated its lending activity within a 90 mile radius of Winchester, Kentucky. Therefore, a substantial portion of its debtors' ability to honor their contracts is dependent on the economy of this area.

13. Earnings Per Share

    Earnings per share for the year ended September 30, 1997, 1996, and 1995 was calculated by dividing net income $1,066,945, $706,982, and $1,077,503 by the weighted average number of shares of common stock outstanding during the year, which were 205,628, 256,417, and 272,477 shares for the years ended September 30, 1997, 1996, and 1995, respectively.

14. Disclosures about Fair Value of Financial Instruments

    In December 1991, the FASB issued SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." This statement extends the existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments (as defined), both assets and liabilities recognized and not recognized in the statements of financial condition, for which it is practicable to estimate fair value.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

   There are inherent limitations in determining fair value estimates, as they relate only to specific data based on relevant information at that time. As a significant percentage of the Bank's financial instruments do not have an active trading market, fair value estimates are necessarily based on future expected cash flows, credit losses, and other related factors. Such estimates are accordingly, subjective in nature, judgmental and involve imprecision. Future events will occur at levels different from that in the assumptions, and such differences may significantly affect the estimates.

   The statement excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. Additionally, the tax impact of the unrealized gains or losses has not been presented or included in the estimates of fair value.

   The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

   Cash and Cash Equivalents. The carrying amounts reported in the statement of financial condition for cash and short-term instruments approximate those assets' fair values.

   Investment Securities. Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. No active market exists for the Federal Home Loan Bank capital stock. The carrying value is estimated to be fair value since if the Bank withdraws membership in the Federal Home Loan Bank, the stock must be redeemed for face value.

   Loans Receivable. The fair value of loans was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   Deposits. The fair value of savings deposits and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   Loan Commitments and Unused Home Equity Lines of Credit. The fair value of loan commitments and unused home equity lines of credit is estimated by taking into account the remaining terms of the agreements and the present credit-worthiness of the counterparties.

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

   The estimated fair value of the Company's financial instruments at September 30, 1997 are as follows:

                                       Carrying       Fair
                                        Amount        Value
                                      -----------  -----------
 Assets
 Cash and cash equivalents            $ 9,478,430  $ 9,478,430
   Securities available-for-sale        5,949,386    5,949,386
   Securities held-to-maturity         22,621,995   22,608,182
   Loans receivable, net               34,490,871   34,932,118
 Liabilities
   Deposits                            64,585,148   64,916,792
   FHLB advances                          652,225      443,565
 Unrecognized Financial Instruments
   Loan commitments                                  2,634,854
   Unused lines of credit                            2,242,683

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

15. Pioneer Financial Corporation Financial Information (Parent Company Only)

    The parent company's principal assets are its investment in the Bank and cash balances on deposit with the Bank. The following are condensed financial statements for the parent company as of and for the year ended September 30, 1997.

                         Pioneer Financial Corporation
                   Condensed Statement of Financial Condition
                               September 30, 1997

    Assets:
     Cash and due from banks                                        $   24,679
     Investment in subsidiary                                        8,636,473
     Organizational cost, net                                           28,140
     Other assets                                                       48,906
                                                                    ----------
       Total assets                                                 $8,738,198
                                                                    ==========

    Liabilities and Stockholders' Equity:

    Liabilities                                                     $
                                                                    ----------

    Stockholders' equity:
     Common stock                                                      208,233
     Additional paid-in capital                                      1,797,432
     Retained earnings                                               6,957,353
     Unallocated Employee Stock Ownership Plan (ESOP) stock           (224,922)
     Net unrealized appreciation on securities available-for-sale          102
                                                                    ----------

       Total liabilities and stockholders' equity                   $8,738,198
                                                                    ==========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

                         Pioneer Financial Corporation
                         Condensed Statement of Income
                         year ended September 30, 1997

    Income:
     Cash dividends from Bank                                         $  572,762
                                                                      ----------

    Expense:
     Amortization of organizational expense                               13,508
     Other operating                                                       2,181
                                                                      ----------
                                                                          15,689
                                                                      ----------

    Income before income tax benefit                                     557,073

    Income tax benefit                                                     5,334
                                                                      ----------
    Net income before equity in undistributed net income of
     subsidiary                                                          562,407

    Equity in undistributed net income of subsidiary                   1,077,300
                                                                      ----------
     Net income                                                       $1,639,707
                                                                      ==========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

                         Pioneer Financial Corporation
                       Condensed Statement of Cash Flows
                         year ended September 30, 1997

    Operating activities:
     Net income                                                    $ 1,639,707
     Adjustments to reconcile net income to net cash provided
     by operating activities:
       Equity in undistributed net income of subsidiary             (1,077,300)
       Amortization of organizational cost                              13,508
       Increase in receivables                                          (5,334)
                                                                   -----------
     Net cash provided by operating activities                         570,581
                                                                   -----------
    Investing activities:

     Net cash provided (used) by investing activities

    Financing activities:
     Dividends paid                                                   (322,762)
     Loan to Employee Stock Ownership Plan (ESOP)                     (249,913)
                                                                   -----------

     Net cash used by financing activities                            (572,675)
                                                                   -----------

    Decrease in cash and cash equivalents                               (2,094)

    Cash and cash equivalents at beginning of period                    26,773
                                                                   -----------

    Cash and cash equivalents at end of period                     $    24,679
                                                                   ===========

                 PIONEER FINANCIAL CORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             --------------------

16. Pioneer Service Corporation

    On August 30, 1978, the Savings Bank formed Pioneer Service Corporation, a wholly owned subsidiary, by purchasing its stock for $16,000. The Subsidiary was created to hold stock in a not for profit corporation that provides on line computer processing and inquiry service for the Bank and other savings and loan institutions.

    Summary balance sheets for the wholly owned subsidiary, Pioneer Service Corporation are as follows:

                          PIONEER SERVICE CORPORATION
                  Balance Sheets, September 30, 1997 and 1996


ASSETS                                         1997                    1996
                                             ---------              ----------
Cash                                         $     653              $      653
Investments                                     15,000                  15,000
                                             ---------              ----------
                                             $  15,653              $   15,653
                                             =========              ==========
STOCKHOLDERS' EQUITY
Common stock                                 $  16,000              $   16,000
Paid-in capital                                  1,000                   1,000
Deficit                                         (1,347)                 (1,347)
                                             ---------              ----------
                                             $  15,653              $   15,653
                                             =========              ==========

    The Service Corporation incurred expenses of $-0- and $30 for the years ended September 30, 1997 and 1996, respectively.

17. Subsequent Events

    On May 23, 1997, the Bank entered into a purchase and assumption agreement with Peoples Exchange Bank to sell and assign certain assets and certain deposit liabilities of its branch office in Stanton, Kentucky. This agreement was finalized and settled on October 29, 1997. Deposit accounts transferred to the purchaser amounted to $4,930,683. In addition, the Bank sold loans totaling $34,370, which were secured by deposits transferred in the Agreement, plus property and equipment having a book value of $50,000. The transaction resulted in a net gain to the Bank of approximately $575,000.

                         PIONEER FINANCIAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                ---------------


                                                      As of          As of
                                                    March 31,    September 30,
ASSETS                                                1998            1997
                                                   ------------  --------------
                                                   (unaudited)
Cash                                               $   969,908     $ 1,188,974
Interest bearing deposits                            2,429,181       1,138,456
Federal Funds sold                                   6,775,000       7,151,000
Available-for-sale securities                        5,193,291       5,949,386
Held-to-maturity securities                         21,244,311      22,621,995
Loans receivable, net                               33,262,531      34,490,871
Loans held for sale                                    269,500         152,750
Accrued interest receivable                            423,347         455,824
Premises and equipment, net                          1,357,457       1,412,264
Prepaid expenses and other assets                      315,280         263,944
                                                   -----------     -----------

 Total assets                                      $72,239,806     $74,825,464
                                                   ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                           $61,480,165     $64,585,148
FHLB Advances                                          661,587         652,225
Advance payments by borrowers for taxes and
 insurance                                              17,713          39,607
Federal income tax payable                             211,065         216,675
Other liabilities                                      317,893         593,611
                                                   -----------     -----------
 Total liabilities                                  62,688,423      66,087,266
                                                   -----------     -----------

Stockholders' equity:
 Common stock, $1 par value, 500,000 shares
  authorized;
     208,233 shares issued and outstanding             208,233         208,233
 Additional paid-in capital                          1,797,432       1,797,432
 Retained earnings, substantially restricted         7,616,085       6,957,353
 Unallocated Employee Stock Ownership Plan
  (ESOP) stock                                        (179,365)       (224,922)
 Net unrealized appreciation on
  available-for-sale securities                        108,998             102
                                                   -----------     -----------
     Total stockholders' equity                      9,551,383       8,738,198
                                                   -----------     -----------

     Total liabilities and stockholders' equity    $72,239,806     $74,825,464
                                                   ===========     ===========

                         PIONEER FINANCIAL CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                ---------------

                             For the Three-Month Periods     For the Six-Month Periods
                                   Ended March 31,                Ended March 31,
                             ---------------------------     -------------------------
                                 1998         1997               1998          1997
                             ------------  -------------     ------------   ----------
Interest income:
 Interest on loans             $  780,324  $    785,449        $1,545,615   $1,560,361
 Interest and dividends on
  securities                      437,316       532,646           878,884    1,053,518
 Other interest income             80,361        78,365           152,888      142,781
                               ----------  ------------        ----------   ----------
  Total interest income         1,298,001     1,396,460         2,577,387    2,756,660
                               ----------  ------------        ----------   ----------

Interest expense:
 Interest on deposits             620,595       652,846         1,263,435    1,306,309
 Interest on FHLB advances         10,954        11,314            21,675       26,545
                               ----------  ------------        ----------   ----------
  Total interest expense          631,549       664,160         1,285,110    1,332,854
                               ----------  ------------        ----------   ----------

Net interest income               666,452       732,300         1,292,277    1,423,806
 Provision for loan losses
  Net interest income
   after provision
   for loan losses                666,452       732,300         1,292,277    1,423,806
                               ----------  ------------        ----------   ----------

Non-interest income:
 Loan and other service
  fees, net                        90,334        95,997           164,335      189,936
 Gain (loss) on sale of
  fixed assets                                                       (654)
 Gain (loss) on sale of
  branch                                                          567,614
 Gain (loss) on sale of
  loans                            71,025        26,495            91,998       52,168
                               ----------  ------------        ----------   ----------
  Total non-interest income       161,359       122,492           823,293      242,104
                               ----------  ------------        ----------   ----------

Non-interest expense:
 Compensation and benefits        184,668       211,923           456,612      454,127
 Occupancy expense                 43,652        61,827            86,852      102,473
 Office supplies and
  postage                          23,568        29,238            52,666       51,002
 Federal and other
  insurance premiums               12,402         6,309            32,351       44,425
 Advertising                        1,898         9,414             8,349       14,812
 Data processing expense           31,375        34,703            76,269       68,335
 State franchise tax               15,150        16,386            31,680       32,772
 Legal fees                        45,191         8,097            55,492        9,750
 Other operating expense           12,520        26,962            51,537       55,786
                               ----------  ------------        ----------   ----------
  Total non-interest
   expense                        370,424       404,859           851,808      833,482
                               ----------  ------------        ----------   ----------
Income before income tax
 expense                          457,387       449,933         1,263,762      832,428
Provision for income taxes        156,914       160,720           431,085      283,492
                               ----------  ------------        ----------   ----------
Net income                     $  300,473  $    289,213        $  832,677   $  548,936
                               ==========  ============        ==========   ==========
Earnings per common share      $     1.48  $       1.39        $     4.10   $     2.64
                               ==========  ============        ==========   ==========
Earnings per common share
assuming dilution              $     1.48  $       1.39        $     4.10   $     2.64
                               ==========  ============        ==========   ==========

                         PIONEER FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                ---------------

                                                     For the Six-Months Ending
                                                             March 31,
                                                    ---------------------------
                                                        1998           1997
                                                    -------------  ------------
Cash flows from operating activities:
 Net income                                          $   832,677   $   548,936
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for loan losses
  Amortization of investment premium (discount)           29,068       (38,694)
  Amortization of organizational cost                      6,754         6,754
  Provision for depreciation                              31,201        26,410
  Gain on sale of branch                                (567,614)
  Amortization of loan fees                              (60,918)      (51,958)
  FHLB stock dividend                                    (20,200)      (18,200)
  Loans originated for sale                           (8,062,196)   (4,617,359)
  Proceeds from loans held for sale                    8,154,194     4,623,979
  Loans held for sale (gain) loss                        (91,998)       (6,620)
  ESOP benefit expense                                     8,494
 Change in:
  Income taxes payable                                   (61,708)        8,787
  Interest receivable                                     32,477        33,661
  Interest payable                                       (11,733)      (33,282)
  Accrued liabilities                                   (263,985)     (624,867)
  Prepaid expense                                        (58,090)      127,274
                                                     -----------   -----------
   Net cash provided by operating activities            (103,577)      (15,179)
                                                     -----------   -----------

Cash flows from investing activities:
 Net (increase) decrease in loans                      1,172,508       761,098
 Matured certificates of deposit                                        96,000
 Matured held-to-maturity securities                   4,500,000     6,759,561
 Purchase of held-to-maturity securities              (4,644,116)   (4,986,379)
 Purchase of premises and equipment                      (33,780)      (49,769)
 Purchase of available-for-sale securities
 Sale of available-for-sale securities
 Principal repayments on securities                    2,434,018     2,385,712
                                                     -----------   -----------
   Net cash (used) by investing activities             3,428,630     4,966,223
                                                     -----------   -----------

Cash flows from financing activities:
 Net increase (decrease) in demand deposits, NOW
  accounts and savings accounts                       (1,086,201)      917,427
 Net increase (decrease) in certificates of
  deposit                                             (2,018,783)       64,273
 Proceeds from FHLB advance                               34,000
 Payments on FHLB advances                               (24,638)      (22,927)
 Cash dividend payments                                 (173,902)     (156,175)
 Net increase (decrease) in custodial accounts           (21,894)       (9,505)
 Proceeds from sale of branch                            625,000
 Payment on ESOP loan                                     37,024
                                                     -----------   -----------
   Net cash provided (used) by financing
    activities                                        (2,629,394)      793,093
                                                     -----------   -----------

Increase (decrease) in cash and cash equivalents         695,659     5,744,137
Cash and cash equivalents, beginning of period         9,478,430     5,473,454
                                                     -----------   -----------
Cash and cash equivalents, end of period             $10,174,089   $11,217,591
                                                     ===========   ===========

Supplemental disclosures:

 The Bank made income tax payments during the six month periods ended March 31, 1998 and 1997, respectively of $475,000 and $155,000.

 The Bank paid $1,296,843 and $1,339,591 in interest on deposits and other borrowings during the six month periods ended March 31, 1998 and 1997, respectively.

Notes to Unaudited Condensed Consolidated Financial Statements

1.   Basis of Presentation

     Pioneer Financial Corporation (the "Company") was formed at the direction of Pioneer Federal Savings Bank (the "Bank") to become the holding company of the Bank, which was completed on December 24, 1994 under an Agreement and Plan of Reorganization, dated October 31, 1994. Since the Reorganization, the Company's primary assets have been the outstanding capital stock of the Bank, and its sole business is that of the Bank. Accordingly, the consolidated financial statements and discussions herein include both the Company and the Bank.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary for fair presentation have been included. The results of operations and other data for the six month period ended March 31, 1998 are not necessarily indicative of results that may be expected for the entire fiscal year ending September 30, 1998.

2.   Earnings Per Share

     Earnings per common share for the three month periods ended March 31, 1998 and 1997 amounted to $1.48 and $1.39 per share, respectively, based on weighted average common stock shares outstanding of 203,411 and 208,233, respectively. Earnings per common share for the six months period ended March 31, 1998 and 1997 amounted to $4.10 and $2.64 per share, based on weighted average common stock shares outstanding of 203,179 and 208,233, respectively. Shares of common stock held by the ESOP are considered outstanding when they are committed to be released.

3.   Dividends

     The Company paid dividends of $0.46 per share or $93,017 for the three month period ended March 31, 1998 compared to $0.40 per share or $83,293 for the same period in 1997. The Company paid dividends of $0.86 per share of $173,902 for the six month period ended March 31, 1998 compared to $0.75 per share or $156,175 for the same period in 1997.

4.   Possible Year 2000 Computer Program Problems

     A great deal of information has been disseminated about the global computer crash that may occur in the year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest, or delinquency based on the wrong date or are expected to be unable to compute payment, interest, or delinquency. Rapid and accurate data processing is essential to the operations of the Company. Data processing is also essential to most other financial institutions and many other companies.

     All of the material data processing applications of the Company that could be affected by this problem are provided by a third party service bureau. The service bureau used by the Company has advised the Company that it expects to resolve this potential problem before the year 2000. However, if the service bureau is unable to resolve this problem in time, the Company would likely experience significant data processing delays, mistakes, and failures. These delays, mistakes, and failures could have a significant adverse impact on the financial condition and results of operations of the Company.

                                                                      Appendix A

                            SHARE EXCHANGE AGREEMENT
                            ------------------------


  This is a Share Exchange Agreement (this "Agreement") dated May 7, 1998, among
(a) Central Bancshares, Inc. ("Central"), a Kentucky corporation, (b) Pioneer Financial Corporation ("Pioneer"), a Kentucky corporation, and (c) Pioneer Federal Savings Bank (the "Bank"), a federally chartered savings bank wholly owned by Pioneer with its principal office in Winchester, Kentucky. William M. Cress, Carl C. Norton, Janet White Prewitt, Robert G. Strode, Thomas D. Muncie, Andrew James Ryan, Nancy M. Lawwill, and Wayne M. Martin, all of the directors of Pioneer (collectively referred to herein as the "Pioneer Directors" or the "Board of Directors of Pioneer") join in this Agreement for the limited purposes set forth in Sections 6.02 and 9.10.

                                   SECTION 1

                                  The Exchange

  1.01  Plan of Exchange.  Upon the terms and conditions set forth in this
        ----------------
Agreement, the Plan of Share Exchange in the form attached hereto as Annex 1.01
                                                                     ----------
(the "Plan of Exchange") and the Kentucky Business Corporation Act (the "Act"), Central shall acquire all the outstanding shares of Pioneer in a statutory share exchange (the "Exchange"). The form of Plan of Exchange is incorporated by this reference into, and made part of, this Agreement.

  1.02  Pioneer Capital Stock.  The authorized capital stock of the Pioneer
        ---------------------
consists solely of 500,000 shares of common stock, of a par value of $1.00 per share ("Pioneer Common Stock"), of which 208,233 shares are issued and outstanding.

  1.03  Bank Capital Stock.  The authorized capital stock of the Bank consists
        ------------------
solely of 299,000 shares of common stock, of a par value of $1.00 per share ("Bank Common Stock"), of which 5,000 shares are issued and outstanding and owned by Pioneer.

  1.04  Exchange Consideration.  Except as modified pursuant to Section 1.05
        ----------------------
below, at the Effective Time (as defined in Section 2.02), each share of Pioneer Common Stock issued and outstanding, except for shares ("Dissenting Shares") with respect to which the holder has properly perfected the holder's rights to dissent under Subtitle 13, Chapter 271B of Kentucky Revised Statutes (KRS 271B.13-010 to .13-310) (the "Dissenters' Rights Statute"), shall be acquired by Central and shall automatically be converted into and exchanged for the right to receive a cash payment up to $98.50, without interest, for a total exchange consideration for all shares of Pioneer Common Stock issued and outstanding at the Effective Time of not more than $20,510,950 (the "Exchange Consideration").

  1.05  Modification of Exchange Consideration.  In the event, as of the Closing
        --------------------------------------
Date (as defined in Section 2.01), (i) the aggregate fees and expenses of Investment Bank Services, Incorporated ("IBS") and Stites & Harbison incurred by Pioneer in connection with the transactions contemplated hereunder, exceed $370,800, then the Exchange Consideration shall be reduced by a cash amount equal to such excess.

                                   SECTION 2

                      The Closing and the Effective Time
                      ----------------------------------

  2.01  The Closing.  A "Closing" shall take place at the offices of Brown, Todd
        -----------
& Heyburn PLLC, 2700 Lexington Financial Center, Lexington, Kentucky, at a time and date mutually agreed to by Central and Pioneer, which time and date shall not be later than ten (10) business days after the first day on which all of the conditions set forth in Section 7.01 of the Agreement are satisfied or waived in writing or at such other time and date as Pioneer and Central may agree to in writing (the "Closing Date"). At the Closing, (a) Central, Pioneer, and the Bank shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 7 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Section 7 shall be delivered; (c) the parties shall execute Articles of Share Exchange appropriate for filing with the Secretary of State of the Commonwealth of Kentucky; and (d) Central, Pioneer, and the Bank shall execute and deliver to the others all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Exchange and other transactions contemplated hereby.

  2.02  The Effective Time.  Central shall deliver the Articles of Share
        ------------------
Exchange to the Secretary of State of the Commonwealth of Kentucky for filing as promptly as possible following the Closing. The Exchange shall be effective at 11:59:59 P.M., Lexington, Kentucky, time on the date Articles of Share Exchange are filed with the Secretary of State of the Commonwealth of Kentucky (the "Effective Time").

                                   SECTION 3

                          Basic Terms of the Exchange
                          ---------------------------

  3.01  Statutory Share Exchange.  As provided by Section 271B.11-060(2) of the
        ------------------------
Act,  at the Effective Time:

        (a) Each outstanding share of Pioneer Common Stock shall, ipso facto, and without any action on the part of holder thereof, be exchanged for the right to receive the Exchange Consideration as provided in the Plan of Exchange and the former holders of the outstanding shares of Pioneer Common Stock shall be entitled only to the exchange rights provided in the Articles of Share Exchange or the Dissenters' Rights Statute; and

        (b) Central shall acquire and be issued a number of shares of Pioneer Common Stock equal to the number of shares of Pioneer Common Stock that was outstanding immediately prior to the Effective Time, which shares of Pioneer Common Stock so acquired by Central shall constitute all of the issued and outstanding Pioneer Common Stock at the Effective Time.

  3.02  Surrender of Certificates.
        -------------------------

        (a) As soon as practicable after the Effective Time, Pioneer Federal Savings Bank, Winchester, Kentucky, as exchange agent (the "Exchange Agent"), shall deliver to each former holder of Pioneer Common Stock (except holders of Dissenting Shares), who has validly surrendered to the Exchange Agent the certificate or certificates formerly representing such holder's shares of Pioneer Common Stock together with a letter of transmittal in the customary form and other documentation that reasonably may be required by Central or the Exchange Agent, a check for an amount equal to the product of the Exchange Consideration and the number of shares of Pioneer Common Stock represented by the certificate or certificates so surrendered. Central agrees to make available to the Exchange Agent immediately prior to Closing an amount of cash sufficient to cause payment of the Exchange Consideration to be made for any certificates formerly representing shares of Pioneer Common Stock surrendered for payment in accordance with this Section 3.02. No interest shall accrue or be paid with respect to the Exchange Consideration. As soon as practicable (but no more than five (5) business days) after the Effective Time, Central will cause the Exchange Agent to mail to each record holder of Pioneer Common Stock at the Effective Time a form of letter of transmittal which, among other matters, shall specify how surrender of the stock certificates shall be effected. There shall be no obligation to deliver the Exchange Consideration in respect of any shares of Pioneer Common Stock until (and then only to the extent that) the holder thereof validly surrenders its certificate or certificates representing the shares of Pioneer Common Stock for exchange as provided in this Section 3.02, or, in lieu thereof, delivers to the Exchange Agent an appropriate affidavit of loss and an indemnity agreement and/or bond as may be required in any such case by Central in its reasonable discretion (which discretion Central may delegate to the Exchange Agent). If any payment for shares of Pioneer Common Stock is to be made in a name other than that in which the certificate for Pioneer Common Stock surrendered for exchange is registered, it shall be a condition to the payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that all signatures shall be guaranteed by a member firm of any national securities exchange in the United States or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office in the United States, and that the person requesting the payment shall either (i) pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable. From and after the Effective Time, there shall be no transfers on the stock transfer books of Pioneer of any shares of Pioneer Common Stock outstanding immediately prior to the Effective Time.

  3.03  No Further Rights.  At and after the Effective Time, each holder of a
        -----------------
certificate that represented shares of Pioneer Common Stock immediately prior to the Effective Time shall cease to have any rights as a shareholder of the Pioneer, except for the right to surrender such Certificate in exchange for the payment provided pursuant to Section 3.01 or to perfect his rights under the Dissenters' Rights Statute.

  3.04  Closing of Transfer Books.  The stock transfer books of Pioneer shall be
        -------------------------
closed at the close of business on the business day immediately preceding the date of the Closing. Central shall be entitled to rely upon the stock transfer books of Pioneer to establish the identity of those persons entitled to receive the consideration specified in this Agreement for their shares of Pioneer Common Stock, which books shall be conclusive as to the record ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Central shall be entitled to deposit any consideration represented thereby in escrow with the Clark County, Kentucky Circuit Court and thereafter be relieved with respect to any claims to such consideration.

  3.05  Pioneer's Articles of Incorporation and Bylaws.  The Exchange shall not
        ----------------------------------------------
amend, alter or otherwise affect Pioneer's Articles of Incorporation or Bylaws, both as amended and in effect at the Effective Time.

  3.06  Pioneer's Board of Directors and Officers.  At the Effective Time, the
        -----------------------------------------
directors of Pioneer and the Bank immediately prior to the Effective Time shall all resign and the persons designated by Central shall become the directors of Pioneer, each such director to hold office, subject to the applicable provisions of Pioneer's Articles of Incorporation and Bylaws, until the next annual meeting of Pioneer's shareholders and until his successor is elected and qualifies. At the Effective Time, all the officers of Pioneer immediately prior to the Effective Time shall likewise resign and the persons designated by Central shall become the officers of Pioneer, each such officers to serve at the pleasure of the Pioneer's new Board of Directors. Following the Effective Time, the officers of the Bank shall serve at the pleasure of the Bank's new Board of Directors as designated by Central.

                                    SECTION 4

             Representations and Warranties of Pioneer and the Bank
             ------------------------------------------------------

  Except as set forth in the Disclosure Letter delivered by Pioneer and the Bank to Central concurrently herewith, Pioneer represents and warrants to Central each of the following with respect to both Pioneer and the Bank and the Bank represents and warrants each of the following only to the extent such representations and warranties relate to the Bank:

  4.01  Organization and Qualification.  Pioneer is a Kentucky corporation, duly
        ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Bank is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United
States.   The Bank and Pioneer have all requisite corporate power and authority to own and lease their property and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by Pioneer or the Bank, nor the nature of the activities conducted by Pioneer or the Bank makes necessary qualification by Pioneer or the Bank as a foreign association in any jurisdiction. The Bank is a member in good standing of the Federal Home Loan Bank of Cincinnati (the "FHLB") and all eligible accounts of deposit in the Bank are insured by the Savings Association Insurance Fund ("SAIF"), as administered by the Federal Deposit Insurance Corporation ("FDIC"), to the fullest extent permitted by law. Pioneer is a duly registered Savings and Loan Holding Company, and in good standing under the Home Owners' Loan Act.

  4.02  Authorization.  Pioneer and the Bank have the full right, corporate
        -------------
power and authority to enter into, execute, deliver and perform, subject to approval by Pioneer's shareholders, their obligations under this Agreement. Except for the approval by the shareholders of Pioneer, the execution, delivery and performance of this Agreement by Pioneer and the Bank has been duly authorized and approved by all requisite corporate action. The Board of Directors of Pioneer has unanimously adopted this Agreement and the Plan of Exchange. This Agreement constitutes a valid and legally binding obligation of Pioneer and the Bank. Neither Pioneer nor the Bank has a legal obligation, absolute or contingent, to any other individual, firm, partnership, corporation or other entity ("Person") (i) to sell any substantial part of its assets, or to sell any of its assets, except in the ordinary course of business; (ii) to effect any merger, share exchange, consolidation or other reorganization; (iii) to enter into any agreement with respect thereto or (iv) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the Articles of Incorporation or Charter, as appropriate, or the Bylaws of Pioneer or the Bank; or (b) (i) materially violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or material assets of Pioneer or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Pioneer or the Bank or any assets of Pioneer or the Bank which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a material adverse effect on

Pioneer and the Bank, taken as a whole; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Pioneer or the Bank or any assets of Pioneer or the Bank, the violation of which is, either separately or in the aggregate, material to the financial condition or properties of Pioneer or the Bank.

  4.03  Subsidiaries.  Other than Pioneer's interest in the Bank, neither
        ------------
Pioneer nor the Bank has ever owned an interest greater than or equal to five percent (5%) of the equity or voting securities of any class of any Person.

  4.04  Capital Stock.  All of the statements concerning the capital stock of
        -------------
Pioneer and the Bank set forth in Sections 1.02 and 1.03 are true. All of the outstanding capital stock of Pioneer and the Bank has been validly issued, fully paid and is nonassessable. None of the outstanding shares of Pioneer Common Stock or Bank Common Stock have been issued in violation of the preemptive rights of any person. Pioneer owns, legally and beneficially, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of Pioneer, and Pioneer has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever. Other than the Pioneer Federal Savings Bank Employee Stock Ownership Plan (the " Pioneer ESOP") and this Agreement, there are no outstanding options, warrants, contracts, or commitments to which Pioneer or the Bank are parties entitling any Person to purchase or otherwise acquire from Pioneer or the Bank any shares of capital stock of Pioneer or the Bank or any securities convertible into or exchangeable for any of shares of the capital stock of Pioneer or the Bank. Neither Pioneer nor the Bank has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. All Pioneer Common Stock allocable under the Pioneer ESOP has been allocated. Neither Pioneer nor the Bank has any outstanding contractual obligation to repurchase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the share holders of Pioneer indicating the name, address (city and state only) and number of shares held of record for each shareholder has been delivered to Central. Since December 31, 1996, neither Pioneer nor the Bank has:

        (a) directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

        (b) declared, set aside or paid any dividend or other distribution in respect of any of its shares; or

        (c) issued or granted any right or option (other than this Agreement and the ESOP) to purchase or otherwise acquire any of their shares.

  4.05  Corporate Documents, Books, Records and Permits.  Pioneer has delivered
        -----------------------------------------------
to Central true and complete copies of its Articles of Incorporation and the Charter of the Bank , and of its Bylaws and the Bylaws of the Bank, as amended (certified as of the date hereof by the Secretary of Pioneer and the Bank, as appropriate). All of the foregoing and all of the corporate minutes and stock transfer records of the Bank are current, complete and correct in all material respects. Each of Pioneer and the Bank possesses all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

  4.06  Financial Statements.  Pioneer has delivered to Central true and
        --------------------
complete copies of (i) the audited consolidated statement of financial condition and the related statements of income, retained earnings and cash flows of Pioneer for the year ended September 30, 1995 (the "1995 Pioneer Financial Statements"); (ii) the audited consolidated statement of financial condition and the related statements of income, retained earnings and cash flows of Pioneer for the year ended September 30, 1996 (the "1996 Pioneer Financial Statements"); and (iii) the audited consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows of Pioneer for the year ended September 30, 1997 (the "1997 Pioneer Financial Statements"). The 1995, 1996 and 1997 Pioneer Financial Statements have been audited by Miller, Mayer, Sullivan & Stevens LLP, certified public accountants. Pioneer has delivered, or for periods not yet complete as of the date of this Agreement, shall deliver in accordance with Section 6.10, for the monthly and quarterly periods ending during the period beginning on October 1, 1997, and ending on the last day of the month next preceding the month in which the Effective Time occurs, true and complete copies of the quarterly and monthly unaudited balance sheets and related statements of income, stockholders' equity and cash flows of Pioneer (collectively, the "Pioneer Unaudited Financial Statements"). The 1995, 1996, and 1997 Pioneer Financial Statements, and the Pioneer Unaudited Financial Statements (collectively, the "Pioneer Financial Statements") have been or, as the context requires, shall have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years. The Pioneer Financial Statements present, or, as the context requires, shall present, fairly the financial position of the Bank and Pioneer as of their respective dates and the results of the operations of the Bank and Pioneer for the respective periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis; in compliance as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the applicable published rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. All loans, discounts and financing leases reflected on Pioneer Financial Statements have been, or, as the context requires, shall have been (a) made for good, valuable and adequate consideration in the ordinary course of business of the Bank, (b) evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be, and (c) adequately reserved against in an amount sufficient in the reasonable opinion of management to provide for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of their respective dates under generally accepted accounting principles. Neither Pioneer nor the Bank has or will have, nor are any of their assets subject to, nor will any of their assets be subject to, any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured) which (a) is material and not reflected and adequately reserved against in the 1997 Pioneer Financial Statements, or (b) has been or shall be incurred subsequent to the date of the 1997 Pioneer Financial Statements other than those incurred in the ordinary course of business and not in violation of any provision of this Agreement.

  4.07  SEC Documents.  All other reports, registration statements, definitive
        -------------
proxy statements or information statements filed or to be filed by Pioneer subsequent to December 31, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Pioneer SEC Documents"), with the SEC
(i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of Pioneer as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Pioneer for the periods to which they relate, in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved.

     4.08  Regulatory Reports.  Except to the extent prohibited by law, Pioneer
           ------------------
has delivered to Central true and complete copies of all financial and/or condition reports ("OTS Reports") of the Bank as filed with the Office of Thrift Supervision (the "OTS") (a) for each year-end since September 30, 1994, (b) for each calendar quarter since December 31, 1996, and (c) reports, applications and other documents which either the Bank or Pioneer has filed with the OTS, FDIC, FHLB, the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and/or the SEC since December 31, 1994.

     4.09  Absence of Certain Changes or Events.  Since September 30, 1997,
           ------------------------------------
there have been no events or conditions of any character (whether actual or, to the best knowledge of Pioneer and the Bank, threatened) pertaining to the financial condition, businesses or assets of Pioneer or the Bank, separately or in the aggregate, that have materially adversely affected, or can reasonably be expected to affect materially and adversely, Pioneer's and the Bank's financial condition, businesses or assets taken as a whole, or to cause either of their businesses to be carried on materially less profitably than prior to this Agreement. Since September 30, 1997, neither Pioneer nor the Bank has:

           (a) borrowed any money, incurred any liability or obligation, or lent any money or pledged any of its credit in connection with any aspect of any of its business other than in the ordinary course of business;

           (b) mortgaged or otherwise subjected to any liens, encumbrances or other liabilities any of its assets or business, other than in the ordinary course of business;

           (c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business;

           (d) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the financial condition, business or assets;

           (e) made or suffered any amendments, termination of or default under any contract, agreement, license or other instrument which materially and adversely affects the financial condition, business or assets;

           (f) received notice or had knowledge that any material labor trouble exists among any of its employees or that any group, organization or union has tried to organize any of its employees;

           (g) received notice or had knowledge that any of its substantial credit or deposit customers has terminated or intends to terminate its relationship, which termination would have a materially adverse effect on its earnings;

           (h) received any notice asserting or threatening to assert that either is in material violation of any statute, law, regulation or order applicable to the business or assets of either of them, which violation would have a materially adverse effect on their financial condition taken as a whole, if true;

           (i) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

           (j) incurred any material extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

           (k) canceled any material debts owed to either of them; or any material claims, or paid any noncurrent, material obligations or liabilities;

           (l) made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease, exceeding $10,000.00;

           (m) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) employees who are being compensated on an annual basis at a rate exceeding $20,000 per year; or increased by an amount in excess of five percent (5%) any of their compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments);

           (n) renewed, amended, become bound by or entered into any agreement, contract, commitment or transaction other than in the ordinary course of business;

           (o) changed any accounting practice followed or employed in preparing the Pioneer Financial Statements;

           (p) made any loans, given any discounts or entered into any financing leases which have not been (i) made for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business; or

           (q) entered into any agreement, contract or commitment applicable as of the date hereof to do any of the foregoing.

     4.10  Taxes.  Pioneer and the Bank (i) have timely filed all federal,
           -----
state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any tax or governmental charge of any nature. The federal income tax returns of Pioneer and the Bank have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to such years has expired for all years through September 30, 1994, and no audit, examination or investigation is presently being conducted or is threatened by any taxing authority. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Pioneer or the Bank. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Pioneer or the Bank. Pioneer and the Bank have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws. Pioneer and the Bank have delivered to Central true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after September 30, 1994.

     4.11  Title to Assets.  On September 30, 1997, Pioneer and the Bank had
           ---------------
and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since September 30, 1997, now have, good and marketable title to all properties and assets reflected on the 1997 Pioneer Financial Statements, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except as disclosed in the 1997 Pioneer Financial Statements and for:

           (a) the mortgages and encumbrances which secure indebtedness which is properly reflected on the Pioneer Financial Statements;

           (b) liens for taxes accrued but not yet payable;

           (c) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

           (d) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

Section 4.11 of the Disclosure Letter lists all leases, other than "financing leases," of personal property to which Pioneer and/or the Bank is a party. Pioneer has delivered to Central true and correct copies of all leases referred to in Section 4.11 of the Disclosure Letter, together with all amendments and modifications thereof. With respect to each lease of personal property to which Pioneer and/or the Bank is a party, except for leases in which either Pioneer or the Bank is lessor entered into as a "financing lease,":

           (a) such lease is in full force and effect in accordance with its terms;

           (b) all rents and additional rents due to date have been paid;

           (c) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

           (d) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a material default under such lease, exists.

With respect to any real property owned in fee by Pioneer or the Bank, which real property is set forth on Section 4.11 of the Disclosure Letter, Pioneer and the Bank further represent and warrant to Central as follows:

           (a) all work to be performed by Pioneer or the Bank with respect to all improvements to the property owned by either of them has been fully completed and paid for by them;

           (b) all permits and certificates with respect to construction of improvements on the property owned by Pioneer or the Bank have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility; and

           (c) all improvements to the property have been made in accordance with plans and specifications approved by Pioneer or the Bank, as appropriate, copies of which will be delivered to Central upon request.

     4.12  Environmental Hazards.  Neither Pioneer nor the Bank has (i) used,
           ---------------------
stored, manufactured, or suffered to exist (collectively, "NOPizedUtilized") any hazardous or toxic substance, material or constituent (collectively, a "Hazardous Substance") within the meaning of any applicable federal, state or local law or regulation pertaining to environmental or chemical hazards or pollution (collectively, the "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq., and any regulations promulgated thereunder, on, in or under any of their property, whether currently or previously owned or leased by Pioneer or the Bank, or (ii) transported or disposed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, in each case ((i) and (ii) above), other than in material compliance with all Environmental Laws and other than at the locations identified on the Disclosure Letter. To the best of Pioneer's and the Bank's knowledge, no other Person has Utilized Hazardous Sub stances at any time on, in or under any of Pioneer's or the Bank's property, whether currently or previously owned or leased by either of them. Neither Pioneer nor the Bank is subject to any asserted or unasserted liabilities, nor are any of the properties of Pioneer or the Bank, whether currently or previously owned or leased by Pioneer or the Bank, subject to any asserted or unasserted lien, under any of the Environmental Laws. Neither Pioneer nor the Bank has ever materially violated any of the Environmental Laws, and each of them is presently in compliance in all material respects with all Environmental Laws. Without limiting the generality of the foregoing, no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of Pioneer or the Bank, whether currently or previously owned or leased. To the best of Pioneer's and the Bank's knowledge, no loans of any of Pioneer or the Bank are secured by property where any Hazardous Substances have ever been Utilized in material violation of Environmental Laws, and none of the borrowers of Pioneer or the Bank have materially violated any of the Environmental Laws or have any of their property subject to a lien under any of the Environmental Laws. Neither Pioneer nor the Bank has ever permitted any property currently or previously owned or leased by either of them to be used as a landfill or dump site. There are no underground storage tanks or underground pipelines located on any property owned or leased by Pioneer or the Bank. No underground storage tanks have ever been located on any property currently or previously owned or leased by either of them.

     4.13  Litigation, Pending Proceedings and Compliance with Laws.  For
           --------------------------------------------------------
purposes of this Agreement, "Claims" shall mean all material claims of any kind or actions, suits, proceedings, arbitrations or investigations asserted by or against either Pioneer or the Bank, whether actual or threatened, against or affecting Pioneer Common Stock, the common capital stock of the Bank or Bank's business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of the Bank (where such Claims against any officer, director or employee of Pioneer or the Bank arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee). Section 4.13 of the Disclosure Letter sets forth all Claims, including a summary of the basis and background of all Claims. There are no Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, (b) which would prevent the transfer of good and marketable title of Pioneer Common Stock free and clear of all encumbrances, or
(c) which would materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings of Pioneer and the Bank taken as a whole. Pioneer and the Bank have complied with and are not in any default in any material respect under (and have not been charged with, nor are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required cited in any report concerning Pioneer or the Bank as a result of examination by any regulatory authority.

     4.14  Regulatory Compliance.  Neither Pioneer nor the Bank has ever been a
           ---------------------
party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither Pioneer nor the Bank has received any report of examination from any federal or state regulatory agency which requires that Pioneer or the Bank address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

     4.15  Employee Relations.  Neither Pioneer nor the Bank (a) is a party to,
           ------------------
or negotiating, and have no obligations under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any employees' of Pioneer or the Bank; (b) is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of their employees; or (c) has been charged or threatened with a charge of any unfair labor practice. There are no existing or threatened labor strikes, slow downs, disputes, grievances or disturbances affecting or which might affect operations at, or deliveries from or into, any facility of Pioneer or the Bank. No work stoppage against Pioneer or the Bank or its business is pending or threatened, and no such work stoppage has ever occurred. Neither Pioneer nor the Bank has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA (as that term is defined in Section 4.16 below), or similar legislation as it affects any employee benefit or welfare plan of Pioneer or the Bank; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmens' compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of Pioneer and the Bank with respect to any of the their employees, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon Pioneer or the Bank. Neither Pioneer nor the Bank is liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or threatened.

     4.16  Employee Benefit Plans.
           ----------------------

           (a) For purposes of this Section 4.16, the term "employee benefit plan(s)" shall have the meaning ascribed to it in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder, and the term "employee pension benefit plan(s)" shall have the meaning ascribed to it in Section 3(2) of ERISA.

           (b) Section 4.16 of the Disclosure Letter sets forth a complete list of all employee benefit plans, policies and practices (whether or not subject to ERISA) applicable to employees of Pioneer and the Bank, including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each employee benefit plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan on Section
4.16 of the Disclosure Letter.

           (c) True and complete copies of all (i) employee benefit plans and related trust agreements; (ii) policies and practices; (iii) summary plan descriptions; (iv) most recent allocation or actuarial reports prepared for each employee pension benefit plan; (v) insurance policies; and (vi) communications to or from the Internal Revenue Service (the "IRS") (including the most recent Form 5500 filed with the IRS and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans have been delivered by Pioneer to Central.

           (d) Except as specifically provided in the documents described in this Section 4.16 and delivered to Central, or as otherwise described on Section
4.16 of the Disclosure Letter, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which are currently in effect or which Pioneer or the Bank have undertaken to become effective in the future to any of the employee benefit plans, policies or practices.

           (e) Each employee benefit plan has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable laws. Neither Pioneer nor the Bank has knowledge of any fact which would adversely affect the qualified status of any of the employee benefit plans, or of any threatened or pending claim against any of the employee benefit plans or their fiduciaries by any participant, beneficiary or government agency.

           (f) Pioneer and the Bank have fully complied with the notice and continuation requirements of Sections 601 through 608 of ERISA and the proposed regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to the employee benefit plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the employee benefit plans have been maintained in material compliance with
Section 107 of ERISA. Neither Pioneer, the Bank nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the employee benefit plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

           (g) Neither Pioneer nor the Bank has, with respect to any of the employee benefit plans, nor has any administrator of any of the employee benefit plans, the related trusts or any trustee thereof, engaged in any prohibited transaction which would subject Pioneer, the Bank, any of the employee benefit plans, any administrator or trustee or any party dealing with any of the employee benefit plans or any such trusts, to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

           (h) All employee pension benefit plans maintained by or covering employees of Pioneer and the Bank which are intended to be qualified under
Section 401(a) or 403(a) of the

Code, and the related trusts which are intended to be exempt under Section 501(a) of the Code, are, and have been since adoption, so qualified, and are identified on Section 4.15 of the Disclosure Letter as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out on Section 4.16 of the Disclosure Letter.

           (i) Except as set forth on Section 4.16 of the Disclosure Letter, none of the employee pension benefit plans nor any of the related trusts has been terminated. There are no employee pension benefit plans subject to Section 302 of ERISA or Section 412 of the Code.

           (j) None of the employee pension benefit plans is, and Pioneer and the Bank have never contributed to, a "multiemployer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

           (k) Pioneer and the Bank have provided to Central the information reasonably necessary to determine the accounting treatment which may be accorded any of the retiree welfare benefits currently in force under proposed Financial Accounting Standards Board guidelines.

           (l) Any trust or fund maintained by or contributed to by Pioneer, the Bank or its employees to fund an employee benefit plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Association (a "VEBA"). Any "welfare benefit fund" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a plan of Pioneer or the Bank has been maintained in accordance with Section 419 of the Code and no contributions have been made to such a fund in excess of the "qualified costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on Section 4.16 of the Disclosure Letter.

     4.17  Insurance Policies.  Pioneer and the Bank maintain insurance policies
           ------------------
and bonds in force in such amounts and against such liabilities and hazards as customarily are maintained by similar businesses of comparable size. Neither Pioneer nor the Bank is liable for any material, retroactive premium adjustments. All policies are valid, enforceable and in full force and effect, and neither Pioneer nor the Bank has received any notice of premium increases or cancellations. Neither Pioneer nor the Bank knows of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancellation received by either Pioneer or the Bank and all claims made by Pioneer or the Bank under their respective insurance policies and bonds since December 31, 1995, or made prior thereto but remaining unresolved, are described on Section 4.17 of the Disclosure Letter. Neither Pioneer nor the Bank has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

     4.18  Agreements.  As of the date of this Agreement, neither Pioneer nor
           ----------
the Bank is a party to:

           (a) any collective bargaining agreement; any employment agreement, contract, or commitment; or any bonus plan or commission;

           (b) any loan or other agreement pursuant to which Pioneer or the Bank has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability, except letters of credit entered into in the ordinary course of business;

           (c) any agreement, contract or commitment which is either outside of the ordinary course of business or which is or may be materially adverse to the business, financial condition or earnings of Pioneer and the Bank taken as a whole;

           (d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either Pioneer or the Bank to engage in any line of business in any geographic area or to compete with any Person;

           (e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, con tracts or commitments relating to the same capital project, exceed $10,000.00;

           (f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

           (g) any agreement, contract or commitment (other than for 1 to 4 family residential loans made in the ordinary course of business), which involves payments, consideration or obligations in the aggregate of $5,000.00 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $1,000.00.

Neither Pioneer nor the Bank has breached, nor is there any pending or threatened claim that either Pioneer or the Bank has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the Disclosure Letter delivered to Central pursuant to this Agreement or (b) any other agreement, contract or commitment, the breach of which singularly or in the aggregate could result in the imposition of damages in a material amount.

     4.19  Brokers' or Finders' Fees.  Other than the fee payable by Pioneer to
           -------------------------
IBS pursuant to a letter agreement dated October 3, 1997, no agent, broker or other Person acting on behalf of Pioneer or the Bank or under either of their authority is or shall be entitled to any commission, broker's or finder's fee from Central, Pioneer or the Bank in connection with any of the transactions contemplated by this Agreement.

     4.20  Potential Competing Interests.  To the best of Pioneer's and the
           -----------------------------
Bank's knowledge, no shareholder of Pioneer who owns more than one percent (1%) of the outstanding shares of Pioneer Common Stock, nor any director, officer or employee of either Pioneer or the Bank, nor any member of any such person's family, have any direct or indirect (1% or more) interest in any Person which competes or conflicts with, or is engaged in any business of the kind being conducted by, either Pioneer or the Bank or which does business or engages in commerce with, or provides goods or services to, either Pioneer or the Bank. Neither Pioneer nor the Bank uses any real or personal property in which any shareholder of Pioneer or any director, officer or employee of either Pioneer or the Bank, or any member of any such person's family, have a direct or indirect (1% or more) interest.

     4.21  EKH Stock Repurchase.  Pioneer has redeemed all shares of Pioneer
           --------------------
Common Stock formerly owned by persons identified as the EKH Group in a Stock Redemption Agreement dated June 17, 1996, among Pioneer, the Bank and the EKH Group, and received complete releases of any and all possible claims EKH Group may have or have had against Pioneer or the Bank.

     4.22  Proxy Statement.  The Proxy Statement, at the date of mailing to
           ---------------
shareholders of Pioneer and at the time of the meeting of such shareholders to be held in connection with the Exchange, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Pioneer makes no representation as to the accuracy of any information provided by Central for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.23  Accuracy of Statements.
           ----------------------

           (a) Neither this Agreement, the Disclosure Letter, nor any annex, schedule or document delivered as or in connection with an annex or schedule furnished or to be furnished by Pioneer or the Bank to Central in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

           (b) None of the information supplied by Pioneer or the Bank for inclusion in the Proxy Statement will, at the date of mailing to stockholders of Pioneer and at the time of the meeting of the stockholders of Pioneer to be held in connection with the Exchange, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Central) will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

                                   SECTION 5

                   Representations and Warranties of Central
                   -----------------------------------------

     Central represents and warrants to Pioneer as follows:

     5.01 Organization and Qualification.  Central is a Kentucky corporation
          ------------------------------
duly organized and validly existing under the laws of the Commonwealth of Kentucky, has paid all fees due and owing to the Office of the Kentucky Secretary of State, has delivered to that office its most recent annual report as required by the Kentucky Business Corporation Act, and has not filed articles of dissolution with the Office of the Kentucky Secretary of State. Central has all requisite corporate power and authority to own and lease their property and to carry on their businesses as they are now being conducted. Central is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     5.02 Authorization.  Central has the full right, corporate power and
          -------------
authority to enter into, execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Central have been duly authorized and approved by all requisite corporate action and no other corporate acts or proceedings on the part of Central are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Central. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the Articles of Incorporation or the Bylaws of Central Subsidiary; (b)(i) materially violate, conflict with, or result in a breach of any provision of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or material assets of Central under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Central or any material assets of Central, which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a material adverse effect on Central and its subsidiaries, taken as a whole; or (c) subject to the receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Central.

     5.03 Regulatory Compliance.  Neither Central nor any of its subsidiaries
          ---------------------
are currently a party to any enforcement action instituted by, or any memorandum of understanding, formal agreement, or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum, agreement or order has been threatened against Central or any of its subsidiaries. Neither Central nor any of its subsidiaries have received any report of examination from any federal or state regulatory agency which requires Central or any of its subsidiaries to address any significant problem or take any significant action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

     5.04    Accuracy of Statements.
             ----------------------

          (a) Neither this Agreement nor any annex, schedule or document delivered as or in connection with an annex or schedule furnished or to be furnished by Central to Pioneer in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          (b) None of the information supplied by Central for inclusion in the Proxy Statement will, at the date of mailing to stockholders of Pioneer and at the time of the meeting of the stockholders of Pioneer to be held in connection with the Exchange, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.05 Brokers' or Finders' Fees.  No agent, broker or other Person acting on
          -------------------------
behalf of Central or under its authority is or shall be entitled to any commission, broker's or finder's fee from Central, Pioneer or the Bank in connection with any of the transactions contemplated by this Agreement.

                                   SECTION 6

                      Covenants and Conduct of the Parties
                      ------------------------------------

     Each of the parties to this Agreement shall comply with their respective covenants in this Section 6 from the date hereof through the Closing Date:

     6.01 Investigations.  Pioneer and the Bank shall give Central and its
          --------------
employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all their premises, properties, books and records (including without limitation, all corporate minutes and stock transfer records), and furnish Central with such financial and operating data, analyses and other information of any kind respecting their business and properties as Central shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of Pioneer's or the Bank's business. In the event of termination of this Agreement, Central shall, upon request, return to Pioneer all documents, work papers and other material (and all copies thereof) obtained from Pioneer and the Bank in connection with the transactions contemplated hereby. Central shall use its best efforts to cause its employees, accountants, attorneys and other authorized representatives, to hold in strict confidence all data and information obtained by it from Pioneer (unless such data or information is or becomes readily ascertainable from public or published information or trade sources); and Central shall not, and shall use its best efforts to ensure that such employees, accountants, attorneys and other authorized representatives do not, disclose such information to others; provided, that Central may file or otherwise submit such data and information to any regulatory authority in connection with obtaining regulatory approval to facilitate or consummate the transactions contemplated by this Agreement without any liability to Pioneer or the Bank from Central.

     6.02  Shareholder and Director Approvals.  The Board of Directors of
           ----------------------------------
Pioneer has unanimously adopted and determined advisable and shall submit to Pioneer's shareholder(s) for approval of this Agreement and the Plan of Exchange at a meeting of shareholders duly called for those purposes by Pioneer's Board of Directors. Pioneer and the Pioneer Directors shall take any all action necessary, in accordance with applicable law and Pioneers Articles of Incorporation and Bylaws, to convene a meeting Pioneer's shareholders as promptly as practicable for the purpose of considering and voting upon this Agreement and the Plan of Exchange; provided, however, the meeting of shareholders of Pioneer shall take place on a date at least twenty-one business days following the mailing of a notice of such meeting accompanied by the Proxy Statement. The notice and Proxy Statement distributed in connection with the shareholder approval and adoption of this Agreement and the Plan of Exchange shall comply with Pioneer's Articles of Incorporation and Bylaws and with all applicable corporate and securities laws. Unless inconsistent with its fiduciary responsibilities, the Board of Directors of Pioneer shall recommend to the shareholders of Pioneer that all such shareholders vote for approval and adoption of this Agreement and the Plan of Exchange, and each Pioneer Director shall use his best efforts to obtain such shareholder approval. The Disclosure Letter sets forth the names of each Pioneer Director together with the number of shares of Pioneer Common Stock held by each of them as of the date of this Agreement. Each of the Pioneer Directors (a) shall continue to own and shall not assign, transfer, or otherwise dispose of, or in any way further encumber, his or her shares of Pioneer Common Stock except as contemplated by this Agreement and shall at all times from the record date for the aforesaid shareholders' meeting, through such meeting, have the full right, power and authority to vote his shares of Pioneer Common Stock free of restrictions, arrangements or limitations thereon, (b) shall, unless inconsistent with his fiduciary duties, in his or her capacity as a shareholder of Pioneer, vote all of the shares of Pioneer Common Stock listed on the Disclosure Letter in favor of approval of the Plan of Exchange (or, upon request of Central, shall promptly grant a revocable proxy to Central to vote all of his or her shares of Pioneer Common Stock in favor of approval of the Plan of Exchange), and (d) shall take any and all other shareholder action necessary to accomplish the transactions contemplated by this Agreement.

     6.03 Consents.  Pioneer and Central shall each use its best efforts to
          --------
procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Exchange.

     6.04 Conduct of Business in the Ordinary Course.  Pioneer and the Bank
          ------------------------------------------
shall conduct their business only in the ordinary course. By way of amplification and not limitation, except as otherwise provided herein, neither the Bank nor Pioneer shall without the prior written consent of Central, which consent shall not be unreasonably withheld:

          (a) issue or cause to be issued any shares of capital stock or any options, warrants, or other rights to subscribe for or purchase any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock of Pioneer or the Bank;

          (b) declare, set aside, or pay any dividend or distribution (whether in cash, shares or otherwise) with respect to the shares of capital stock of Pioneer or the Bank and none shall be provided for in Pioneer's Disclosure Letter;

          (c) except for the payment of directors' fees of $400.00 per regularly scheduled monthly meeting and $25.00 for each committee meeting attended, make any payment to any of Pioneer's or the Bank's directors;

          (d) directly or indirectly redeem, purchase, or otherwise acquire any shares or capital stock;

          (e) effect a split, reverse split, reclassification, or other change of any shares of capital stock, or other reorganization or recapitalization;

          (f) amend the Charter or Articles of Incorporation, as appropriate, or Bylaws of Pioneer or the Bank;

          (g) except in the ordinary course of business or as provided in
Section 6.04(g) of the Pioneer Disclosure Letter, consistent with past practice and upon prior consultation with Central, increase the compensation payable or to become payable to any of their directors, officers or employees (including any salary, bonus, insurance, pension, or other benefit plan, payment or arrangement made to, for or with any of such officers or employees) regardless of whether such increase was authorized prior to the execution of this Agreement;

          (h) except in the ordinary course of business, borrow or agree to borrow any amount of funds or incur any obligation or liability, or directly or indirectly guarantee or agree to guarantee any obligations of others except letters of credit entered into in the ordinary course of business;

          (i) except with respect to (a) any agreement, contract or commitment that (when taken together with any other agreements, contracts or commitments from the same vendor or its affiliates) involves less than $10,000.00, or (b) the making of a loan or a commitment therefor, enter into any agreement, contract or commitment, which, if entered into before the date of this Agreement, would be required to be listed in a schedule delivered to Central pursuant to the terms of, or in connection with, this Agreement, or which would modify, amend or terminate any agreement required to be listed in any such schedules;

          (j) except in the ordinary course of business, place or suffer to exist on any of the assets or properties of Pioneer or the Bank any mortgage, pledge, lien, charge, or other encumbrance;

          (k) cancel, unless paid in full, any material indebtedness owing to Pioneer or the Bank or any claims which Pioneer or the Bank may possess, or waive any material rights of substantial value or discharge or satisfy any material noncurrent liabilities;

          (l) sell or otherwise dispose of a substantial part of any of Pioneer's or the Bank's assets, or sell or agree to sell any of their assets except in the ordinary course of business;

          (m) commit any act or omit to do any act which would cause a material breach of any material agreement, contract or commitment which is listed in a schedule delivered to

Central pursuant to the terms of, or in connection with, this Agreement, or which would have an adverse effect on the business, financial condition, or earnings of Pioneer and the Bank taken as a whole;

          (n) violate any law, statute, rule, governmental regulation, order, or undertaking which violation might have an adverse effect on the business, financial condition, or earnings of the Pioneer or the Bank;

          (o) fail to maintain Pioneer's or the Bank's books, accounts and records in the usual manner on a basis consistent with that heretofore employed except for changes required by generally accepted accounting principles or by the OTS, FDIC or any other state or federal agency having jurisdiction over Pioneer or the Bank;

          (p) fail to charge off on Pioneer's or the Bank's books loan or other losses in accordance with generally accepted accounting principles and the pertinent regulations and policies of the OTS, FDIC and other savings bank regulatory authorities with jurisdiction concerning the write-off of loans and other losses;

          (q) fail to pay, or to make adequate provisions for the payment of, all taxes (current or deferred), interest payments and penalties (whether or not reflected in any returns as filed) due and payable (and/or accruable for all periods prior to the Closing Date, including that portion of their fiscal year prior to and including the Closing Date) to any city, county, state, foreign country, the United States, or any other taxing authority;

          (r) except in the ordinary course of business and subject to Section
6.06 of this Agreement, sell or dispose of any bonds, shares of capital stock or other investment securities;

          (s) establish, or apply for permission to establish, any banking or business office facility not in use on the date of this Agreement;

          (t) issue any letters of credit other than in the ordinary course of business or voluntarily increase in a material amount any contingent liabilities whether under letters of credit or otherwise; or

          (u) make any loans, give any discounts or enter into any financing leases which are not (i) made for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) in the aggregate together with the loan portfolio of Pioneer and the Bank, adequately reserved against, in accordance with generally accepted accounting principles, in an amount, in the aggregate, sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business.

     6.05 Reserves.  The Pioneer Unaudited Financial Statements shall reflect a
          --------
monthly charge-off, based on a review of the current status of the loan portfolio, in accordance with generally accepted accounting principles and the pertinent regulations and policies of the OTS, FDIC and other regulatory authorities concerning the write-off of loans. Immediately prior to the Effective Time, Pioneer shall establish such additional provisions for loan losses as may be necessary in the sole determination of Central to conform Pioneer's and the Bank's loan allowance practices and methods to those of Central (as such practices and methods are to be applied to the Bank from and after the Effective Time).

     6.06 Preservation of Business and Investment Decisions.  Pioneer and the
          -------------------------------------------------
Bank shall use their best efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of their respective customers and others with whom they have business relations, and to do nothing knowingly to impair the ability to keep and preserve its respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, neither Pioneer nor the Bank shall make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions, or purchases or sales of any marketable securities other than overnight Federal Reserve Funds, U.S. Treasury securities of a term of one year or less, without first consulting with the Chief Financial Officer of Central or her designee.

     6.07 Notification of Material Changes and Litigation.  Pioneer shall
          -----------------------------------------------
provide Central with prompt written notice, accompanied by a detailed description and analysis, (a) of any material adverse change or, to the best of their knowledge, potentially material adverse change in the condition, earnings or businesses of Pioneer or the Bank, (b) of any event or condition of any character (whether actual or threatened) materially and adversely affecting or that has a substantial possibility of materially and adversely affecting, any of their financial conditions, earnings, businesses or assets, and (c) of all claims, regulatory proceedings and litigation (whether actual or threatened and whether or not material) against or possibly involving Pioneer or the Bank or (where such actual or threatened claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director) any officer, employee or director of Pioneer or the Bank. Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on any schedule, annex or document delivered by Pioneer or the Bank to Central in connection with this Agreement.

     6.08 Cooperation.  Pioneer and Central shall each cooperate, and Pioneer
          -----------
and Central shall cause their subsidiary(is) to cooperate, fully, completely and promptly with the other in connection with satisfying all conditions set forth in this Agreement and effecting the transactions contemplated by this Agreement.

     6.09 Regulatory Filings.  Each party will cooperate with the other in the
          ------------------
preparation and filing of and will use its best efforts to prepare and file within 30 days of the date hereof, all applications, notices and/or other documents required to be filed to obtain the regulatory approvals and consents required from the Federal Reserve, OTS, FDIC, Federal Trade Commission ("FTC"), United States Department of Justice ("DOJ"), and any other applicable state or federal authority for the consummation of the Exchange. Prior to filing any such application or notice, each party shall provide the other with the opportunity to review and comment on such application or other document. Except to the extent prohibited by law, from the date of this Agreement until the Closing Date, Pioneer and the Bank shall deliver to Central contemporaneously with their filing a copy of all applications, reports and other documents hereafter filed with the SEC, the FTC, the DOJ, the Federal Reserve, the KDFI, the FDIC, the OTS, the FHLB, or the Kentucky Secretary of State, and all "comment" letters and other correspondence from any of the foregoing regulatory agencies in connection with such filings promptly after receipt thereof.

     6.10 Pioneer Financial Statements and SEC Reports.  Pioneer shall deliver
          --------------------------------------------
to Central as soon as they become available but in any event promptly, the Pioneer Unaudited Financial Statements. Pioneer shall deliver to Central, promptly after filing, a copy of all reports and other documents filed by Pioneer with the SEC.

     6.11 Discussion with Other Purchasers.  Except to the extent the
          --------------------------------
fulfillment of the Pioneer Directors' fiduciary duties clearly requires such action, Pioneer, the Bank, and the Pioneer Directors shall and shall cause Pioneer's and the Bank's executive officers not, to solicit, authorize the solicitation of, or enter into any discussions with any third party (a "Third Party"), (a) to purchase any shares of the capital common stock or any option or warrant to purchase shares of the capital common stock of Pioneer or the Bank or any securities convertible into the capital common stock of Pioneer or the Bank or any other equity security of either of them; (b) to make a tender or exchange offer for any shares of the capital common stock of Pioneer or the Bank or any other equity security of Pioneer or the Bank, (c) to purchase, lease or otherwise acquire all or a substantial portion of the assets of Pioneer or the Bank; or (d) to merge, consolidate or otherwise combine with Pioneer or the Bank (a "Third Party Sale").

     6.12 Publicity.  Except as required by legal process or by operation of
          ---------
applicable law or as provided below, neither Pioneer, the Bank nor Central shall disclose or publish, and each of Pioneer, the Bank and Central shall use their best efforts to cause their officers and employees and the officers and employees of their affiliates to not disclose or publish, any information concerning this Agreement or the transactions contemplated by this Agreement. Only Pioneer and Central may make public announcements regarding this Agreement and the transactions contemplated herein and each shall have an opportunity to review any public announcement prior to its release by the other.

     6.13 Proxy Statement.  As promptly as practicable after the date hereof,
          ---------------
Pioneer shall prepare the Proxy Statement to be mailed to the shareholders of Pioneer in connection with the Exchange. Central and Pioneer shall cooperate with each other in order to facilitate the preparation, filing and clearance of the Proxy Statement under the Securities Laws. Each of Central and Pioneer will promptly advise the other if it determines that any information furnished by it to the other specifically for use in the Proxy Statement included therein, is or becomes false or misleading in any material respect. In no event shall either party hereto be liable for, and each party shall indemnify and hold the other harmless from, any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning the other party furnished by such other party specifically for use in the Proxy Statement.

     6.14 Merger of Bank.  Pioneer and the Bank covenant and agree that they
          --------------
will take any and all actions requested by Central to merge the Bank into and with Central Bank, FSB, and shall provide to Central any and all information needed to file a merger application with the OTS; provided, however, that merger shall not be effective until after the Effective Time.

     6.15 Year 2000 Compliance.  Pioneer and the Bank shall take any and all
          --------------------
actions reasonably requested by banking regulators to insure that Pioneer and the Bank are in compliance with all applicable regulations of banking and other governmental authorities with respect to the operation of the Pioneer's and the Bank's computer and data systems on or after January 1, 2000 and will advise Central of the status of, and provide Central copies of any correspondence to or from banking regulators related to, the foregoing matters.

     6.16 FHLB Accounts.  Pioneer and the Bank acknowledge that the Bank's
          -------------
reconciliation of the FHLB Demand General Ledger Account (the "FHLB Demand Account") reflects a number of outstanding reconciling items. Pioneer and the Bank further acknowledge that the Bank's FHLB Advance General Ledger Account (the "FHLB Advance Account") does not reconcile to FHLB records. Pioneer and the Bank covenant to take any and all actions necessary to (i) (1) clear (i.e.,
                                                                          ----
determine the nature of the item and appropriate disposition) of all current reconciling items as promptly as practicable following the date hereof, and (2) maintain the reconciliations in good order, with no reconciling items older than 60 days, through the Closing Date; and (ii) reconcile and clear any outstanding items necessary to resolve the outage in the FHLB Advance Account. Pioneer and the Bank further agree to maintain a log reflecting all journal entries necessary to clear outstanding items. From the date hereof through the Closing, Central shall have the right upon reasonable notice to supervise and/or review the progress of the Bank in connection with the clearing of the FHLB Demand Account and the FHLB Advance Account.

     6.17 Liquidation Account.  Immediately after the Effective Time, Central
          -------------------
agrees to cause the Bank to maintain the liquidation account of Bank established pursuant to 12 C.F.R. Part 563b.3(f).

                                   SECTION 7

                             Conditions of Exchange
                             ----------------------

     7.01 Conditions to Obligations.  The obligations of Pioneer and Central to
          -------------------------
consummate the Exchange shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) Shareholder Approval.  This Agreement and the Plan of Exchange
              --------------------
shall have been approved by the shareholders of Pioneer.

          (b) Regulatory Approval.  The Federal Reserve and the OTS shall each,
              -------------------
upon application duly made, have given its approval to the Exchange and the transactions contemplated hereby, and all mandatory and statutory waiting periods shall have expired. Central and Pioneer shall have obtained all appropriate orders, consents, approvals and clearances in form and substance determined in good faith to be reasonably satisfactory to all of them, from all regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the Exchange. Central and Pioneer shall have made all appropriate filings with the FTC and DOJ under the Hart Scott Rodino Antitrust Improvements Act, as amended.

          (c)  No Proceedings.
               --------------

               (i) (A) No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority or other Person to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages or other relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and

                     (B) No governmental agency shall have notified any of Central, Pioneer or the Bank to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law and that it intends to commence proceedings to restrain consummation of the Exchange;

               (ii) Provided, however, that (a) the occurrence of an event described in clause (i)(A) or (i)(B) of this subsection shall not be deemed to create a failure of a condition pursuant to this Section 7.01, unless the Board of Directors of Pioneer or Central shall have determined, and given written notice to the other of its determination that the occurrence of the event makes consummation of the Exchange unwise in its opinion, and (b) if any action or proceeding described in clause (i)(A) of this subsection has been concluded, with an outcome which would not result in damages, restrain, prohibit or declare illegal the consummation of the transactions contemplated by this Agreement, then the action or proceeding shall not be deemed to create a failure of a condition pursuant to this subsection 7.01(c).

          (d) Fairness Opinion.  Pioneer shall have received an opinion from
              ----------------
Professional Bank Services, Inc., dated as of a date no later than the date of the Proxy Statement mailed to Pioneer shareholders in connection with the Exchange and not subsequently withdrawn prior to the vote of Pioneer shareholders on the Plan of Exchange, to the effect that the Exchange is fair to Pioneer's shareholders from a financial point of view.

     7.02 Conditions to Obligations of Central.  The obligations of Central to
          ------------------------------------
effect the Exchange shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 7.01, on or before the Closing Date:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Pioneer and the Bank herein contained shall be true in all material respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement or except for breaches of representations or warranties which would not have a material adverse effect on the business, financial condition or operations of Pioneer and the Bank taken as a whole. Pioneer, the Bank, and the Pioneer Directors shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by each of them prior to the Closing Date or except for failures to perform or comply which would not have a material adverse effect on the business, financial condition or operations of Pioneer and the Bank taken as a whole. In addition, Pioneer shall have delivered to Central its certificate dated as of the Closing Date and signed by its President and by its Assistant Secretary, to the effect that, except as disclosed in the certificate, they do not know of any failure or material breach of any representation, warranty, or covenant made by Pioneer, the Bank or the Pioneer Directors or of any conditions to Central's obligations to effect the Exchange.

          (b) No Material Adverse Change.  There shall not have occurred any
              --------------------------
material adverse change since September 30, 1997, in the financial condition, business, assets, or results of operations of Pioneer or the Bank.

          (c) Opinion of Counsel.  Central shall have received from Stites &
              ------------------
Harbison an opinion dated as of the Closing Date in form and substance reasonably satisfactory to Central and to the effect attached hereto in Annex
                                                                        -----
7.02(c).
-------

          (d) Statutory Requirements.  All statutory requirements for the valid
              ----------------------
consummation by Central of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Central of the transactions contemplated by this Agreement and to permit the business presently carried on by Pioneer and the Bank to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

          (e) Environmental Matters.  Notwithstanding any representations or
              ---------------------
warranties of Pioneer or the Bank or any liability or unasserted liability under the Environmental Laws listed on the Disclosure Letter, neither Pioneer nor the Bank, nor any of their assets shall be subject to any liability under the Environmental Laws that would have a material adverse effect on the financial condition of Pioneer and the Bank taken as a whole.

          (f) Resignations and Releases of Officers.  Central shall have
              -------------------------------------
received executed releases and resignations from the officers of the Bank and Pioneer designated by Central prior to the Closing providing that as a condition to such officers receiving the closing bonuses described in Pioneer's Disclosure Letter that such officers release Pioneer, the Bank and Central from all claims arising out of their employment by Pioneer and/or the Bank and that such officers resign effective at the Effective Time from all positions they then hold with Pioneer and the Bank. The foregoing releases and resignations shall be in form and substance reasonably satisfactory to Central.

          (g) Employment and Noncompetition Agreements.   Carl C. Norton shall
              ----------------------------------------
have executed and delivered an Amendment No. 1 to Employment Agreement dated as of the Closing Date, and Janet W. Prewitt shall have executed and delivered a Noncompetition Agreement dated as of the Closing Date, in each case, in substantially the forms attached hereto as Annex 7.02(g).
                                           -------------

          (h) Liquidation Account.  Central shall have received written
              -------------------
confirmation from the OTS is a form reasonably satisfactory to Central's counsel to the effect that the Exchange shall not cause or constitute a complete liquidation within the meaning of 12 C.F.R. Part 563b.3(f)(3).

          (i) Norton Settlement.  Central shall have received signed releases
              -----------------
from Tom Norton, George Norton and their children in substantially the form attached hereto as Annex 7.02(i).
                   -------------

     7.03 Conditions to Obligations of Pioneer.  The obligations of Pioneer to
          ------------------------------------
effect the Exchange shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 7.01, on or before the Closing Date:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Central herein contained shall be true and correct in all material respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement or except for breaches of representations or warranties which would not have a material adverse effect on the consummation of the transactions contemplated herein. Central shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Central prior to the Closing Date. In addition, Central shall have delivered to Pioneer its certificate dated as of the Closing Date and signed by its Chief Executive Officer and by its Assistant Secretary, to the effect that, except as disclosed in the certificate, they do not know of any failure or material breach of any representation, warranty, or covenant made by Central or of any conditions to Pioneer's obligation to effect the Exchange.

          (b) Opinion of Counsel for Central.  Pioneer shall have received an
              ------------------------------
opinion dated as of the Closing Date from Brown, Todd & Heyburn PLLC, counsel for Central, in form and substance reasonably satisfactory to Pioneer to the effect attached hereto in Annex 7.03(b).
                          -------------

          (c) Statutory Requirements.  All statutory requirements for the valid
              ----------------------
consummation by Pioneer and the Bank of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Pioneer and the Bank of the transactions contemplated by this Agreement shall have been obtained.

                                   SECTION 8

                            Termination of Agreement
                            ------------------------

          (a) This Agreement may be terminated at any time before the Effective
Time:

              (i) Mutual Consent.  By Central and Pioneer, if for any reason
                  --------------
consummation of the transactions contemplated by this Agreement is inadvisable in the opinions of both Central and Pioneer.

              (ii)   Conditions to Central's Obligations Not Met.  By Central,
                     -------------------------------------------
upon written notice to Pioneer, if by September 30, 1998, any of the conditions set forth in Sections 7.01 or 7.02 shall have not been satisfied or, if appropriate, waived.

              (iii)  Conditions to Pioneer or the Bank Obligations Not Met.  By
                     -----------------------------------------------------
Pioneer, upon written notice to Central, if by September 30, 1998, any of the conditions set forth in Sections 7.01 or 7.03 shall not have been satisfied or, if appropriate, waived.

              (iv)   Termination Date.  By either Central or Pioneer if,
                     ----------------
without fault of the terminating party, the Exchange shall not have been consummated by September 30, 1998.

          (b) Effect of Termination.  Upon rightful termination of this
              ---------------------
Agreement by either Central or Pioneer pursuant to this Section 8, except for this Section 8 and Sections 4.19, 9.03, and 9.09 and that certain confidentiality letter between the parties dated January 27, 1998 (the "Confidentiality Agreement"), which shall survive to the fullest extent permitted by law, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement, or the termination thereof on the part of Central, Pioneer or the Bank or the respective directors, officers, employees, agents or shareholders of any of them, unless such rightful termination results from a party's intentional or reckless misrepresentation or intentional or reckless breach of any covenant or representation or warranty contained herein. In such event the terminating party shall have all remedies available to it at law or in equity.

                                   SECTION 9

                                 Miscellaneous
                                 -------------

     9.01 Deliveries and Notices.  Any deliveries, notices or other
          ----------------------
communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, or (ii) if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

          (a)  If to Pioneer:

               Pioneer Financial Corporation
               25 East Hickman Street
               P.O. Box 597
               Winchester, Kentucky 40391
               Attn:   Janet White Prewitt, Chairman
                       Carl C. Norton, President & C.E.O.

          with a copy to:

               Stites & Harbison
               250 West Main Street, Suite 250
               Lexington, Kentucky  40507
               Attn:  Walter R. Byrne, Jr.

          (b)  If to Central:

               Central Bancshares, Inc.
               300 West Vine Street
               P.O. Box 1360
               Lexington, Kentucky  40507
               Attn:  Luther Deaton, Jr., President

          with copy to:

               Brown, Todd & Heyburn PLLC
               2700 Lexington Financial Center
               Lexington, Kentucky  40507-1749
               Attn:  Paul E. Sullivan

or if sent to such substituted address as Pioneer or Central has given to the other in writing.

     9.02 Waivers.  No waivers or failure to insist upon strict compliance with
          -------
any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     9.03 Expenses.  Except as otherwise provided below, each party shall assume
          --------
and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by this Agreement.

     9.04 Headings, Counterparts, and Pronouns.  The headings in this Agreement
          ------------------------------------
have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

     9.05 Annexes and Schedules.  The annexes and Disclosure Letter to this
          ---------------------
Agreement are incorporated herein by this reference and expressly made a part hereof.

     9.06 Entire Agreement.  Except for the Confidentiality Agreement, all prior
          ----------------
negotiations and agreements, by and between Central and Pioneer are superseded by this Agreement, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or Disclosure Letter delivered or to be delivered in connection herewith.

     9.07 Governing Law.  This Agreement shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the Commonwealth of Kentucky.

     9.08 Disclosure.  To the extent Pioneer or any executive officer or
          ----------
director of Pioneer is approached by any Third Party with respect to any of the transactions referenced in subsections

(a)-(d) of Section 6.11 of this Agreement or to the extent fiduciary duty clearly requires the directors of Pioneer to enter into discussions with a Third Party regarding the foregoing ("Required Discussions"), Pioneer shall disclose to Central immediately that it, its executive officers or directors were contacted or have entered into discussions and the continuing details related thereto.

     9.09 Termination Fee.  In the event that, as a result of a breach of
          ---------------
Section 6.11 of this Agreement or the Required Discussions, at any time prior to the termination of this Agreement Pioneer's Board of Directors fails to recommend that Pioneer's shareholders vote in favor of this Agreement and the Plan of Exchange or any of the Pioneer Directors fail to vote their shares of Pioneer Common Stock in favor of this Agreement and Plan of Exchange, then Pioneer shall promptly pay Central a termination fee of $500,000.00.

     9.10 Pioneer Directors.  The Board of Directors of Pioneer join in this
          -----------------
Agreement solely in order to make the covenants referred to or provided to be done and performed by them under Section 6.02 of this Agreement. Each Pioneer Director acknowledges that, in consideration for making such covenants and performing such tasks, he or she shall benefit from a smooth and orderly transition in the ownership and control of Pioneer.

     9.11 Nonsurvival of Representations and Warranties.  All representations
          ---------------------------------------------
and warranties contained in this Agreement by any party hereto or set forth in any certificate or instrument delivered by or on behalf of the parties hereto pursuant to this Agreement shall expire at the Effective Time.

     9.12 Termination of Pioneer ESOP.  Notwithstanding any other provision
          ---------------------------
herein which may appear to the contrary, the parties acknowledge that the Pioneer ESOP may be required under applicable law to remain in existence and operation for some period after the Effective Time. Central shall cause the Pioneer ESOP to be terminated for the benefit of the Pioneer ESOP participants as soon as practicable after the Effective Time and in a manner consistent with applicable law and regulations.

     IN WITNESS WHEREOF, Pioneer, the Bank and Central have executed and delivered multiple originals of this Agreement on the date set forth in the preamble hereto.


CENTRAL BANCSHARES, INC.                   PIONEER FINANCIAL CORPORATION



By             /s/ Luther Deaton, Jr.      By       /s/ Janet W. Prewitt
   ----------------------------------         --------------------------
  Luther Deaton, Jr., President & CEO
                                           Title: Chairman of the Board

Attested by    /s/ Gary Coyle              By:      /s/ Carl C. Norton
            --------------------------        --------------------------
            Gary Coyle, Secretary
                                           Title:  President
                                     A-31

PIONEER FEDERAL SAVINGS BANK


By       /s/ Janet W. Prewitt
      ----------------------------

Title: Chairman of the Board

Attested by    /s/ Carl C. Norton
           -----------------------

Title: President

                           *     *     *     *     *

     The undersigned directors join in this Agreement for the purposes set forth in Section 9.10.


                     /s/ William M. Cress
                 ------------------------
                 WILLIAM M. CRESS


                     /s/ Carl C. Norton
                 ----------------------
                 CARL C. NORTON


                    /s/ Janet W. Prewitt
                 -----------------------
                 JANET W. PREWITT


                    /s/ Robert G. Strode
                 -----------------------
                 ROBERT G. STRODE


                    /s/ Thomas D. Muncie
                 -----------------------
                 THOMAS D. MUNCIE


                    /s/ Andrew James Ryan
                 ------------------------
                 ANDREW JAMES RYAN


                  /s/ Nancy M. Lawwill
                 ----------------------
                 NANCY M. LAWWILL


                    /s/ Wayne M. Martin
                 ----------------------
                 WAYNE M. MARTIN

                                  ANNEX 1.01

                            Plan of Share Exchange
                            ----------------------

     1.   Names. The name of the corporation whose shares shall be acquired is
          -----
Pioneer Financial Corporation (the "Pioneer"). The name of the acquiring corporation is Central Bancshares, Inc. (the "Central").

     2.   Terms and Conditions. The terms and conditions of the exchange (the
          --------------------
"Exchange") are set forth in this Plan of Share Exchange and in a Share Exchange Agreement dated May 7, 1998, between Central and Pioneer, and joined in by Pioneer's directors (the "Agreement").

     3.   Pioneer Capital Stock. The authorized capital stock of the Pioneer
          ---------------------
consists solely of 500,000 shares of common stock, of a par value of $1.00 per share ("Pioneer Common Stock"), of which 208,233 shares are issued and outstanding.

     4.   Manner and Basis of Exchanging Shares. The manner and basis of
          -------------------------------------
exchanging the shares of Pioneer Common Stock for cash, as set forth in the Agreement, are as follows:

          (a) As provided by Section 271B.11-060(2) of the Kentucky Business Corporation Act (the "Act"), and except as may be modified in accordance with
Section 1.05 of the Agreement, when the Exchange takes effect at the Effective Time (as defined below):

                 (i) Each outstanding share of Pioneer Common Stock shall, ipso facto, and without any action on the part of the holder thereof, be exchanged for the right to receive up to $98.50 in cash, without interest (the "Exchange Consideration") and the former holders of the shares of Pioneer Common Stock shall be entitled only to the exchange rights provided in this Plan of Share Exchange and the Agreement or to their rights under Subtitle 13, Chapter 271B of Kentucky Revised Statutes (KRS 271B.13-010 to .13-310) (the "Dissenters' Rights Statute"); and

                 (ii) Central shall acquire and be issued a number of shares of Pioneer Common Stock equal to the number of shares of Pioneer Common Stock that was outstanding immediately prior to the Effective Time, which shares of Pioneer Common Stock so acquired by Central shall constitute all of the issued and outstanding Pioneer Common Stock at the Effective Time.

          (b) As soon as practicable after the Effective Time, Pioneer Federal Savings Bank, Winchester, Kentucky, as exchange agent (the "Exchange Agent"), shall deliver to each holder of Pioneer Common Stock (except holders of Dissenting Shares, as defined below) converted into the right to receive the Exchange Consideration pursuant to paragraph 4(a)(i) above, who has validly surrendered to the Exchange Agent the certificate or certificates representing such shares of Pioneer Common Stock together with a letter of transmittal in the customary form and other documentation that reasonably may be required by Central or the Exchange Agent, a check for an amount equal to the product of the Exchange Consideration and the number of shares of Pioneer Common Stock represented by the certificate or certificates so surrendered.

          (c) At and after the Effective Time, each holder of a Certificate that represented shares of Pioneer Common Stock immediately before the Effective Time shall cease to have any rights as a shareholder of the Pioneer, except for the right to surrender such Certificate in exchange for the payment provided pursuant to paragraph 4(a)(i) above or to perfect his rights under the Dissenters' Rights Statute.

     5.   Dissenters' Rights.
          ------------------

          (a) Notwithstanding any provision contained herein or in the Agreement to the contrary, shares of Pioneer Common Stock held by a holder who has demanded and perfected his demand for payment in accordance with Dissenters' Rights Statute and as of the Effective Time has not effectively withdrawn or lost his right to such payment ("Dissenting Shares") shall not be exchanged for a right to the Exchange Consideration for each Dissenting Share, but the holder thereof shall only be entitled to such rights as are granted by Dissenters' Rights Statute.

          (b) Notwithstanding the provisions of subsection (a) of this paragraph 5, if any holder of shares of Pioneer Common Stock who demands payment under the Dissenters' Rights Statute shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, then as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's shares of Pioneer Common Stock shall automatically be exchanged for only the right to receive the Exchange Consideration from Central as otherwise provided herein.

     6.   Effective Time. Central shall deliver the Articles of Exchange to the
          --------------
Secretary of State of the Commonwealth of Kentucky for filing as promptly as possible following the Closing. The Exchange shall be effective at 11:59:59 P.M., Lexington, Kentucky, time on the date Articles of Share Exchange are filed with the Secretary of State of the Commonwealth of Kentucky (the "Effective Time").

     7.   Directors and Officers.  At the Effective Time, the directors of
          ----------------------
Pioneer immediately prior to the Effective Time shall all resign and the persons designated by Central shall become the directors of Pioneer, each such director to hold office, subject to the applicable provisions of Pioneer's Articles of Incorporation and Bylaws, until the next annual meeting of Pioneer's shareholders and until his successor is elected and qualifies. At the Effective Time, all the officers of Pioneer immediately prior to the Effective Time shall likewise resign and the persons designated by Central shall become the officers of Pioneer, each such officers to serve at the pleasure of the Pioneer's new Board of Directors.

     8.   Articles and Bylaws. The Exchange shall not amend, alter or otherwise
          -------------------
affect the Pioneer's Articles of Incorporation or Bylaws, both as amended and in effect at the Effective Time.


                                  * * * * *

                                                                      Appendix B
                       SUBTITLE 13.  DISSENTERS' RIGHTS

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     271B.13-010.  Definitions. -- As used in this subtitle:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Enact. Acts 1988, ch. 23 (S) 123, effective January 1, 1989.)


271B.13-020.   Right to dissent.

       (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                (a) Consummation of a plan of merger to which the corporation is a party:

                       1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                       2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

               2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

          (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

          (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
     (Enact. Acts 1988, ch. 23  (S) 124, effective January 1, 1989.)


     271B.13-030. Dissent by nominee and beneficial owners. -- (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Enact. Acts 1988, ch. 23, (S) 125, effective January 1, 1989.)

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     271B.13-200. Notice of dissenters' rights. -- (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

     (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220 (Enact. Acts 1988, ch. 23 (S) 126, effective January 1, 1989.)

     271B.13-210. Notice of intent to demand payments. -- (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b)    Shall not vote his shares in favor of the proposed action.

     (2)    A shareholder who does not satisfy the requirements of subsection
(1) of this section shall not be entitled to payment for his shares under this chapter. (Enact. Acts 1988, ch. 23, (S) 127, effective January 1, 1989.)

     271B.13-220. Dissenters' notice. -- (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

     (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this subtitle. (Enact. Act 1988, ch. 23, (S) 128, effective January 1, 1989.)

     271B.13-230. Duty to demand payment. -- (1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle. (Enact. Acts 1988, ch. 23 (S) 129, effective January 1, 1989.)

     271B.13-240.   Share restrictions. --  (1) the corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (Enact. Acts 1988, ch. 23, (S) 130, effective January 1, 1989.)

     271B.13-250. Payment. -- (1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (2)    The payment shall be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)    An explanation of how the interest was calculated; and

     (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280. (Enact. Acts 1988, ch. 23, (S) 131, effective January 1, 1989.)

     271B.13-260. Failure to take action. -- (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure. (Enact. Acts 1988, ch. 23, (S) 132, effective January 1, 1989.)

     271B.13-270. After-acquired shares. -- (1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280. (Enact. Acts 1988, ch 23, (S) 133, effective January 1, 1989.)

     271B.13-280. Procedure if shareholders dissatisfied with payment or offer. -- (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

     (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

     (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection
(1) of this section within thirty (30) days after the corporation made or offered payment for his shares. (Enact. Acts 1988, ch 23, (S) 134, effective January 1, 1989.)

     271B.13-300. Court action. -- (1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-
270. (Enact. Acts 1988, ch. 23 (S) 135, effective January 1, 1989.)

     271B.13-310. Court costs and counsel fees. -- (1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable;

     (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Enact. Acts 1988, ch. 23, (S) 136, effective January 1, 1989.)

                                                                      Appendix C



                                              May 7, 1998



Board of Directors
Pioneer Financial Corporation
25 East Hickman Street
Winchester, Kentucky 40391

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Pioneer Financial Corporation, Winchester, Kentucky (the "Company") of the proposed share exchange of the Company with Central Bancshares, Inc., Lexington, Kentucky ("Central"). In the proposed share exchange, Company shareholders will receive $98.50 in cash for each share of the Company, as further defined in the Share Exchange Agreement between Central and the Company (the "Agreement") representing an aggregate value of $20,510,950.50.

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Company and its wholly owned subsidiary Pioneer Federal Savings Bank, Winchester, Kentucky (the "Bank") contained in: (i) December 31, 1997 and September 30, 1997 Thrift Financial Report of Condition and Operations filed by the Bank; (ii) September 30, 1997, 1996 and 1995 audited annual reports of the Company and unaudited financial data of the Company and Bank as of December 31, 1997; and (iii) September 30, 1997 Uniform Thrift Performance Report of the Bank. We have reviewed and tabulated statistical data regarding the loan portfolio securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally. We have also taken into consideration other offers received by the Company.

Board of Directors
Pioneer Financial Corporation
May 7, 1998
Page Two



We have not compiled, reviewed or audited the financial statements of the Company or Central, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or Central.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by shareholders of the Company under the Agreement is fair and equitable from a financial perspective.

                                 Very truly yours,

                                 PROFESSIONAL BANK SERVICES, INC.



                                 By: /s/ Christopher L. Hargrove
                                     Christopher L. Hargrove
                                     President

CLH/pjr

                                 _________________, 1998



Board of Directors
Pioneer Financial Corporation
25 East Hickman Street
Winchester, Kentucky 40391

Dear Members of the Board:

To our knowledge, nothing of a material nature has occurred since the issuance of our Fairness Opinion (the "Opinion") to the common shareholders of Pioneer Financial Corporation, Winchester, Kentucky (the "Company") dated May 7, 1998, that would cause us to alter or rescind the Opinion. The Opinion is related to the fairness from a financial point of view, to the common shareholders of the Company, regarding the proposed transaction outlined in the Share Exchange Agreement between Central Bancshares, Inc., Lexington, Kentucky and the Company.

                                 Very truly yours,
                                 PROFESSIONAL BANK SERVICES, INC.



                                 Christopher L. Hargrove
                                 President

CLH/pjr

                                                                PRELIMINARY COPY


                         PIONEER FINANCIAL CORPORATION
                             WINCHESTER, KENTUCKY

                                     PROXY

          This proxy is solicited on behalf of the Board of Directors.

   The undersigned hereby appoints Carolyn Vermillion and John Rompf as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all matters submitted to a vote of the Special Meeting of Shareholders of Pioneer Financial Corporation ("Pioneer") to be held on ___________, ____________, 1998, at _____ local time, at the main office of
Pioneer Federal Savings Bank, 25 East Hickman Street, Winchester, Kentucky, and at any, and all adjournments thereof.

   The Board of Directors recommends a vote FOR the following proposal:

PROPOSAL to APPROVE the Share Exchange Agreement and related Plan of Share Exchange

      [_]  FOR            [_]  AGAINST            [_]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting. The proxies shall vote as specified herein. If a choice is not specified, they shall vote for approval of the Share Exchange Agreement and Related Plan of Share Exchange.

                              Date: _________________, 1998.

                              Signature _________________________________

                              Signature _________________________________

(Name should be signed exactly as shown on stock certificate. Title should be added if signing in a representative capacity.)

PLEASE MARK, DATE, AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO PIONEER IN THE ACCOMPANYING ENVELOPE.